As filed with the Securities and Exchange Commission on January 20, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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DUOS TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	7372	65-0493217
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6622 Southpoint Drive South, Ste. 310

Jacksonville, Florida 32216

(904) 652-1616

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

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(775) 887-8853

(Name, address, including zip code, and telephone number
including area code, of agent for service)

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With copies to:

Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401	Jeffrey Fessler, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Tel.: (212) 634-3067 Fax. No.: (917) 438-6133

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.001 per share(2)(3)	$11,500,000	$1,332.85
Warrants to Purchase Common Stock(5)	—	—
Shares of Common Stock issuable upon exercise of the Warrants(2)(4)	$14,375,000	$1,666.06
Representatives’ Warrant to Purchase Common Stock(5)	—
Shares of Common Stock issuable upon exercise of Representatives’ Warrant(2)(6)	$1,617,188	$187.43
Total	$27,492,188	$3,186.34

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(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Includes shares of common stock which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(4)	There will be issued a warrant to purchase one share of common stock for every one share offered. The warrants are exercisable at a per share price of 125% of the common stock public offering price.
(5)

In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the warrants and Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(6)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is $1,617,188, which is equal to 125% of $1,293,750 (5% of $25,875,000).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY __, 2017

______ Shares of Common Stock

Warrants to Purchase up to _____Shares of Common Stock

Duos Technologies Group, Inc.

We are offering an aggregate of ______ shares of our common stock, $0.001 par value per share, and warrants to purchase ______ shares of our common stock at a public offering price of $______ per share and $______ per warrant. The warrants have an exercise price of $______ per share and expire five years from the date of issuance. Each share of common stock purchased will be accompanied by one warrant. The shares and warrants will trade separately.

Our common stock is presently quoted on the OTCQB under the symbol “DUOT”. We have applied to have our common stock and warrants listed on The NASDAQ Capital Market under the symbols “DUOT” and “DUOTW,” respectively. No assurance can be given that our application will be approved. On January 19, 2017, the last reported sale price for our common stock on the OTCQB was $0.03 per share. There is no established public trading market for the warrants. No assurance can be given that a trading market will develop for the warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

We qualify as an “emerging growth company” as defined under the federal securities laws, and as such, may elect to comply with certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

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(1)

Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Joseph Gunnar & Co., LLC, the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to ______ additional shares of our common stock at a public offering price of $______ per share and/or additional warrants to purchase ______ shares of our common stock at a public offering price of $______ per warrant, solely to cover over-allotments, if any.

The underwriters expect to deliver our shares and warrants to purchasers in the offering on or about ______, 2017.

Joseph Gunnar & Co.

The date of this prospectus is       , 2017.

duostech

Intelligent Technologies Shaping Tomorrow's World

rip™
Rail Inspection Portal

Feromex-Fresnillo-duc 2017-01-19 14:34:14
Direction: South
Car Count: 67
Avg Speed: 31.907 mph
#26 TTGX - 996192
centraco™
Connected Intelligence
#26 TTGX - 996192
#26 TTGX - 996192

vue™
Vehicle Undercarriage Examiner - Real Time image Taken at 60 MPH

Duos Technologies Group, Inc.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	10
Use of Proceeds	20
Market for Our Common Stock and Related Stockholder Matters	21
Capitalization	23
Dilution	24
Cautionary Note Regarding Forward-Looking Statements	25
Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Business	34
Directors and Executive Officers	44
Executive Compensation	48
Security Ownership of Certain Beneficial Owners and Management	51
Certain Relationships and Related Party Transactions	52
Description of Capital Stock	53
Shares Eligible for Future Sale	57
Underwriting	58
Legal Matters	65
Experts	65
Where You Can Find More Information	65
Index to Consolidated Financial Statements	F-1

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. The information in this prospectus may only be accurate as of the date on the front of this prospectus regardless of time of delivery of this prospectus or any sale of our securities.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the common stock hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy our common stock in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of our common stock in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our common stock and warrants, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2014 and 2015 and our fiscal year ending December 31, 2016 are sometimes referred to herein as fiscal years 2014, 2015 and 2016, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “Duos” refer to Duos Technologies Group, Inc., a Florida corporation, and our wholly owned subsidiaries, Duos Technologies, Inc. and TrueVue 360, Inc.

Overview

We are a holding company currently operating under two main business units consisting of the Intelligent Technologies Division utilizing our proprietary technology platform, and IT Infrastructure Services Division which provides IT Asset Management services.

Duos Technologies, Inc., (“DTI”), our Intelligent Technologies Division, provides an array of sophisticated, proprietary technology applications and turnkey engineered systems.  DTI initially developed and deployed a comprehensive homeland and border security-centric critical infrastructure applications suite. These applications are currently operated by major freight rail operators (also known as Class-1, such as Union Pacific, CSX, KCS). After achieving initial success in the transportation industry, the Company broadened its market reach, adapting its proprietary technologies over the years to a highly diversified suite of applications and expanded into servicing the commercial, industrial, healthcare, utilities and government sectors.

Our IT Asset Management (ITAM) services for large data centers is operated as a division of our Company that markets its services through large strategic partners. We developed a proprietary methodology for the efficient data collection of assets contained within large data centers.  This specific method to collect and audit data received a patent, awarded in 2010. Using a proprietary methodology, the Company surveys and audits very large data centers by physically identifying each piece of equipment, scanning it into our proprietary system and then providing the client with a report detailing everything found, including but not limited to racks, servers, network cards and power connections affording the client the ability to verify their own internal records.

Market

Our core focus is the “rail inspection market”.  Unlike trucks, barges, and airlines, freight railroads operate almost exclusively on infrastructure that they own, build, and maintain.  From 1980 to 2013, freight railroads alone reinvested $550 billion, of their own funds, in capital expenditures and maintenance projects related to locomotives, freight cars, tracks, bridges, tunnels and other infrastructure related equipment.  According to the American Association of Railroads (AAR), more than 40 cents out of every revenue dollar is invested right back into a rail network.

Freight industry revenues as well as operating margins have narrowed significantly in recent years, mainly due to the loss of the substantial coal hauling business.  There are approximately 200,000 miles of rail tracks throughout North America, predominantly owned by the Class-I railroad industry.  Class-I Freight Railroads include:

Class-I Railroad	Tracks Owned
	Can	USA	Mex
BNSF Railway	✓	✓	x
Canadian National Railway (CN)	✓	✓	x
Canadian Pacific	✓	✓	x
CSX Transportation	✓	✓	x
Ferrocarril Mexicano (FerroMex)	x	x	✓
Kansas City Southern Railway	x	✓	✓
Norfolk Southern	✓	✓	x
Union Pacific Railroad	x	✓	x

The most important driver of profitability of any rail operation is the average “velocity” of its rolling stock. This determines how much freight or how many passengers a rail operator can transport between destinations and at what average speeds.  Railroads implement their own speed limits within Federal Railroad Administration (FRA) guidelines. Average speed is impacted by track curvatures, signaling, track condition, grade crossing and chiefly by the physical condition of locomotives and rail cars. Freight trains are very heavy, so worn or broken parts can drag, pound, and destroy the cars and the track structure. Quicker detection, can prevent costly car and track repairs, and dramatically increase velocity and direct profitability. For example, at rail border crossings, each incoming train is inspected by US Customs and Border Protection (“CBP”) agents, often leading to significant delays.  Another lengthy process causing significant delays is the mechanical inspection.  Under (FRA) regulations, each time a rail car departs a yard, terminal, or industrial facility it is required to be inspected by either a qualified mechanical inspector, referred to as a car man, or a train crew member for possible defects that would adversely affect the safe operation of the train.  There are currently over 70 mechanical and safety inspection criteria, hence the inspection process typically takes between 2 and 3 hours (dwell time) during which each train is “grounded”.  In addition, the current railcar inspection process is tedious, labor intensive, dangerous, and in general lacks the level of objectivity that may be achievable using technology.

In order to effectively detect structural or mechanical defects, rail car inspectors today need to walk around the car and crawl underneath the undercarriage with a flashlight to inspect each physical component. Because this process is so lengthy, and hazardous, it is only utilized for pre-departure mechanical inspections. Otherwise, cars are only inspected with this level of scrutiny in shops before undergoing major repairs. In addition to the inherent safety and efficiency challenges of manual inspections, records of these inspections are generally not retained unless a billed repair is performed. Thus, the maintenance of railcar structural components is almost entirely reactive rather than predictive, making repairs and maintenance less efficient.

The rail industry has very recently launched an initiative with the initial objective of performing remote mechanical inspections prior to a train arriving at a rail yard.  Car inspectors would remotely perform visual inspections of multiple train consists from a regional inspection station, and generate “bad order tags” (work orders for detected anomalies), which will be distributed to the respective yards prior to a train arriving at the yard facility.  The time-consuming process of physical inspection would be significantly reduced, leading to a significant increase in velocity.  We believe this lends itself to the natural progression of automating the inspection process, taking inspectors from the physical inspection to the required actions for diagnosing and resolving issues.  However, this is not the only variable when it comes to looking at a return on investment for a more efficient inspection process.

The next phase of this initiative is to convert the inspection process to a complete automated system that will inspect the entire car via an “intelligent system”, consisting of wayside inspection portal that employs a combination of sensors capturing live images and sensor data, of each side, top and undercarriage and software algorithms which interpret the data to identify defects or anomalies. In this way, freight cars will be inspected more thoroughly and efficiently and the safety risks associated with manual car inspection will be minimized through reduced exposure to potential yard hazards.  Additionally, reducing inspection time will increase yard efficiency and improve overall network capacity by reducing the time needed to process inbound and outbound trains.

We believe that the evolution of automating the inspection processes is broadly advocated throughout the industry. In our experience, the freight rail companies are constantly seeking out innovative ways to increase capacity and improve efficiencies while increasing safety and security standards, and have recently launched an aggressive plan to automate the mechanical inspection process.

Our Products and Systems - Technology Platforms

Our offerings are built upon two core technology platforms, i.e. praesidium® and centraco™, both distributed as licensed software suites, and natively embedded within engineered turnkey systems.

praesidium® Intelligent Analytics Suite

praesidium® is a modular suite of analytics applications which process and simultaneously analyze data streams from a virtually unlimited number of conventional sensors and/or data points. Our native algorithms compare analyzed data against user-defined criteria and rules in real time and automatically report any exceptions, deviations and/or anomalies. This application suite also includes a broad range of conventional operational system components and sub-systems, including an embedded feature-rich video management engine and a proprietary Alarm Management Service (“AMS”). This service provides continuous monitoring of all connected devices, processes, equipment and sub-systems, and automatically communicates to the front end-user interface, if and when an issue, event or performance anomaly is detected.

The core modules are tailored to specific industry applications and its analytics engine(s) process any type of conventional sensor outputs, thereby adding “intelligence” to any third party sensor technology.

The processed information is instantly distributed simultaneously to an unlimited number of users in a visualized and correlated user interface using the Company’s proprietary modular centraco™ command and control platform, i.e. enterprise information management suite.

The praesidium® video analytics technology received “Safety Act” designation from the US Department of Homeland Security.  We are one of only ten companies to have received this designation for video related solutions and praesidium® is the only video analytics application with this designation.

Over the years, our proprietary analytics suite has been expanded to meet a significant number of security objectives and environments, adaptable to a broad range of target verticals such as Commercial Transportation (Rail, Air and Seaports), Healthcare, Utilities, Oil, Gas & Chemical, and Government (critical infrastructure).

centraco™ Enterprise Command and Control Suite

centraco™ is a multi-layered command and control interface which functions as the central point for information consolidation, connectivity and communications. The platform is browser based and completely agnostic to the interconnected sub-systems and provides full LDAP (Lightweight Directory Access Protocol, also known as Active Directory) integration for seamless user credentialing and performs the following major functions:

•	Collection: Device management independently collects data from any number of disparate devices or sub-systems.
•	Analysis: Correlates and analyzes data, events and alarms to identify real-time situations and their priorities for response measures and end-user’s Concept of Operations (“CONOPS”).
•	Verification: The contextual layer represents relevant information in a quick and easily interpreted format which provides operators optimal situational awareness.
•	Resolution: Event-specific presentation of user-defined Standard Operating Procedures (“SOPs”), that includes a step-by-step instruction on how to resolve situation(s).
•	Reporting: Tracking of data and events for statistical, pattern and/or forensic analysis.
•

Auditing: Device-level drill down that records each operator’s login interaction with the system and tracks manual changes including calculations of operator alertness and reaction time for each event.

Engineered Solutions

Over time, the code base has been expanded to integrate a myriad of third-party sensor technologies thereby creating complete engineered solutions. These engineered solutions usually address more complex end-user requirements and are typically designed, developed, deployed and maintained by Duos in a direct relationship with the end-user on a turnkey basis.

The combination of our two platforms (praesidium® and centraco™) with its many variants has and continues to deliver comprehensive “end-to-end” solutions, some of which play a significant role in pro-active homeland security including cross border commercial rail transport.

We created several proprietary, turnkey systems and applications for commercial railways, the most significant being the following:

•

Intelligent Rail Inspection Portal (rip™).  This turnkey system was originally designed for rail security and inspection at rail border crossings. Under a Union Pacific (UP) funded pilot program at the Eagle Pass, TX border crossing, Duos designed, developed and deployed a leading-edge portal to provide the US Customs and Border Protection agency (CBP) a tool that aids customs officers in the inspection of inbound and outbound rail cars. The rip™ system uses multiple technologies and sub-systems to remotely scan all railcars passing through the inspection portal, then displays stitched 360-degree views of the entire rail consist. It uses sensors and analytical algorithms to pre-screen railcars and to automatically detect and report anomalies and deviations from established norms. After successfully passing rigorous testing this system has now been adopted into the US CBP standard concept of operation for southwestern rail border crossings and has been deployed at most southwestern border locations, with a few remaining locations currently under negotiation.  Similar systems have been deployed to two (undisclosed) locations in Mexico, and are currently monitored by the Mexican subsidiary of Kansas City Southern (KCS).

Subsequent to this security-centric application, we recently completed our next generation system expansion which addresses the industry-wide paradigm shift to the automation of the mechanical inspection of rolling stock, while traveling at speeds of up to 70 MPH.  Our comprehensive Intelligent Mechanical Inspection Rail Portal incorporates our proprietary Vehicle Undercarriage Examiner (vue), in addition to other technologies, and is considered to be a “game changer” for the rail industry.  Utilizing the centraco™ command and control platform as the system interface, the user accesses a variety of features enabling remote inspection, analysis and detection from the safety of remote command centers. Images containing detailed views of areas of concern, determined to be “potentially suspicious”, are automatically presented to a human operator for further inspection. Users conduct a quick review of the pre-screened imagery and decide whether to refer specific areas of interest to field personnel for further (physical) inspection.

Rail Inspection Portal

The development and field-testing of the core application was completed successfully during the third quarter of the 2016 fiscal year.  After an extensive RFP process, we received a contract award in early 2016 to deploy our technology at a live site from CSX Transportation, one of North America’s Class I railroads.  The award is considered to be a “real-time test run” in anticipation of adapting our technology as a process standard.  We received a similar award from Ferromex, Mexican’s largest rail operator mid-year 2016.  Both systems have recently been completed, delivered, and are currently undergoing live testing.

IT Asset Management

Our IT Asset Management (ITAM) division is dedicated to the mission of developing, marketing and delivering software and professional services to the world’s largest data centers. The focus of its technology and knowledge-base evolved out of our core strength in collecting and analyzing data about assets resident within these large data centers. Over the next three years, the Company plans to further develop its software and services offerings, and market these solutions for the growing ITAM market place either as a standalone asset management solution or in conjunction with a comprehensive Datacenter Center Infrastructure Management (DCIM) solution from other vendors. DCIM is the ability to bridge the gap between critical IT assets and Facilities infrastructure. The design of ISA’s process and related software mean that we are able to work with almost any other DCIM provider. Specifically, the Company will focus on the asset management requirements of our clients and partners within specific geographic locations that will allow the Company to balance its investment requirements with income potential to develop a sustainable business. The Company has selected this specific application of its technology to seek revenue opportunities that are readily available in an identified market. The Company is currently developing a new ITAM system which is expected to be released in the 2nd quarter of 2017.

Using a proprietary methodology, the Company surveys and audits very large data centers by physically identifying each piece of equipment, scanning it into our proprietary system and then providing the client with a report detailing everything found, including but not limited to racks, servers, network cards and power connections affording the client the ability to verify their own internal records.

Our Growth Strategy

Our strategy is to grow our business through a combination of organic growth of our applications and technology solutions, both within our existing geographic reach and through geographic expansion, as well as expansion through acquisitions.

Organic Growth

Our organic growth strategy is to increase our market share through the expansion of our business development team and our R&D talent pool, which will enable us to significantly expand our current solution offerings with feature rich applications, and the development of new and enhanced technology solutions.

Strategic Acquisitions

Planned acquisition targets include sector specific technology companies with the objective of augmenting our current capabilities with feature-rich (third-party) solutions. The decision tree includes weighing time, effort and cost it would take to develop certain technologies in-house, vs. acquiring i.e., merging with an entity that already has successfully developed technology sub-component. Additional criteria include evaluating the acquisition target’s customer base, stage of technology, merger/acquisition cost as compared to market conditions.

Our Risks and Challenges

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

•	We will need to raise capital in order to realize our business plan and the failure to obtain the needed funding could adversely impact our operations.

•

The nature of the technology management platforms utilized by us is complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income, and reputation.

•	Our products and services may fail to keep pace with rapidly changing technology and evolving industry standards.

•	The market opportunity for our products and services may not develop in the ways that we anticipate.

•	Our revenues are dependent on general economic conditions and the willingness of enterprises to invest in technology.

•	We could be vulnerable to security breaches if certain third-parties attempt to gain access through our systems because of unknown weaknesses in our clients’ infrastructures.

•	We face significant competition and many of our competitors are larger and have greater financial and other resources than we do.

•	We have a history of losses and our growth plans expect to incur losses and negative operating cash flows in the future.

•	Our inability to protect our intellectual property could impair our competitive advantage, reduce our revenue, and increase our costs.

•	We may be required to incur substantial expenses and divert management attention and resources in defending intellectual property litigation against us.

•	We may incur substantial expenses and divert management resources in prosecuting others for their unauthorized use of our intellectual property rights.

RECENT DEVELOPMENTS

On _______ __, 2017, we effected a __-for-__ reverse stock split of our issued and outstanding common stock.

On January 19, 2017, Mr. Joseph Glodek informed the Board of Directors ("Board") of the Company that he was resigning from the Board, effective immediately. Mr. Glodek indicated that his resignation was for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 19, 2017, the Company executed a settlement agreement with Greentree Financial Group resolving a pending lawsuit concerning two convertible notes (the “Notes”) that were entered into in March and June of 2015.  The settlement calls for payment of $150,000 due 45 days from the signing and resolves all outstanding obligations related to the Notes.

On December 31, 2016, Mr. Gijs van Thiel informed the Board that he was resigning from the Board, effective January 1, 2017. Mr. van Thiel indicated that his resignation was for personal reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 20, 2016, Duos Technologies Group, Inc., a Florida corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with JMJ Financial, a Nevada sole proprietorship ("JMJ," and together with the Company, the "Parties"). Pursuant to the Purchase Agreement, JMJ purchased from the Company (i) a Promissory Note in the aggregate principal amount of up to $2,500,000 (the "Note") for consideration of up to $2,350,000 representing an original issue discount of 5%, due and payable on the earlier of May 15, 2017 or the third business day after the closing of the Public Offering (as defined therein), and (ii) a Common Stock Purchase Warrant (the "Warrant") to purchase 4,035,086 shares of the Company's common stock ("Common Stock") at an exercise price per share equal to the lesser of (i) 80% of the per share price of the Common Stock in the Company's contemplated public offering of securities (the "Public Offering"), (ii) $0.15 per share, (iii) the lowest daily closing price of the Common Stock during the ten days prior to the Public Offering (subject to adjustment), (iv) the lowest daily closing price of the Common Stock during the ten days prior to the Maturity Date (subject to adjustment), (v) 80% of the unit price in the Public Offering (if applicable), or (vi) 80% of the exercise price of any warrants issued in the Public Offering. Additionally, pursuant to the Purchase Agreement, the Company will issue JMJ shares of Common Stock equal to 30% of the principal sum of the Note ("Origination Shares") on the 5th trading day after the pricing of the Public Offering, but in no event later than May 30, 2017. The number of Origination Shares will equal the principal sum of the Note divided by the lowest of (i) the lowest daily closing price of the Common Stock during the ten days prior to delivery of the Origination Shares or during the ten days prior to the date of the Public Offering (in each case subject to adjustment for stock splits), (ii) 80% of the common stock offering price of the Public Offering, (iii) 80% of the unit price offering price of the Public Offering (if applicable), or (iv) 80% of the exercise price of any warrants issued in the Public Offering.

Our Corporate History

We were incorporated in Florida on May 31, 1994 under the name Information Systems Associates, Inc., and became a public reporting company in 2008 under the symbol OTC: IOSA. On April 1, 2015, a wholly owned subsidiary of the Company, Duos Acquisition Corporation, a Florida corporation, merged with and into DTI (the “Merger”), with DTI becoming the Company’s wholly owned subsidiary.

DTI was incorporated under the laws of the State of Florida on November 30, 1990.

In connection with the Merger, on July 10, 2015, the Company effected a name change to Duos Technologies Group, Inc. d/b/a “duostech”.

THE OFFERING

Securities offered by us:

An aggregate of ________ shares of our common stock and warrants to purchase ______ shares of our common stock. Each warrant will have a per share exercise price of $___ per share, is exercisable immediately and will expire five years from the date of issuance. Each share of common stock purchased will be accompanied by one warrant. The shares and warrants will trade separately.

Common stock outstanding before the offering	________ Shares(1)

Common stock to be outstanding after the offering

________ Shares (___ if the warrants are exercised in full). If the underwriter’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be ___ (___ if the warrants are exercised in full).

Option to purchase additional shares	We have granted the underwriters a 45 day option to purchase up to _____ additional shares of our common stock plus warrants to purchase _____ additional shares to cover allotments, if any.

Use of proceeds

We intend to use the net proceeds of this offering for the repayment of certain indebtedness, research and development activities; sales and marketing, and for general working capital purposes and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated. See “Use of Proceeds” on page 20.

Risk factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10 before deciding to invest in our securities.

Trading symbols

Our common stock is currently quoted on the OTCQB under the trading symbol “DUOT”. We intend to apply to the NASDAQ Capital Market to list our common stock under the symbol “DUOT” and our warrants under the symbol “DUOTW”.

Lock-up

We and our directors, officers and principal stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus, in the case of our officers and directors, and 90 days after the date of this prospectus, in the case of our principal stockholders. See “Underwriting” section on page 58.

———————

(1)

Consists of (i) ___ shares of common stock issued and outstanding as of December 31, 2016, (ii) ___ shares of common stock to be sold in this offering and (iii) ___ shares of common stock issuable upon conversion of $___ aggregate amount of convertible note upon ___.

Unless we indicate otherwise, all information in this prospectus:

•	is based on ___ shares of common stock issued and outstanding as of December 31, 2016;
•	excludes 8,000,000 shares remaining for issuance pursuant to the 2016 Incentive Stock Option Plan;
•	excludes _________ shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $_________;
•

excludes ___ shares of our common stock issuable upon exercise of outstanding stock options under our 2016 Incentive Stock Option Plan at a weighted average exercise price of $___ per share as of December 31, 2016;

•	excludes ____________ shares issuable upon the conversion of outstanding convertible notes; and
•	assumes no exercise by the underwriters of their option to purchase up to an additional ___ shares of common stock and/or ___ warrants to cover over-allotments, if any;
•	excludes ____________shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the years ended December 31, 2015 and 2014 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the nine month periods ended September 30, 2016 and 2015 and the consolidated balance sheet data as of September 30, 2016 are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the nine month period ended September 30, 2016 are not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2016 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

	For the Nine Months Ended September 30,		Fiscal Years Ended
	(unaudited)	(unaudited)	December 31,
	2016	2015	2015	2014
Consolidated Statement of Operations Data:
Total Revenues	$4,018,555	$4,953,164	$6,767,763	$4,202,457
Total Cost of Revenues	1,803,523	2,306,034	3,196,176	2,132,103
Gross Profit (Loss)	2,215,032	2,647,130	3,571,587	2,070,354
Total Operating Expenses	3,865,000	4,824,445	5,798,895	3,658,046
Income (Loss) From Operations	(1,649,968)	(2,177,315)	(2,227,308)	(1,587,692)
Total Other Income (Expense)	(442,589)	(836,754)	(98,641)	(515,463)
Net Loss	$(2,092,558)	$(3,014,069)	$(2,325,950)	$(2,107,015)
Net Loss Applicable to Common Stock Per Common Share
Basic	(0.03)	(0.05)	(0.04)	(0.05)
Diluted	(0.03)	(0.05)	(0.04)	(0.05)
Weighted Average Shares Outstanding
Basic	65,844,312	60,288,922	61,250,974	56,611,537
Diluted	65,844,312	60,288,922	61,250,974	56,611,537

	As of September 30, 2016
	Actual	As Adjusted(1)	Pro Forma, As Adjusted(2)(3)
Consolidated Balance Sheet Data:
Cash	$69,567	$129,016
Total assets	1,404,862	1,014,217
Total liabilities	6,320,074	6,036,832
Total stockholders equity (deficit)	(4,915,212)	(5,022,614)

———————

(1)	As adjusted amounts give effect to __________.
(2)

Pro forma, as adjusted amounts give effect to (i)__________ and (ii) the sale of the shares and warrants in this offering at the assumed public offering price of $___ per share and $___ per warrant, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us.

(3)

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our cash, total current assets, total assets and total stockholders’ equity by approximately $___, assuming the number of shares and warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

RISKS RELATED TO OUR COMPANY AND BUSINESS

We will need to raise capital in order to realize our business plan and the failure to obtain the needed funding could adversely impact our operations.

Without adequate funding or a significant increase in revenues, we may not be able to accelerate the development and deployment of our products, respond to competitive pressures and develop new or enhanced products. As of December 31, 2016, we had available cash resources of $129,016. We are not always able to meet our current operating expenses in a timely manner.

Overall, we have funded our cash needs from inception through December 31, 2016 with a series of debt and equity transactions, primarily with related parties.

We expect to continue to finance our operations, acquisitions and develop strategic relationships, by issuing equity or convertible debt securities, which could significantly reduce the percentage ownership of our existing stockholders. Furthermore, any newly issued securities could have rights, preferences and privileges senior to those of our existing common stock. Moreover, any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline.

We may have difficulty obtaining additional funds as and when needed, and we may have to accept terms that would adversely affect our stockholders. In addition, current conditions in the credit and equity markets may adversely affect our ability to raise funds when needed. Any failure to achieve adequate funding will delay our development programs and product launches and could lead to abandonment of one or more of our development initiatives, as well as prevent us from responding to competitive pressures or take advantage of unanticipated acquisition opportunities.

Any additional equity financing may be dilutive to stockholders, and certain types of equity financing, if available, may involve restrictive covenants or other provisions that would limit how we conduct our business or finance our operations.

Our auditor has expressed substantial doubt regarding our ability to continue as a going concern.

We had a net loss of $2,092,558 for the nine months ended September 30, 2016.  During the same period, cash used in operations was $1,518,348. The working capital deficit, stockholders’ deficit and accumulated deficit as of September 30, 2016 was $3,901,399, $4,915,212 and $23,043,734, respectively. Accordingly, our auditor has expressed substantial doubt regarding our ability to continue as a going Management is unable to predict if and when we will be able to generate positive cash flow. Our plan regarding these matters is to raise additional debt and/or equity financing to allow us the ability to cover our current cash flow requirements and meet our obligations as they become due. There can be no assurances that financing will be available or if available, that such financing will be available under favorable terms. In the event that we are unable to generate adequate revenues to cover expenses and cannot obtain additional financing in the near future, we may seek protection under bankruptcy laws.

The nature of the technology management platforms utilized by us is complex and highly integrated, and if we fail to successfully manage releases or integrate new solutions, it could harm our revenues, operating income, and reputation.

The technology platforms developed and designed by us accommodate integrated applications that include our own developed technology and third-party technology, thereby substantially increasing their functionality. By enabling such system interoperability, our communications platform both reduces implementation and ongoing costs, and improves overall management efficiencies.

Due to this complexity and the condensed development cycles under which we operate, we may experience errors in our software, corruption or loss of our data, or unexpected performance issues from time to time. For example, our solutions may face interoperability difficulties with software operating systems or programs being used by our customers, or new releases, upgrades, fixes or the integration of acquired technologies may have unanticipated consequences on the operation and performance of our other solutions. If we encounter integration challenges or discover errors in our solutions late in our development cycle, it may cause us to delay our launch dates. Any major integration or interoperability issues or launch delays could have a material adverse effect on our revenues, operating income and reputation.

Our products and services may fail to keep pace with rapidly changing technology and evolving industry standards.

The market in which we operate is characterized by rapid, and sometimes disruptive, technological developments, evolving industry standards, frequent new product introductions and enhancements and changes in customer requirements. In addition, both traditional and new competitors are investing heavily in our market areas and competing for customers. As next-generation video analytics technology continues to evolve, we must keep pace in order to maintain or expand our market position. We recently introduced a significant number of new product offerings and are increasingly focused on new, high value safety and security based surveillance products, as a revenue driver. If we are not able to successfully add staff resources with sufficient technical skills to develop and bring these new products to market in a timely manner, achieve market acceptance of our products and services or identify new market opportunities for our products and services, our business and results of operations may be materially and adversely affected.

The market opportunity for our products and services may not develop in the ways that we anticipate.

The demand for our products and services can change quickly and in ways that we may not anticipate because the market in which we operate is characterized by rapid, and sometimes disruptive, technological developments, evolving industry standards, frequent new product introductions and enhancements, changes in customer requirements and a limited ability to accurately forecast future customer orders. Our operating results may be adversely affected if the market opportunity for our products and services does not develop in the ways that we anticipate or if other technologies become more accepted or standard in our industry or disrupt our technology platforms.

Our revenues are dependent on general economic conditions and the willingness of enterprises to invest in technology.

We believe that enterprises continue to be cautious about sustained economic growth and have tried to maintain or improve profitability through cost control and constrained spending. While our core technologies are designed to address cost reduction, other factors may cause delaying or rejecting capital projects, including the implementation of our products and services. In addition, certain industries in which we operate are under financial pressure to reduce capital investment which may make it more difficult for us to close large contracts in the immediate future. We believe there is a growing market trend toward more customers exploring operating expense models as opposed to capital expense models for procuring technology. We believe the market trend toward operating expense models will continue as customers seek ways of reducing their overhead and other costs. All of the foregoing may result in continued pressure on our ability to increase our revenue and may potentially create competitive pricing pressures and price erosion. If these or other conditions limit our ability to grow revenue or cause our revenue to decline our operating results may be materially and adversely affected.

We could be vulnerable to security breaches if certain third-parties attempt to gain access through our systems because of unknown weaknesses in our clients’ infrastructures.

Our systems operate inside client network infrastructure, which typically reside behind an ASA or other form of firewall. Communication between us and our clients are highly encrypted and generally take place through virtual private network (VPN) connections. We also use ASA equipment to protect our own network infrastructure. In addition, although our systems are LDAP/Active Directory compatible and include additional security layers we cannot be assured that any of our or our client’s systems are 100% secure. Any breach of these systems could be damaging to our reputation and lead to a loss of confidence in our offerings. Such loss of confidence could impact future sales or revenues from existing systems.

We face significant competition and many of our competitors are larger and have greater financial and other resources than we do.

Some of our product offerings compete and will compete with other similar products from our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distributional, personnel and other resources than we possess. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features that our target end users may find attractive.

We have a history of losses and our growth plans expect to incur losses and negative operating cash flows in the future.

Our accumulated deficit was approximately $23 million as of September 30, 2016. Our operating losses may continue as we continue to expend resources to further develop and enhance our technology offering, to complete prototyping for proof-of-concept, obtain regulatory clearances or approvals as required, expand our business development activities and finance capabilities and conduct further research and development. We also expect to experience negative cash flow in the short-term until our revenues and margins increase at a rate greater than our expenses which will continue to grow as we invest in additional resources for development and sales.

Our inability to protect our intellectual property could impair our competitive advantage, reduce our revenue, and increase our costs.

Our success and ability to compete depend in part on our ability to maintain the proprietary aspects of our technologies and products. We rely on a combination of trade secrets, patents, copyrights, trademarks, confidentiality agreements, and other contractual provisions to protect our intellectual property, but these measures may provide only limited protection. We customarily enter into written confidentiality and non-disclosure agreements with our employees, consultants, customers, manufacturers, and other recipients of information about our technologies and products and assignment of invention agreements with our employees and consultants. We may not always be able to enforce these agreements and may fail to enter into any such agreement in every instance when appropriate. We license from third parties certain technology used in and for our products. These third-party licenses are granted with restrictions; therefore, such third-party technology may not remain available to us on terms beneficial to us. Our failure to enforce and protect our intellectual property rights or obtain from third parties the right to use necessary technology could have a material adverse effect on our business, operating results, and financial condition. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States.

Patents may not issue from the patent applications that we have filed or may file in the future. Our issued patents may be challenged, invalidated, or circumvented, and claims of our patents may not be of sufficient scope or strength, or issued in the proper geographic regions, to provide meaningful protection or any commercial advantage. We have registered certain of our trademarks in the United States and other countries. We cannot assure you that we will obtain registrations of principal or other trademarks in key markets in the future. Failure to obtain registrations could compromise our ability to protect fully our trademarks and brands, and could increase the risk of challenge from third parties to our use of our trademarks and brands.

We may be required to incur substantial expenses and divert management attention and resources in defending intellectual property litigation against us.

We cannot be certain that our technologies and products do not and will not infringe on issued patents or other proprietary rights of others. While we are not currently subject to any infringement claim, any future claim, with or without merit, could result in significant litigation costs and diversion of resources, including the attention of management, and could require us to enter into royalty and licensing agreements, any of which could have a material adverse effect on our business. We may not be able to obtain such licenses on commercially reasonable terms, if at all, or the terms of any offered licenses may be unacceptable to us. If forced to cease using such technology, we may be unable to develop or obtain alternate technology. Accordingly, an adverse determination in a judicial or administrative proceeding, or failure to obtain necessary licenses, could prevent us from manufacturing, using, or selling certain of our products, which could have a material adverse effect on our business, operating results, and financial condition.

Furthermore, parties making such claims could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief, which could effectively block our ability to make, use, or sell our products in the United States or abroad. Such a judgment could have a material adverse effect on our business, operating results, and financial condition. In addition, we are obligated under certain agreements to indemnify the other party in connection with infringement by us of the proprietary rights of third parties. In the event that we are required to indemnify parties under these agreements, it could have a material adverse effect on our business, financial condition, and results of operations.

We may incur substantial expenses and divert management resources in prosecuting others for their unauthorized use of our intellectual property rights.

Other companies, including our competitors, may develop technologies that are similar or superior to our technologies, duplicate our technologies, or design around our patents, and may have or obtain patents or other proprietary rights that would prevent, limit, or interfere with our ability to make, use, or sell our products. Although we do not have foreign operations at this time, we may compete for contracts in non-US countries from time to time. Effective intellectual property protection may be unavailable, or limited, in some foreign countries in which we may do business, such as China. Unauthorized parties may attempt to copy or otherwise use aspects of our technologies and products that we regard as proprietary. Our means of protecting our proprietary rights in the United States or abroad may not be adequate or competitors may independently develop similar technologies. If our intellectual property protection is insufficient to protect our intellectual property rights, we could face increased competition in the market for our technologies and products.

Should any of our competitors file patent applications or obtain patents that claim inventions also claimed by us, we may choose to participate in an interference proceeding to determine the right to a patent for these inventions, because our business would be harmed if we fail to enforce and protect our intellectual property rights. Even if the outcome is favorable, this proceeding could result in substantial cost to us and disrupt our business.

In the future, we also may need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. This litigation, whether successful or unsuccessful, could result in substantial costs and diversion of resources, which could have a material adverse effect on our business, financial condition, and results of operations.

We depend on key personnel who would be difficult to replace, and our business plans will likely be harmed if we lose their services or cannot hire additional qualified personnel.

Our success depends substantially on the efforts and abilities of our senior management and certain key personnel. The competition for qualified management and key personnel, especially engineers, is intense. Although we maintain non-competition and non-disclosure covenants with all our key personnel, we do not have employment agreements with most of them. The loss of services of one or more of our key employees, or the inability to hire, train, and retain key personnel, especially engineers and technical support personnel, could delay the development and sale of our products, disrupt our business, and interfere with our ability to execute our business plan.

Due to our dependence on a limited number of customers, we are subject to a concentration of credit risk.

As of September 30, 2016, one customer, Union Pacific Railroad, accounted for 57% of our accounts receivables. In the case of insolvency by one of our significant customers, accounts receivable with respect to that customer might not be collectible, might not be fully collectible, or might be collectible over longer than normal terms, each of which could adversely affect our financial position. Additionally, our five largest customers, Union Pacific Railroad, Ferromex, Amtrak, Baptist Health South Florida and Commscope iTracs accounted for approximately 94% of our total revenues for the nine months ended September 30, 2016. This concentration of credit risk makes us more vulnerable economically. The loss of any of these customers could materially reduce our revenues and net income, which could have a material adverse effect on our business.

Potential strategic alliances may not achieve their objectives, and the failure to do so could impede our growth.

We may enter into strategic alliances. Among other matters, we continually explore strategic alliances designed to enhance or complement our technology or to work in conjunction with our technology; to provide necessary know-how, components, or supplies; to attract additional customers; and to develop, introduce, and distribute products utilizing our technology. Any strategic alliances may not achieve their intended objectives, and parties to our strategic alliances may not perform as contemplated. The failure of these alliances may impede our ability to introduce new products.

Risks Related to Our Common Stock

There is currently not an active liquid trading market for the Company’s common stock.

Our common stock is quoted on the OTC Markets, QB tier under the symbol “DUOT”. However, there is currently no regular active trading market in our common stock. Although there are periodic volume spikes from time to time, we cannot give an assurance that a consistent, active trading market will develop in the short term. If an active market for our common stock develops, there is a significant risk that our stock price may fluctuate in the future in response to any of the following factors, some of which are beyond our control:

•	Variations in our quarterly operating results
•	Announcements that our revenue or income are below analysts’ expectations
•	General economic downturns
•	Sales of large blocks of our common stock
•	Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for stockholders to sell our common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

You may experience dilution of your ownership interest due to future issuance of our securities.

We are in a capital intensive business and we do not have sufficient funds to finance the growth of our business or to support our projected capital expenditures. As a result, we will require additional funds from future equity or debt financings, including potential sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of common stock into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common stock could make it more difficult to raise funds through future offerings of our common stock or securities convertible into common stock.

Our Board of Directors may issue and fix the terms of shares of our Preferred Stock without stockholder approval, which could adversely affect the voting power of holders of our Common Stock or any change in control of our Company.

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of "blank check" preferred stock, $0.001 par value per share, with such designation rights and preferences as may be determined from time to time by the Board of Directors. Our Board of Directors is empowered, without shareholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of such issuances, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

We do not expect to pay dividends and investors should not buy our Common Stock expecting to receive dividends.

We do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not pay dividends, and if we are not successful in establishing an orderly trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds which could affect our ability to expand our business operations.

Our operating results are likely to fluctuate from period to period.

We anticipate that there may be fluctuations in our future operating results. Potential causes of future fluctuations in our operating results may include:

•	Period-to-period fluctuations in financial results
•	Issues in manufacturing products
•	Unanticipated potential product liability claims
•	The introduction of technological innovations or new commercial products by competitors
•	The entry into, or termination of, key agreements, including key strategic alliance agreements
•	The initiation of litigation to enforce or defend any of our intellectual property rights
•	Regulatory changes
•	Failure of any of our products to achieve commercial success

Our business, financial condition and results of operations could be materially adversely affected by various risks, including, but not limited to the principal risks noted below.

The requirements of the Sarbanes-Oxley Act of 2002 and other U.S. securities laws impose substantial costs, and may drain our resources and distract our management.

We are subject to certain of the requirements of the Sarbanes-Oxley Act of 2002 in the U.S., as well as the reporting requirements under the Exchange Act. The Exchange Act requires, among other things, filing of annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K following the happening of certain material events, with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Our existing controls have some weaknesses, as described below. Meeting the requirements of the Exchange Act and the Sarbanes-Oxley Act may strain our resources and may divert management's attention from other business concerns, both of which may have a material adverse effect on our business.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

We currently have insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements due to the small size of our accounting staff, insufficient segregation of duties to support our internal control over financial reporting and lack of sufficient technical expertise with regard to financial reporting for publicly held companies. As a result, our management has concluded that as of September 30, 2016, we have material weaknesses in our internal control procedures and our internal control over financial reporting was ineffective.

We are subject to the Florida anti-takeover provisions, which may prevent you from exercising a vote on business combinations, mergers or otherwise.

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless the:

•	transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
•	interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
•

interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

RISKS RELATED TO THE OFFERING

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $       per share, based on the assumed public offering price of $ _____ per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.

We believe that our current cash and cash used in operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for the next 12 months. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business.

Sales of a substantial number of shares of our common stock following this offering may adversely affect the market price of our common stock and the issuance of additional shares will dilute all other stockholders.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock. After completion of this offering at an assumed offering price of $     per share, our existing stockholders will own approximately     % of our common stock assuming there is no exercise of the underwriters’ over-allotment option.

After completion of this offering at an assumed offering price of $     per share there will be     shares of our common stock outstanding. In addition, our certificate of incorporation, as amended, permits the issuance of up to approximately     additional shares of common stock after the completion of this offering. Thus, we have the ability to issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase shares of our common stock in this offering.

We and our officers, directors and certain stockholders have agreed, subject to customary exceptions, not to, without the prior written consent of Joseph Gunnar & Co., LLC, the representative of the underwriters, during the period ending 180 days from the date of this offering in the case of our directors and officers and 90 days from the date of this offering in the case of us and our stockholders who beneficially own more than 5% of our common stock, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing.

After the lock-up agreements with our principal stockholders pertaining to this offering expire 90 days from the date of this offering unless waived earlier by the representative, up to     of the shares that had been locked up will be eligible for future sale in the public market. After the lock-up agreements with our directors and officers pertaining to this offering expire 180 days from the date of this offering unless waived earlier by the managing underwriter, up to [•] of the shares (net of any shares also restricted by lock-up agreements with our principal stockholders) that had been locked up will be eligible for future sale in the public market. Sales of a significant number of these shares of common stock in the public market could reduce the market price of the common stock.

Following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of 125% of the public offering price of our common stock in this offering, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Risks Related to Our Reverse Stock Split

Our reverse stock split may not increase our stock price sufficiently to enable us to list our common stock on The NASDAQ Capital Market, in which case this offering will not be completed.

We expect that the __-for-__ reverse stock split of our outstanding common stock which was effected on ___, 2017 will increase the market price of our common stock so that we will be able to meet the minimum bid price requirement of the Listing Rules of The NASDAQ Capital Market. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may be unable to list our shares on The NASDAQ Capital Market, in which case this offering will not be completed.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of The NASDAQ Capital Market.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of The NASDAQ Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of a reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain The NASDAQ Capital Market’s minimum bid price requirement. In addition to specific listing and maintenance standards, The NASDAQ Capital Market has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our common stock.

Even if the reverse stock split increases the market price of our common stock, there can be no assurance that we will be able to comply with other continued listing standards of The NASDAQ Capital Market.

Even if the market price of our common stock increases sufficiently so that we comply with the minimum bid price requirement, there can be no assurance that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on The NASDAQ Capital Market. Our failure to meet these requirements may result in our common stock being delisted from The NASDAQ Capital Market, irrespective of our compliance with the minimum bid price requirement.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase following the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock and warrants in the offering will be approximately $     million, after deducting the underwriting discounts and commissions and estimated offering expenses, or $     million if the underwriters exercise their over-allotment option in full.

We currently expect to use the net proceeds of this offering primarily for the following purposes:

•	approximately $______ for the repayment of certain debt and other obligations;
•

approximately $______ for research and development for new products and improvements to existing products including, but not limited to, hiring of key personnel, and material costs for research activities;

•	approximately $______ to upgrade sales and marketing capabilities, including but not limited to professional relations, advertising, software implementation and adding additional staff; and
•	the remainder for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated.

We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next 12 months, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Markets Group Inc.’s OTCQB Link quotation platform (the “OTCQB”) under the trading symbol “DUOT”. We intend to apply to the NASDAQ Capital Market to list our common stock under the symbol “DUOT” and our warrants under the symbol “DUOTW.”

As of January 19, 2017, there were approximately 237 holders of record of our common stock, and the last reported sale price of our common stock on the OTCQB on January 19, 2017 was $0.03 per share.

Our common stock was initially quoted on the OTCQB in 2008 under the symbol “IOSA” and the following table sets forth the high and low sales price of our common stock on the OTCQB for the last two fiscal years and for the current fiscal year through the most recent fiscal quarter. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

PERIOD	High	Low
Fiscal Year Ending December 31, 2017:
Quarter Ended March 31, 2017 (through January 19, 2017)	$.038	$.03

Fiscal Year Ending December 31, 2016:
Quarter Ended December 31, 2016	$.10	$.02
Quarter Ended September 30, 2016	$.18	$.09
Quarter Ended June 30, 2016	$.30	$.10
Quarter Ended March 31, 2016	$.30	$.20

Fiscal Year Ending December 31, 2015:
Quarter Ended December 31, 2015	$.40	$.20
Quarter Ended September 30, 2015	$.45	$.20
Quarter Ended June 30, 2015	$1.65	$.38
Quarter Ended March 31, 2015	$1.60	$.40

DIVIDEND POLICY

To date, we have not paid any dividends on our common stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.  Additionally, pursuant to the senior secured note issued to GPB Debt Holdings II, LLC, the Company and its subsidiaries will not directly, or indirectly, redeem, repurchase or declare or pay any cash dividend so as long as such note remains outstanding.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2016. Such information is set forth on the following basis:

•	an actual basis;
•	an as adjusted basis, giving effect to __________; and
•

a pro forma, as adjusted basis, giving effect to (i)_____________, and (ii) the sale by us of shares of common stock and warrants in this offering at an assumed public offering price of $ per share and $_____ per warrant after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of September 30, 2016
	Actual	As Adjusted	Pro forma, as Adjusted(1)
Cash	$69,567	$129,016
Total Other Assets	1,335,295	885,201
Total liabilities	6,320,074	6,036,832
Stockholders’ equity (deficit):
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding actual, 0 shares issued and outstanding pro forma	—	—
Common Stock, $0.001 par value; 500,000,000 shares authorized; __________ shares issued and outstanding actual, shares issued and outstanding pro forma	66,071	66,221
Additional paid-in capital	18,062,451	18,189,859
Accumulated deficit	(23,043,734)	(23,278,695)	$
Total stockholders’ deficit	(4,915,212)	(5,022,615)
Capitalization	$1,404,862	$1,014,217

———————

(1)

Excludes, (i)          shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $         per share as of September 30, 2016, (ii)             shares of common stock underlying convertible notes, (iii)     shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering, and (iv)     shares of common stock issuable upon the exercise of the underwriters’ over-allotment option.

(2)

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $     assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

The historical net tangible book value (deficit) of our common stock as of September 30, 2016 was approximately $(5,600,000)  million, or $(0.09) per share based upon shares of common stock outstanding on such date. Historical net tangible book value (deficit) per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding.

Our pro forma net tangible book value (deficit) of our common stock as of September 30, 2016 was $_______ million, or $_________ per share. Pro forma net tangible book value (deficit) represents total tangible assets less total liabilities. Pro forma net tangible book value (deficit) per share represents pro forma net tangible book value divided by the total number of shares outstanding as of September 30, 2016, after giving effect to the conversion of our convertible promissory notes and accrued interest thereon into ___________ shares of our common stock, as well as the conversion of our outstanding warrants exercisable for ________.

After giving effect to the sale of      shares of our common stock and warrants at an assumed public offering price of $     per share of common stock (the last reported sale price of our common stock on the OTCQB on     , 2017), and $     per warrant, after deducting the underwriting discounts and commissions and estimated offering costs payable by us, our as adjusted net tangible book value as of September 30, 2016, would have been approximately $     million, or $     per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $     per share to existing stockholders and an immediate dilution of $     per share to investors purchasing shares of common stock in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis to new investors:

As of September 30, 2016
Assumed public offering price per share
Net tangible book value per share as of September 30, 2016	$	$
Increase in pro forma net tangible book value per share attributable to new investors		$
Pro forma net tangible book value per share after giving effect to this offering
Dilution in net tangible book value per share to new investors

The information above is as of September 30, 2016 and excludes the following:

•	; and

•

If the underwriter’s overallotment option is exercised, our adjusted pro forma net tangible book value following the offering will be $                  per share, and the dilution to new investors in the offering will be $                  per share.

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma as adjusted net tangible book value after this offering by approximately $              , and dilution per share to new investors by approximately $               for an increase of $1.00, or $(    ) for a decrease of $1.00, after deducting the underwriting discount and estimated offering expenses payable by us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	changes in the market acceptance of our products;
•	increased levels of competition;
•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
•	our relationships with our key customers;
•	our ability to retain and attract senior management and other key employees;
•	our ability to quickly and effectively respond to new technological developments;
•

our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements reflecting our management’s current expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this prospectus, particularly on page 10 entitled “Risk Factors”.

Overview

Duos Technologies Group, Inc., formerly known as Information Systems Associates, Inc., was incorporated in Florida on May 31, 1994. We are headquartered in Jacksonville, Florida. Our wholly owned subsidiary, Duos Technologies, Inc. is primarily engaged in the design and deployment of state-of-the-art, artificial intelligence driven intelligent technologies systems, with a focus on homeland security applications. Duos converges traditional security measures with information technologies to create “actionable intelligence”. Duos’ offerings are comprised of its core technology platforms (praesidium® and centraco™), both distributed as licensed software suites, and natively embedded within engineered turnkey systems.

praesidum® is a modular suite of analytics applications which process and simultaneously analyze data streams from a virtually unlimited number of conventional sensors and/or data points. Native algorithms compare analyzed data against user-defined criteria and rules in real time and automatically report any exceptions, deviations and/or anomalies. This application suite also includes a broad range of conventional operational system components and sub-systems, including an embedded feature-rich video management engine and a proprietary Alarm Management Service (AMS). This unique service provides continuous monitoring of all connected devices, processes, equipment and sub-systems, and automatically communicates to the front end-user interface, if and when an issue, event or performance anomalies are detected.

centraco™ is a comprehensive user interface that includes the functionalities of a Physical Security Information Management (PSIM) system as well as those of an Enterprise Information System (EIS). This multi-layered interface can be securely installed as a stand-alone application suite inside a local area network or pushed outside a wide area network using the same browser-based interface. It leverages industry standards for data security, access, and encryption as appropriate. The platform also operates as a cloud-hosted solution.

Our strategy includes expansion of our technology base through organic development efforts, strategic partnerships, and growth through strategic acquisitions. Duos’ primary target industry sectors include transportation, with emphasis on freight and transit railroad owners/operators, petro-chemical, utilities and healthcare.

ISA's original business for IT Asset Management (ITAM) services for large data centers is now operated as a division of our company that continues its sales efforts through large strategic partners. ISA developed a methodology for the efficient data collection of assets contained within large data centers and was awarded a patent in 2010 for specific methods to collect and audit data.

Prospects and Outlook

Over the past several years, we have made substantial investment in product research and development and achieved significant milestones in the development of our technology solutions. We have made progress in penetrating the market with our proprietary technology solutions, more particularly in the rail industry which is currently undergoing a major shift in maintenance strategies. We believe that this shift will be a significant motivating factor for using our technologies. We also continue to expand our IT professional audit services.

Our business success in the immediate future will largely depend on the increased penetration of our target markets for our proprietary intelligent security analytical technology solutions.

Notwithstanding the above, no assurance can be provided that our product offerings will generate the market acceptance and orders that we contemplate.

Results of Operations

The following discussion should be read in conjunction with the unaudited financial statements included in this report.

Comparison for the Nine months ended September 30, 2016 compared to Nine months ended September 30, 2015

The following table sets forth a modified version of our unaudited Consolidated Statements of Operations that is used in the following discussions of our results of operations:

	For the Nine Months Ended
	September 30,
	2016	2015	Change
REVENUES:
Project	$1,707,177	$2,891,198	$(1,184,021)
Maintenance and technical support	1,829,595	1,852,001	(22,406)
IT asset management services	481,783	209,965	271,818
Total Revenues	4,018,555	4,953,164	(934,609)

COST OF REVENUES:
Project	821,264	1,517,578	(696,314)
Maintenance and technical support	727,529	693,709	33,820
IT asset management services	254,730	94,747	159,983
Total Cost of Revenues	1,803,523	2,306,034	(502,511)

GROSS PROFIT	2,215,032	2,647,130	(432,099)

OPERATING EXPENSES:
Selling and marketing expenses	227,785	208,283	19,502
Salaries, wages and contract labor	2,583,419	1,907,934	675,485
Research and development	201,668	157,328	44,340
Professional fees	229,277	233,553	(4,276)
General and administrative expenses	622,851	738,531	(115,680)
Impairment loss	—	1,578,816	(1,578,816)
Total Operating Expenses	3,865,000	4,824,445	(959,445)

LOSS FROM OPERATIONS	(1,649,969)	(2,177,315)	527,347

OTHER INCOME (EXPENSES):
Interest expense	(443,929)	(839,962)	396,033
Gain on settlement of accounts payable	—	3,200	(3,200
Other income, net	1,340	8	1,332
Total Other Income (Expense)	(442,589)	(836,754)	394,165

Loss before income taxes	(2,092,558)	(3,014,069)	921,511
Income tax	—	—	—

NET LOSS	(2,092,558)	(3,014,069	921,511

Preferred stock dividends	—	—	—

Net loss applicable to common stock	$(2,092,558)	$(3,014,069	$921,511

Revenues

Revenues were $4,018,555 and $4,953,164 for the nine months ended September 30, 2016 and 2015, respectively. The decrease in revenue for 2016 of $934,609 is due to a combination of (a) decreased project activity for the nine-month period amounting to $1,184,021 (b) the decrease in revenue in maintenance and technical service of $22,406 and (c) offset with the increase of revenue from IT asset management services of $271,818. The decrease in project revenue was mainly caused by the delay of two projects which were anticipated to start during the quarter ended September 30, 2016.

Cost of Revenues

Costs of revenues were $1,803,523 and $2,306,034 for the nine months ended September 30, 2016 and 2015, respectively. The decrease in 2016 cost of revenues mostly reflects the proportional decrease in project revenue.  The addition from the IT asset management services revenue added cost of revenues for that business.

Operating Expenses

Operating expenses for the nine months ended September 30, 2016 and 2015 were $3,865,000 and $4,824,445, respectively. The overall impact in the operating expenses decreasing in the 2016 period from the impairment charge of $1,578,816 recorded due to the merger in the same period of 2015.  The decrease in administration and general expense of $115,680 in the 2016 period is mainly due to expenses related to the corporate acquisition prospect we pursued in the 2015 period (which was subsequently cancelled) and with an offset as operating as a public entity and in connection with the merger completed in April 2015. The increase in salaries, wages and contract labor of $675,485 is attributable to expansion of the employee base in anticipation of new projects starting later in the fiscal year.  There was also an increase in consulting fees related to new consulting agreements to assist the company with its business plan for growth.

The decrease in professional fees of $4,276 is mainly due to less legal costs. There was an increase in selling and marketing expense of $19,502 that is attributed to increase in staff and travel expenses in anticipation of additional revenue growth.  The increase in research and development of $44,340 is largely due to additional investment in resources.

Income/Loss from Operations

The loss from operations for the nine months ended September 30, 2016 and 2015 was $1,649,969 and $2,177,315, respectively. The overall decrease from the 2015 to 2016 period is due to the impairment charge of $1,578,816 in 2015 and lower cost of revenue in 2016.

Other Income (Expense)

Interest Expense

Interest expense for the nine months ended September 30, 2016 and 2015 was $443,929 and $839,962, respectively. The decrease is primarily due to less debt discount amortizations recorded as interest expense in 2016 over the same period of 2015.

Net Loss

Net loss for the nine-month period ended September 30, 2016 and 2015 was $2,092,558 and $3,014,069, respectively. The net loss decrease of $921,512 was mainly due to the impairment charge of $1,578,816 in 2015 along with increased expenses in salaries and consulting and increase in interest expense with an offset of a decrease of general and administrative. Net loss per common share was $0.03 and $0.05 for the nine-month period ended September 30, 2016 and 2015, respectively. Weighted average common shares outstanding for the nine-month period ended September 30, 2016 and 2015 were 65,844,312 shares and 60,288,922 shares, respectively.

Results of Operations for the years ended December 31, 2015 compared to December 31, 2014

Revenues

Revenues were $6,767,763 and $4,202,457 for the years ended December 31, 2015 and 2014, respectively, a 61% year over year increase. The increase in revenue during 2015 largely resulted from a more than doubling in our project revenues as investment in sales and R&D over the past 2-years begin to deliver a return on investment. In addition, all revenue categories showed increases year over year including a more than 30% growth in our IT asset management services business as compared against the results for it as a standalone business in 2014.

Cost of Revenues

Costs of revenues were $3,196,176 and $2,132,103 for the years ended December 31, 2015 and 2014, respectively. The increase in 2015 cost of sales is due to growing Project revenue for the costs of implementation. The addition of the IT asset management services business added $185,212 against the prior year where the business was not yet part of Duos Technologies.

Gross Profit

Gross Profits were $3,571,587 and $2,070,354 for the years ended December 31, 2015 and 2014, respectively. The increase in 2015 resulted from a large increase in revenues offset by a higher cost of sales. The year over year comparison shows a higher rate of growth in cost of sales than in revenues.

Operating Expenses

Operating expenses for the years ended December, 2015 and 2014 were $5,798,895 and $3,658,046 respectively, an increase of $2,140,849. The 59% increase in operating expenses was primarily due to a one- time impairment loss of $1,578,816 as a result of the merger with Information Systems Associates, Inc. from the write-off of intangible assets. Excluding this one-time charge, expenses related to operations were higher by $562,031 as a result of an increase in employees from the merger, additional professional fees related to operating as a public company and additional spending on resource tools purchased for the research and development department by the Company.

Loss before other Income (Expense)

The loss from operations for the years ended, December 31, 2015 and 2014 were $2,227,308 and $1,587,692, respectively. The increase in loss from operations was primarily due to a one time impairment loss of $1,578,816 as a result of the merger with Information Systems Associates from the write-off of intangible assets. Excluding this one-time, non-cash, charge, the loss from ongoing operations was reduced by more than 41%.

Other Income (Expense)

Interest Expense

Interest expense for the years ended December 31, 2015 and 2014 were $744,343 and $515,539 respectively. The increase in interest expense was primarily related to higher financing costs as a result of the merger with Information Systems Associates and amortization of debt discounts related to features contained within certain convertible notes including warrant issuance costs. The Company also converted most of its convertible notes into common stock during 2015 which gave rise to a net amount of $216,271 in onetime non-cash charges in connection with the conversions and associated warrant issuances.

Other Income

Other income years ending December 31, 2015 and 2014 were $861,973 and $76, respectively. The large increase in 2015 was the result of the settlement of a previously charged contingent lawsuit liability of $1,411,650 which was settled in late 2015 for a fixed amount of $550,000, resulting in a positive, non-cash improvement in net income of $861,650.

Net Loss

The net loss for the years ended December 31, 2015 and 2014 were $2,325,950 and $2,107,015 respectively. The $218,935 increase in net loss is primarily attributable to one-time, non-cash charges in connection with a one-time impairment loss of $1,578,816 as a result of the merger with Information Systems Associates, Inc. from the write-off of intangible assets. Net loss applicable to Common Stock was $2,325,950 in 2015 versus $2,643,391 in 2014, a reduction of $317,441. The loss in 2014 included a one-time charge for Preferred Stock Dividends charged to retained earnings of $536,376. Net loss per common share was $0.04 and $0.05 for the years ended December 31, 2015 and 2014, respectively.

Liquidity and Capital Resources

Since inception, we have funded our operations primarily through the sale of our equity (or equity linked) and debt securities.

As of November 11, 2016, we had cash on hand of approximately $47,000. We have approximately $131,000 in monthly lease and other mandatory payments, not including payroll and ordinary expenses which are due monthly. More recently, on March 31, 2016, we entered into a Securities Purchase Agreement with an accredited investor for non-convertible debt financing in the gross amount of $1.8 million less a 5% original issue discount.  We closed the debt financing on April 1, 2016.  Because of the growing nature of the business, we project that we will need additional capital to fund operations over the next 12 months.

Overall, we have funded our cash needs from inception with a series of debt and equity transactions. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition, however, the recent debt transaction has lessened the overall risk in this regard. Our current level of operations require additional capital of at least $500,000. Modifications to our business plans may also require additional capital for us to operate. For example, if we have an opportunity for an accretive acquisition, it would likely require additional capital above our current need. Conversely, if we are unable to raise additional capital in the future we may need to curtail our number of product offers or limit our marketing efforts to the most profitable geographical areas. This may result in lower revenues and market share for us. In addition, there can be no assurance that additional capital will be available to us when needed or available on terms favorable to us.

The closing of our senior secured debt financing has fulfilled part of this need.  However, ongoing interest payments to service this new debt puts an additional burden on our ongoing cash flow.  In addition, certain covenants regarding restricted issuances in the debt documents may make further capital raises more complex since without the prior written consent of the holders of a majority in aggregate principal amount of the debt then outstanding we may not incur additional debt nor issue preferred stock whose terms and rights provide the requirement or option to declare and pay a cash dividend while the debt is outstanding.

On a long-term basis, our liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital. Our current capital and revenues are insufficient to fund such expansion. If we choose to launch such an expansion campaign, we will require substantially more capital. The funds raised from any future offering will also be used to market our products and services as well as contribute to existing working capital needs.

The Company’s business model provides for revenues from projects and ongoing maintenance. As of September 30, 2016, we had a backlog of orders aggregating $3,346,372 of which we anticipate recording revenues of $2,000,000 during the fourth quarter of 2016.

We believe that our current cash resources combined with ongoing recurring revenues will allow continuing operations through the end of the fiscal year. However, there are factors that can impact our ability to continue to fund our operating needs through December 31, 2016, including

•	Our ability to execute backlog of at least $2.0 million during the fourth quarter of 2016;
•	Our ability to further expand sales volume with limited resources;
•	Our ability to maintain product pricing as expected, particularly in light of increased competition and its unknown effects on market dynamics;
•	Our ability and that of our contract manufacturers to maintain manufacturing costs and delivery times as expected; and
•	Our continued need to maintain or reduce our cost structure while simultaneously expanding our business, enhancing our technical capabilities and pursing new business opportunities.

Management continues in its efforts to raise working capital. However, the Company cannot provide any assurance that these efforts will be successful, and/or that we will be able to raise the needed capital on commercially acceptable terms. If we are unable to raise additional capital through a capital raise or revenues, it may be necessary for us to take measures to reduce our cash burn, including foregoing revenue generating projects, personnel reduction and other measures.  The unaudited consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Such “going concern” qualification may make it more difficult for us to raise funds. In addition, any additional equity financing is likely to be dilutive to holders of our Common Stock and debt financing, if available, may require us to be bound by significant repayment obligations and covenants that restrict our operations. These conditions raise substantial doubt about our ability to continue as a going concern.

On a long-term basis, our liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital. Our current capital and revenues are insufficient to fund such expansion. If we choose to launch such an expansion campaign, we will require substantially more capital. The funds raised from any future offering will also be used to market our products and services as well as contribute to existing working capital needs.

Demand for the products and services will be dependent on, among other things, market acceptance of our products and services, the technology market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of our products and services, our business operations may be adversely affected by our competitors and prolonged recession periods.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet contractual arrangements, as that term is defined in Item 303(a)(4) of Regulation S-K.

CRITICAL ACCOUNTING POLICIES

Revenue Recognition

The Company generates revenue from three sources:

1.	Project Implementation
2.	Maintenance and Technical Support
3.	IT Asset Management

Project Revenue

The Company constructs intelligent technology systems consisting of materials and labor under customer contracts. Revenues and related costs on project revenue are recognized using the “percentage of completion method” of accounting in accordance with ASC 605-35, “Construction-Type and Production-Type Contracts”. Under this method, contract revenues are recognized over the performance period of the contract in direct proportion to the costs incurred as a percentage of total estimated costs for the entirety of the contract. Costs include direct material, direct labor, subcontract labor and other allocable indirect costs. All un-allocable indirect costs and corporate general and administrative costs are also charged to the periods as incurred. Any recognized revenues that have not been billed to a customer are recorded as an asset in “costs and estimated earnings in excess of billings on uncompleted contracts”. Any billings of customers in excess of recognized revenues are recorded as a liability in “billings in excess of costs and estimated earnings on uncompleted contracts”. However, in the event a loss on a contract is foreseen, the Company will recognize the loss when such loss is determined.

A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications or has been accepted by the customer.

The Company has contracts in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. Costs estimates are reviewed periodically on a contract-by-contract basis throughout the life of the contract such that adjustments to the profit resulting from revisions are made cumulative to the date of the revision. Significant management judgments and estimates, including the estimated costs to complete projects, must be made and used in connection with the revenue recognized in the accounting period. Current estimates may be revised as additional information becomes available.

Maintenance and Technical Support

Maintenance and technical support services are provided on both an as-needed and extended-term basis and may include providing both parts and labor. Maintenance and technical support provided outside of a maintenance contract are on an as-requested basis, and revenue is recognized as the services are provided. Revenue for maintenance and technical support provided on an extended-term basis is recognized ratably over the term of the contract.

For sales arrangements that do not involve multiple elements such as professional services, which are of short-term duration, revenues are recognized when services are completed.

IT Asset Management Services

The Company recognizes revenue from its IT asset management business in accordance with the Securities and Exchange Commission (the “SEC”) Staff Accounting Bulletin No. 104, "Revenue Recognition" and Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 985-605-25 which addresses Revenue Recognition for the software industry. The general criteria for revenue recognition under ASC 985-605 for our Company, which sells software licenses, which do not require any significant modification or customization, is that revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable.

The Company’s IT asset management business generates revenues from three sources: (1) Professional Services (consulting & auditing); (2) Software licensing with optional hardware sales and (3) Customer Service (training and maintenance support).

For sales arrangements that do not involve multiple elements:

(1)	Revenues for professional services, which are of short-term duration, are recognized when services are completed;
(2)

Throughout the date of this report, software license sales have been one time sales of a perpetual license to use our software product and the customer also has the option to purchase third party manufactured handheld devices from us if they purchase our software license. Accordingly, the revenue is recognized upon delivery of the software and delivery of the hardware, as applicable, to the customer;

(3)	Training sales are one-time upfront short term training sessions and are recognized after the service has been performed; and
(4)

Maintenance/support is an optional product sold to our software license customers under one year contracts. Accordingly, maintenance payments received upfront are deferred and recognized over the contract term.

Multiple Elements

Arrangements with customers may involve multiple elements including project revenue and maintenance services in our Intelligent Technology Systems business. Maintenance will occur after the project is completed and may be provided on an extended-term basis or on an as-needed basis. In our IT Asset Management business, multiple elements may include any of the above four sources. Training and maintenance on software products may occur after the software product sale while other services may occur before or after the software product sale and may not relate to the software product. Revenue recognition for multiple element arrangement is as follows:

Each element is accounted for separately when each element has value to the customer on a standalone basis and there is Company specific objective evidence of selling price of each deliverable. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative selling prices as determined by the price of the items when sold separately. Once the selling price is allocated, the revenue for each element is recognized using the applicable criteria under GAAP as discussed above for elements sold in non-multiple element arrangements. A delivered item or items that do not qualify as a separate unit of accounting within the arrangement are combined with the other applicable undelivered items within the arrangement. The allocation of arrangement consideration and the recognition of revenue is then determined for those combined deliverables as a single unit of accounting. The Company sells its various services and software and hardware products at established prices on a standalone basis which provides Company specific objective evidence of selling price for purposes of multiple element relative selling price allocation. The Company only sells maintenance services or spare parts based on its established rates after it has completed a system integration project for a customer. The customer is not required to purchase maintenance services. All elements in multiple element arrangements with Company customers qualify as separate units of account for revenue recognition purposes.

Deferred Revenue

Deferred revenues represent billings or cash received in excess of revenue recognizable on service agreements that are not accounted for under the percentage of completion method.

Accounts Receivable

Accounts receivable are stated at realizable value. Accounts receivable are comprised of balances due from customers.  In determining the collections on the account, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances. To date, the Company has not had the need to reserve for allowances on collections.

Share-Based Compensation

Stock-based compensation is accounted for in accordance with the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the shorter of the period the employee or director is required to perform the services in exchange for the award or the vesting period. The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date”. The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The most significant estimates in the accompanying financial statements include the allowance on accounts receivable, valuation of deferred tax assets, valuation of assets acquired and liabilities assumed in business combinations, estimates of percentage completion on projects and related revenues, valuation of stock-based compensation, valuation of warrants issued with debt, valuation of beneficial conversion features in convertible debt, valuation of stock-based awards and valuation of loss contingencies. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

BUSINESS

Overview

We are a holding company currently operating under two main business units consisting of the Intelligent Technologies Division utilizing our proprietary technology platform, and IT Infrastructure Services Division which provides IT Asset Management services.

Duos Technologies, Inc., (“DTI”) our Intelligent Technologies Division, provides an array of sophisticated, proprietary technology applications and turnkey engineered systems.  DTI initially developed and deployed a comprehensive homeland and border security-centric critical infrastructure applications suite. These applications are currently operated by major freight rail operators (also known as Class-1, such as Union Pacific, CSX, KCS). After achieving initial success in the transportation industry, the Company broadened its market reach, adapting its proprietary technologies over the years to a highly diversified suite of applications and expanded into servicing the commercial, industrial, healthcare, utilities and government sectors.

Our IT Asset Management (ITAM) services for large data centers is operated as a division of our company that markets its services through large strategic partners. We developed a proprietary methodology for the efficient data collection of assets contained within large data centers.  This specific method to collect and audit data received a patent, awarded in 2010.

Market

Our core focus is the “rail inspection market”. Unlike trucks, barges, and airlines, freight railroads operate almost exclusively on infrastructure that they own, build, and maintain.  From 1980 to 2013, freight railroads alone reinvested $550 billion, of their own funds, in capital expenditures and maintenance projects related to locomotives, freight cars, tracks, bridges, tunnels and other infrastructure related equipment.  According to the American Association of Railroads (AAR), more than 40 cents out of every revenue dollar is invested right back into a rail network.

Freight industry revenues as well as operating margins have narrowed significantly in recent years, mainly due to the loss of the substantial coal hauling business. There are approximately 200,000 miles of rail tracks throughout North America, predominantly owned by the Class-I railroad industry.  Class-I Freight Railroads include:

Class-I Railroad	Tracks Owned
	Can	USA	Mex
BNSF Railway	✓	✓	x
Canadian National Railway (CN)	✓	✓	x
Canadian Pacific	✓	✓	x
CSX Transportation	✓	✓	x
Ferrocarril Mexicano (FerroMex)	x	x	✓
Kansas City Southern Railway	x	✓	✓
Norfolk Southern	✓	✓	x
Union Pacific Railroad	x	✓	x

The most important driver of profitability of any rail operation is the average “velocity” of its rolling stock. This determines how much freight or how many passengers a rail operator can transport between destinations and at what average speeds.  Railroads implement their own speed limits within Federal Railroad Administration (FRA) guidelines. Average speed is impacted by track curvatures, signaling, track condition, grade crossing and chiefly by the physical condition of locomotives and rail cars. Freight trains are very heavy, so worn or broken parts can drag, pound, and destroy the cars and the track structure. Quicker detection, can prevent costly car and track repairs, and dramatically increase velocity and direct profitability. For example, at rail border crossings, each incoming train is inspected by US Customs and Border Protection (“CBP”) agents, often leading to significant delays.  Another lengthy process causing significant delays is the mechanical inspection.  Under (FRA) regulations, each time a rail car departs a yard, terminal, or industrial facility it is required to be inspected by either a qualified mechanical inspector, referred to as a car man, or a train crew member for possible defects that would adversely affect the safe operation of the train.  There are currently over 70 mechanical and safety inspection criteria, hence the inspection process typically takes between 2 and 3 hours (dwell time) during which each train is “grounded”.  In addition, the current railcar inspection process is tedious, labor intensive, dangerous, and in general lacks the level of objectivity that may be achievable using technology.

In order to effectively detect structural or mechanical defects, rail car inspectors today need to walk around the car and crawl underneath the undercarriage with a flashlight to inspect each physical component. Because this process is so lengthy, and hazardous, it is only utilized for pre-departure mechanical inspections. Otherwise, cars are only inspected with this level of scrutiny in shops before undergoing major repairs. In addition to the inherent safety and efficiency challenges of manual inspections, records of these inspections are generally not retained unless a billed repair is performed. Thus, the maintenance of railcar structural components is almost entirely reactive rather than predictive, making repairs and maintenance less efficient.

The rail industry has very recently launched an initiative with the initial objective of performing remote mechanical inspections prior to a train arriving at a rail yard.  Car inspectors would remotely perform visual inspections of multiple train consists from a regional inspection station, and generate “bad order tags” (work orders for detected anomalies), which will be distributed to the respective yards prior to a train arriving at the yard facility.  The time-consuming process of physical inspection would be significantly reduced, leading to a significant increase in velocity.  We believe this lends itself to the natural progression of automating the inspection process, taking inspectors from the physical inspection to the required actions for diagnosing and resolving issues.  However, this is not the only variable when it comes to looking at a return on investment for a more efficient inspection process.

The next phase of this initiative is to convert the inspection process to a complete automated system that will inspect the entire car via an “intelligent system”, consisting of wayside inspection portal that employs a combination of sensors capturing live images and sensor data, of each side, top and undercarriage and software algorithms which interpret the data to identify defects or anomalies. In this way, freight cars will be inspected more thoroughly and efficiently and the safety risks associated with manual car inspection will be minimized through reduced exposure to potential yard hazards.  Additionally, reducing inspection time will increase yard efficiency and improve overall network capacity by reducing the time needed to process inbound and outbound trains.

We believe that the evolution of automating the inspection processes is broadly advocated throughout the industry. In our experience, the freight rail companies are constantly seeking out innovative ways to increase capacity and improve efficiencies while increasing safety and security standards, and have recently launched an aggressive plan to automate the mechanical inspection process.

Our Products and Systems - Technology Platforms

Our offerings are built upon two core technology platforms, i.e. praesidium® and centraco™, both distributed as licensed software suites, and natively embedded within engineered turnkey systems.

praesidium® Intelligent Analytics Suite

praesidium® is a modular suite of analytics applications which process and simultaneously analyze data streams from a virtually unlimited number of conventional sensors and/or data points. Our native algorithms compare analyzed data against user-defined criteria and rules in real time and automatically report any exceptions, deviations and/or anomalies. This application suite also includes a broad range of conventional operational system components and sub-systems, including an embedded feature-rich video management engine and a proprietary Alarm Management Service (“AMS”). This service provides continuous monitoring of all connected devices, processes, equipment and sub-systems, and automatically communicates to the front end-user interface, if and when an issue, event or performance anomaly is detected.

The core modules are tailored to specific industry applications and its analytics engine(s) process any type of conventional sensor outputs, thereby adding “intelligence” to any third party sensor technology.

The processed information is instantly distributed simultaneously to an unlimited number of users in a visualized and correlated user interface using the Company’s proprietary modular centraco™ command and control platform, i.e. enterprise information management suite.

The praesidium® video analytics technology received “Safety Act” designation from the US Department of Homeland Security.  We are one of only ten companies to have received this designation for video related solutions and praesidium® is the only video analytics application with this designation.

Over the years, our proprietary analytics suite has been expanded to meet a significant number of security objectives and environments, adaptable to a broad range of target verticals such as Commercial Transportation (Rail, Air and Seaports), Healthcare, Utilities, Oil, Gas & Chemical, and Government (critical infrastructure).

centraco™ Enterprise Command and Control Suite

centraco™ is a multi-layered command and control interface which functions as the central point for information consolidation, connectivity and communications. The platform is browser based and completely agnostic to the interconnected sub-systems and provides full LDAP (Lightweight Directory Access Protocol, also known as Active Directory) integration for seamless user credentialing and performs the following major functions:

•	Collection: Device management independently collects data from any number of disparate devices or sub-systems.
•	Analysis: Correlates and analyzes data, events and alarms to identify real-time situations and their priorities for response measures and end-user’s Concept of Operations (“CONOPS”).
•	Verification: The contextual layer represents relevant information in a quick and easily interpreted format which provides operators optimal situational awareness.
•	Resolution: Event-specific presentation of user-defined Standard Operating Procedures (“SOPs”), that includes a step-by-step instruction on how to resolve situation(s).
•	Reporting: Tracking of data and events for statistical, pattern and/or forensic analysis.
•

Auditing: Device-level drill down that records each operator’s login interaction with the system and tracks manual changes including calculations of operator alertness and reaction time for each event.

Engineered Solutions

Over time, the code base has been expanded to integrate a myriad of third-party sensor technologies thereby creating complete engineered solutions. These engineered solutions usually address more complex end-user requirements and are typically designed, developed, deployed and maintained by Duos in a direct relationship with the end-user on a turnkey basis.

The combination of our two platforms (praesidium® and centraco™) with its many variants has and continues to deliver comprehensive “end-to-end” solutions, some of which play a significant role in pro-active homeland security including cross border commercial rail transport.

We created several proprietary, turnkey systems and applications for commercial railways, the most significant being the following:

•

Intelligent Rail Inspection Portal (rip™).  This turnkey system was originally designed for rail security and inspection at rail border crossings. Under a Union Pacific (UP) funded pilot program at the Eagle Pass, TX border crossing, Duos designed, developed and deployed a leading-edge portal to provide the US Customs and Border Protection agency (CBP) a tool that aids customs officers in the inspection of inbound and outbound rail cars. The rip™ system uses multiple technologies and sub-systems to remotely scan all railcars passing through the inspection portal, then displays stitched 360-degree views of the entire rail consist. It uses sensors and analytical algorithms to pre-screen railcars and to automatically detect and report anomalies and deviations from established norms. After successfully passing rigorous testing this system has now been adopted into the US CBP standard concept of operation for southwestern rail border crossings and has been deployed at most southwestern border locations, with a few remaining locations currently under negotiation.  Similar systems have been deployed to two (undisclosed) locations in Mexico, and are currently monitored by the Mexican subsidiary of Kansas City Southern (KCS).

Subsequent to this security-centric application, we recently completed our next generation system expansion which addresses the industry-wide paradigm shift to the automation of the mechanical inspection of rolling stock, while traveling at speeds of up to 70 MPH.  Our comprehensive Intelligent Mechanical Inspection Rail Portal incorporates our proprietary Vehicle Undercarriage Examiner (vue), in addition to other technologies, and is considered to be a “game changer” for the rail industry.  Utilizing the centraco™ command and control platform as the system interface, the user accesses a variety of features enabling remote inspection, analysis and detection from the safety of remote command centers. Images containing detailed views of areas of concern, determined to be “potentially suspicious”, are automatically presented to a human operator for further inspection. Users conduct a quick review of the pre-screened imagery and decide whether to refer specific areas of interest to field personnel for further (physical) inspection.

Rail Inspection Portal

The development and field-testing of the core application was completed successfully during the third quarter of the 2016 fiscal year.  After an extensive RFP process, we received a contract award in early 2016 to deploy our technology at a live site from CSX Transportation, one of North America’s Class I railroads.  The award is considered to be a “real-time test run” in anticipation of adapting our technology as a process standard.  We received a similar award from Ferromex, Mexican’s largest rail operator mid-year 2016.  Both systems have recently been completed, delivered, and are currently undergoing live testing.

The Intelligent Rail Inspection Portal System includes the following sub-systems which can be delivered either as stand-alone applications or as modules to a complete portal system:

•

Linear Panorama Generator.  The Linear Panorama Generator (LPG) assembles images gathered from cameras on all four sides of the train and stitches all frames to create a continuous 360-degree view of the entire train. Operators can quickly inspect the entire train consist by selecting the side of interest and scrolling through the continuous panorama view. The main purpose of the linear panorama is to provide inspection personnel with geo-spatial information of detections. The system marks the approximate location of detection on the linear panorama image and displays the target car location specifying the car sequence number and the approximate distance from the locomotive and/or the AEI tag data if available. The operator can select areas to enlarge, tag, save, or print any image of interest. Panoramas are stored indefinitely and dependent only on the size of the storage drives.

•

Automated Detection of Open Doors and Missing or Open Hatches.  As the train passes, laser sensors scan the top and sides of the train to detect open/missing hatches and open doors. In the event of a potential detection, the system saves a series of images and enters the corresponding car information into a database. The detections are marked on the Panorama images and presented to the operator who will either acknowledge the suggested detection as valid (green button) or reject the detection as invalid. The operator can expand the event to view car and consist information, additional images, or can enlarge specific areas for a closer view of the detection.

•

Illegal Train Rider Detection System (trids™).  The Train Rider Detection System (trids™) performs automated detection of riders hiding in railcar wells, which have been the typical hiding place on trains traveling at speed. trids™ is designed to offer inspection personnel an expedient and efficient method of isolating and identifying anomalies of interest, particularly unauthorized train riders. Images of areas of interest are identified automatically by the software algorithms and presented to the operator for validation. The system is intentionally set to a high sensitivity to avoid false negatives. A version upgrade has just been completed which expands the detection area to the entire rail car.

•

Vehicle Undercarriage Examiner (vue™).  The Vehicle Undercarriage Examiner (vue) is embedded between the rails and captures a view of the train undercarriage. The system resolves the particularly difficult process of inspecting rail car undercarriages by providing high resolution images of the entire undercarriage, which can be inspected safely and efficiently from a remote location. The system features an automated Foreign Object Detection (FOD) algorithm that compares the undercarriage images to reference images taken from the same car during an earlier scan. The vue images are “matched up” for comparison by using the unique car identification code provided by the AEI tag system. The detection algorithm looks for “all” differences and highlights respective detections for closer inspection by an operator. Detections can be filtered through sensitivity variables.

Johns Hopkins University
central command
Select A Train
Site: NJ Transit
Avg Speed: 14.72 mph
Direction: West
Train
Side A
Train Car List
Uvis C Sm
Uvis A Sm
Uvis B Sm
Uvis C Reference
Uvis A Reference
Uvis B Reference

•

Precision Linear Speed Sensor (plss™).  The Precision Linear Speed Sensor is a patent-pending technology, specially designed to provide extremely high resolution, non-contact train speeds, with an accuracy of within 0.1 MPH.  In addition to speed measurement, the plss sensor array natively provides a variety of features to improve situational awareness of train movements and track conditions around the deployed area.

Additional proprietary applications include:

•	Railroad Bridge Security
•	Tank Farm Surveillance
•	Rail Yard Security
•	Remote Bridge Controls
•	Gondola Car Inspection System (gcis™)
•	Virtual Fence/Secure Rail Corridor.

IT Asset Management

Our IT Asset Management (ITAM) division is dedicated to the mission of developing, marketing and delivering software and professional services to the world’s largest data centers. The focus of its technology and knowledge-based evolved out of our core strength in collecting and analyzing data about assets resident within these large data centers. Over the next three years, the Company plans to further develop its software and services offerings, and market these solutions for the growing ITAM market place either as a standalone asset management solution or in conjunction with a comprehensive Datacenter Center Infrastructure Management (DCIM) solution from other vendors. DCIM is the ability to bridge the gap between critical IT assets and Facilities infrastructure. The design of ISA’s process and related software mean that we are able to work with almost any other DCIM provider. Specifically, the Company will focus on the asset management requirements of our clients and partners within specific geographic locations that will allow the Company to balance its investment requirements with income potential to develop a sustainable business. The Company has selected this specific application of its technology to seek revenue opportunities that are readily available in an identified market. The Company is currently developing a new ITAM system which is expected to be released in the 2nd quarter of 2017.

Our Growth Strategy

Our strategy is to grow our business through a combination of organic growth of our applications and technology solutions, both within our existing geographic reach and through geographic expansion, as well as expansion through acquisitions.

Organic Growth

Our organic growth strategy is to increase our market share through the expansion of our business development team and our R&D talent pool, which will enable us to significantly expand our current solution offerings with feature rich applications, and the development of new and enhanced technology solutions.

Strategic Acquisitions

Planned acquisition targets include sector specific technology companies with the objective of augmenting our current capabilities with feature-rich (third-party) solutions. The decision tree includes weighing time, effort and cost it would take to develop certain technologies in-house, vs. acquiring i.e., merging with an entity that already has successfully developed technology sub-component. Additional criteria include evaluating the acquisition target’s customer base, stage of technology, merger/acquisition cost as compared to market conditions.

Competitive Strengths

Technical Expertise/Turnkey Solutions. What significantly differentiates us from its competitors, is that we not only develop and own the application software code for the various analytics processes, but we also design, develop and deploy complete turnkey engineered solutions, which integrate the our own proprietary applications with any third-party technology through our native centraco™ platform. Typically, competitors specialize either on applications software, command and control software or technology integration.

Highly Experienced Management and Key Personnel. Our management team and team of technologists have extensive experience in the design, development, deployment and maintenance of engineered systems.  We have a significant number of patents and continue to invent novel, cutting-edge applications for our various industries, with an emphasis on rail systems. We have developed our core technologies based on real-time feedback from our field deployments,

Technical Support.  We provide 24/7/365 on-site and off-site technical support and maintain an in-house help desk with level 1 through 3 tech support personnel, a service which is especially significant given the complexity of our mission-critical system deployments.

Embedded Technologies.  Both the back-end analytics (praesidium ™) and the front-end user interface (centraco ™) are natively embedded and provide seamless operational continuity.

Our Customers

Duos Technologies provides a broad range of sophisticated intelligent technology solutions with an emphasis on security, inspection and operations for critical infrastructure within a variety of industries including transportation, healthcare, oil, gas and utilities sectors. Some of the current applications we have, specific to critical infrastructure include:

Our customer base consists of predominantly Fortune-500 companies and includes:

•	Amtrak
•	Burlington Northern (BNSF)
•	Chicago METRA
•	Concho Resources
•	Conrail
•	CSX
•	Kansas City Southern de Mexico
•	Johns Hopkins/TSA
•	LA Metrolink
•	Monroe County Sheriff’s Office
•	National Grid
•	Olin Chlor Alkali
•	Transportation Technologies Center, Inc.
•	Union Pacific

Sales, Marketing and Customer Support

The Company currently markets its products and services through a combination of direct sales for the intelligent analytics platforms and through strategic partners for the IT infrastructure services. The direct sales team is comprised of a senior manager, 2 senior account managers and support staff for proposal writing, project management and after sales support. Sales through strategic partners are handled by a senior level manager with implementation and professional services either handled by in-house staff or by independent contractors for delivery of professional services. It is intended to significantly expand the business development team by adding sales staff, marketing specialists and electronic media staff. The Company currently attends industry-specific trade shows.

In 2017, the Company plans to implement a combination of product and corporate marketing campaigns to boost its brand and corporate name recognition. The product marketing campaigns will include a significant refresh of its web presence, advertising in trade publications, increased presence at trade shows, with focus on the rail and homeland security sectors, increased participation at industry seminars and conventions as guest presenters, and the organization of “lunch and learn” sessions, hosted by national engineering firms and tear one and tear two integrators.

The corporate marketing campaign will also include a coordinated series of “non-deal” road shows, extended presence and presentations at investor conferences, extended research coverage, implementation of regular investor and shareholder conference calls, and the quarterly publication of a CEO report with updates on the Company’s R&D news. The Company will continue releasing PRs of all relevant project awards, technology achievements and new technology initiatives.

Manufacturing and Assembly

Duos’s research and development team designs and develops all of its systems and applications.  While initial prototypes and pilot systems of the Company’s proprietary vue™ and plss™ systems have been manufactured by a combination of in-house engineers and contract fabricators, it is planned to fully outsource the manufacturing of this specialized equipment.  Furthermore, on-site installations are performed using a combination of in-house project managers/engineers and specialist (local) sub-contractors.  Duos entered recently into a MOU with a national rail systems installation and services company which has the capability to provide full-scale installation, project management and maintenance services as our business grows.

Government Regulations

Our core praesidium ™ analytics suite is Department of Homeland Security (DHS) Safety Act certified and our staff is Chemical Facility Anti-Terrorism Standards (CFATS) certified.  We comply with all local, state and federal regulations as applicable.  There is currently no expectation or known legislative initiatives which would impact any of our programs.

Intellectual Property

We currently rely upon a combination of trade secrets, patents, copyrights and trademarks, as well as non-disclosure agreements and invention assignment agreements, from our staff, to protect our technologies and other proprietary company information. As of December 31, 2016, our intellectual property portfolio includes 8 patents and 20 trademarks issued or allowed by the United States Patent and Trademark Office (USPTO) and we have 2 pending patent applications in the United States.

Our policy is to require our employees, consultants, advisors and collaborators to execute confidentiality agreements. Additionally, we require our employees and consultants to execute assignment of invention agreements upon the commencement of employment, consulting or advisory relationships. These agreements generally provide that all confidential information developed or made known to a party by us during the course of the party’s association with our company is to be kept confidential and not to be disclosed to third parties except in specific circumstances. In the case of employees and consultants, the agreements also provide that all inventions conceived by the individuals in the course of their employment or consulting relationship will be our exclusive property.

The following charts represent a list of the Company’s current patents and trademarks related to Duos’ two core technology platforms, i.e. praesidium® and centraco™

Patents

Owner Duos Technologies, Inc.			
Method and Apparatus for Automatic Corrosion Detection Via Video Capture	11/804001	7,822,273	10/26/2010
Method and Apparatus for Detecting Container Breach Via Visual Cues	11/755959	7,692,541	4/6/2010
Method and Apparatus for Automatic Zone Occupation Detection Via Video Capture	11/758427	7,844,078	11/30/2010
Method and Apparatus for Automatic Non-Invasive Illegal Rider Detection System	11/758709	7,663,474	2/16/2010
Method and Apparatus for Interpreting Images in Temporal or Spatial Domains	11/759638	7,869,621	1/11/2011
Method and Apparatus for Bridge Collision Alert Monitoring and Impact Analysis	12/139532	7,786,850	8/31/2010
Explosive Detection Portal	12/411,745	8,149,115	4/3/2012
Method for Automatically Ignoring Cast Self-Shadows to Increase the Effectiveness of Video Based Surveillance Systems	12/813,846	8,665,329	3/4/2014
Method and Apparatus to Capture Continuous High Resolutions Images of Moving Train Car Undercarriages and its Structural Components	14/971,145	Pending	
Method and Apparatus for the Accurate Linear Speed Measurement of Trains	14/994,264	Pending	
Owner Duos Technologies Group, Inc.			
On Site Physical Inventory Method	11/807/755	7,752,088	7/6/2010

Trademarks

The following represents a list of the Company’s current patents and trademarks related to ITAM

On July 6, 2010, the US Patent and Trademark Office issued a technology process patent to ISA for its software and methodologies. The patent is a process whereby ISA supplies an on-site server with a database and an on-site handheld computer/scanner for:

•	Comparing and updating location input in the server database through the handheld computer/scanner at the site of physical assets being inventoried.
•	Adding racks and rows of racks and inputting the location of the racks into the handheld computer/scanner.
•	Specifying the location of power supplies and the type of power supplies.
•	Designating rack unit positions and selecting manufacturer/model numbers for rack mounted devices.
•	Entering specifications of rack mounted devices, and inputting floor mounted devices into the handheld computer/scanner.
•	Defining floor mounted devices’ power connections and updating the handheld computer/scanner.

Employees

We have 38 full time employees and we believe our employee relations have good relations with such employees. We have not experienced any work stoppages and we believe that our relations with our employees are good.

Legal Proceedings

On May 12, 2016, in Broward County, Florida, the holder of two convertible notes in the amount of $50,000 and $46,975 respectively sued the company alleging that the Company was in default for not making scheduled principal and interest payment and failing to convert a portion of the notes into the Company’s common stock. As previously reported, on May 23, 2016, we filed a lawsuit in Broward County, Florida against, Greentree Financial Group, Inc., the holder of $96,975 aggregate principal amount of our convertible notes. The suit alleges, amongst other things, that the officers and directors of Greentree that entered into the notes, failed to disclose legal facts with respect to their personal conduct in the past, which, had the Company known, would have made it unlikely that such transaction would have been consummated. The Company owes the principal and interest due under the notes and sought to pay principal and interest of the note which first came due, but its offer was rejected. On January 19, 2017, the Company executed a settlement agreement with Greentree Financial Group resolving a pending lawsuit concerning two convertible notes (the “Notes”) that were entered into in March and June of 2015.  The settlement calls for payment of $150,000 due within 45 days of execution thereof and resolves all outstanding obligations related to the Notes.

As of January 20, 2017, there were no other pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

Properties

We do not own any real property. The Company has an operating lease agreement through the former parent, for office space of approximately 8,308 square feet located in Jacksonville, Florida. This space is utilized for office purposes and it is our belief that the space is adequate for our immediate needs. Should we feel the need to expand our offices, the lease contains an option to lease potential annex space in the same building from the Landlord, as defined in the lease agreement.

DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this prospectus, our directors and executive officers are as follows:

Name	Age	Position
Gianni Arcaini	68	Chairman, Chief Executive Officer, President
Adrian Goldfarb	59	Chief Financial Officer and Director
Alfred J. (Fred) Mulder(1)	74	Director

———————

(1)	Chairman of the Compensation Committee and member of the Audit Committee

Each director serves for a one year term, or until his successor is duly elected and qualified or his earlier resignation, removal or disqualification. The business experience of each of our directors and executive officers for the following:

Gianni Arcaini, Chairman, Chief Executive Officer, and President

Mr. Arcaini, has been the Chairman of the Board, Chief Executive Officer and President since April 1, 2015, and held the same positions with our subsidiary, Duos Technologies, Inc. since 2002. Prior to his involvement with Environmental Capital Holdings, Inc., a predecessor of the Company, Mr. Arcaini spent over 10 years in various executive capacities with Robex International, a joint venture of Royal Volker Stevin, Royal Bijenkorf and the Westland Utrecht Bank, ultimately acquiring the Robex International in a management buyout after having expanded its operations into the United States.

Mr. Arcaini completed his early education at a Jesuit Boarding school in Austria and Germany, and graduated from a state business school in Frankfurt, Germany. He is fluent in German, Dutch, Italian, Spanish and English.

The Board believes Mr. Arcaini’s significant experience in the Company’s industry and a deep knowledge of our business and customers and contributes a perspective based on his many years of involvement with our company will be of great value to the Company as it grows. Mr. Arcaini is also the visionary leader of the Company and is personally involved in creating the initial design of our technologies prior to implementation by our research & development teams.

Adrian Goldfarb, President, Chief Financial Officer, and Director

Mr. Goldfarb, has served as a Director since April 2010. Effective July 1, 2012, he was appointed as President and Chief Financial Officer. Mr. Goldfarb also currently serves as a non-Executive Chairman of Gelstat Corporation, public company engaged in the development, manufacturing and marketing of homeopathic and natural supplements. Mr. Goldfarb is a 35-year technology industry veteran including more than 25 years in information technology. Mr. Goldfarb graduated “cum laude” with a business degree specializing in Finance from Rutgers University, Newark, NJ.

The Board believes Mr. Goldfarb’s significant experience in financial stewardship of small public companies will be of great value to the Company as it grows.

Alfred J. (Fred) Mulder, Director

Mr. Mulder was appointed as a Director on April 1, 2015 and serves as both the Chairman of the Compensation Committee and member of the Audit Committee. From June 2006 to April 2015, he served as a Director with our subsidiary Duos Inc. He is an independent consultant (M&A / Corporate Finance) and investor in various companies in the USA and Europe, including duostech.  Between 2001 and 2013, Mr. Mulder served as Executive Chairman of the Board of LBI International N.V. and from 2009 until 2014 as non-executive member of the board of W.P. Stewart in New York. He also serves as Chairman of the Investment Committee of Nethave N.V. (ICT Technology), Berghave N.V. (Turnaround/reshaping funding) and the Pension Fund of Radio Holland N.V. In 1993, Mr. Mulder was co-founder and became Chairman and Managing Director of Greenfield Capital Partners N.V., an independent private equity and corporate finance group headquartered in The Netherlands. From 1981 to 1993, he held positions of Managing Director, Chief Executive Officer of Transmark Holding B.V. and Managing Director of Pon Holdings B.V. and subsequently was a non-executive board member of companies such as HAL Investments N.V. (the holding company of Holland America Line), Pon Holdings B.V., and Transmark Holding B.V., Meulenhoff en Co N.V., SAIT Radio Holland SA, Lacis Communication N.V., Meijn Processing Industrie B.V., and CapCorp Investments N.V.

Mr. Mulder obtained his PMD in 1973 from the Harvard Business School, with special emphasis on Marketing & Corporate Strategy.

The Board believes Mr. Mulder’s extensive background in international business will allow him to assist the Company as it grows.  Mr. Mulder serves as a liaison with the Company’s European based shareholders.

Key Employees

Connie Weeks, Senior Vice President, Chief Accounting Officer

Ms. Weeks has over 35 years of accounting experience and is responsible for all aspects of financial reporting, internal controls, and cash management. She has been a key member of the Duos team for over 30 years, starting with ECH (predecessor to Duos Technologies) as an assistant to the staff accountant and now serving as Senior Vice President and Chief Accounting Officer.

David Ponevac, Senior Vice President, Chief Technology Officer

Mr. Ponevac brings 14 years of software engineering experience, concentrating on web and mobile environments, where he has leveraged his considerable expertise in Objective-C, Java, C#, PHP and many other scripting languages. Mr. Ponevac began his tenure at Duos Technologies as the Director of Front-end Application Development, where his successes led to being appointed Chief Architect of centraco™, the Company’s flagship customer facing software suite.

Felix Krupczynski, Executive Vice President Operations, General Manager

Mr. Krupczynski brings over thirty years of experience as a senior executive with a comprehensive global management background in leading edge technology products and services. With a strong technical and management foundation encompassing operations, engineering, business development, acquisitions and strategy, he has consistently demonstrated innovation and creativity to foster growth.  Mr. Krupczynski’s extensive Fortune-50 experience as a senior executive with Motorola covered the start-up and/or growth of four divisions including a research and development center, manufacturing facility, customer service centers throughout China, and a broadband access division throughout the Asia Pacific region.

Mr. Krupczynski filed for personal bankruptcy, chapter 7, in 2008.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition and Director Independence

As of the date of this prospectus, our board of directors consists of three members: Mr. Gianni Arcaini, Mr. Adrian Goldfarb, Joseph Glodek, and Alfred J. (Fred) Mulder. The directors will serve until our next annual meeting and until their successors are duly elected and qualified. The Company defines “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.

In making the determination of whether a member of the board is independent, our board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Related Party Transactions”. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. On the basis of such review and its understanding of such relationships and transactions, our board affirmatively determined that Alfred J. (Fred) Mulder is qualified as independent and that he does not have any material relationship with us that might interfere with his exercise of independent judgment.

Board Committees

We have established an audit committee and a compensation committee. Each committee has its own charter. Each of the board committees has the composition and responsibilities described below.

Audit Committee

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934, as amended (the “Exchange Act”). After the recent resignation of Mr. Joseph Glodek, only Alfred J. (Fred) Mulder is a member of the Audit Committee. Mr. Mulder is “independent” within the meaning of Rule 10A-3 under the Exchange Act and the NASDAQ Stock Market Rules. Our board has determined that no one is currently an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. The Board intends to appoint two additional members to the audit committee one of which shall serve as the chair and an audit committee financial expert prior to the effectiveness of the registration statement of which this prospectus forms a part.

The Audit Committee oversees our accounting and financial reporting processes and oversee the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies;
•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

Compensation Committee

After the recent resignation of Mr. Joseph Glodek, only Alfred J. (Fred) Mulder is a member of the Compensation Committee. Mr. Mulder is “independent” within the meaning of the NASDAQ Stock Market Rules. Mr. Mulder qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the board of directors in the discharge of its responsibilities relating to the compensation of the board of directors and our executive officers. Mr. Mulder serves as Chairman of our Compensation Committee.  The Board will appoint two additional members to the Compensation Committee prior to the effectiveness of the registration statement to which this prospectus forms a part.

The Committee’s compensation-related responsibilities include, but are not limited to:

•	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;
•	reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;
•

determining the need for and the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or board of directors;

•	providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;
•

reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our board of directors as needed, and exercising all the authority of our board of directors with respect to the administration of such plans;

•	reviewing and recommending to our board of directors the compensation of independent directors, including incentive and equity-based compensation; and
•	selecting, retaining and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate.

Nominating and Corporate Governance Committee

We do not currently have a standing Nominating and Corporate Governance Committee The Board intends to form a Nominating and Corporate Governance Committee prior to the effectiveness of the registration statement of which this prospectus forms a part.  Each such member of the committee will be “independent” within the meaning of the NASDAQ Stock Market Rules. The purpose of the Nominating and Corporate Governance Committee will be to recommend to the board nominees for election as directors and persons to be elected to fill any vacancies on the board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. The Board intends to appoint three members to the committee prior to the effectiveness of the registration statement of which this prospectus forms a part.

It is anticipated that the Committee’s responsibilities include:

•	recommending to the board of directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board;
•	considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;
•	overseeing the administration of the Company’s Code of Ethics;
•	reviewing with the entire board of directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;
•

the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

•	recommending to the board of directors on an annual basis the directors to be appointed to each committee of the board of directors;
•	overseeing an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively;
•	developing and recommending to the board a set of corporate governance guidelines applicable to the Company.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation received for services rendered in all capacities to our Company for the last two fiscal years, which was awarded to, earned by, or paid to our Chief Executive Officer, Chief Financial Officer and our former Chief Executive Officer, which we refer to collectively as our "Named Executive Officers."

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock ($)		Other Comp. ($)		Total ($)

Gianni Arcaini, Chairman of the Board, Chief Executive Officer, President, Director	2016	226,600		24,154				61,000		311,754
	2015	226,600		67,960	(1)			24,154	(2)	313,560

Adrian Goldfarb, Chief Financial Officer, Director	2016	142,500								142,500
	2015	110,992				33,879	(3)	18,343	(4)	163,214

Joseph Coschera, Former Chief Executive Officer, Former Director	2016	-		-		-		-		-
	2015	20,192	(5)			33,879				54,071

———————

(1)

Represents an amount equal to 1% of annual revenues to which Mr. Arcaini is entitled under the terms of his employment, which is being deferred until the company has sufficient working capital to pay this amount.  Since 2008, in an effort to conserve cash flow, all amounts payable to Mr. Arcaini in respect of this entry have been deferred and as of December 31, 2015, the aggregate deferred amount owing is $605,061 including accrued interest.

(2)	Comprised of $18,000 per annum car allowance and $6,154 in Company paid membership dues and subscriptions.
(3)	Represents the fair value on the grant date of 85,000 shares of the Company common stock issued to Mr. Goldfarb on March 31, 2015 owed to him upon the effectiveness of the reverse triangular merger.
(4)	Represents taxes paid by Company as compensation for converting $58,000 of deferred salary into Company stock at $0.40 per share
(5)	Mr. Coschera resigned as Chief Executive Officer and Director as of April 1, 2015, upon the effectiveness of the Merger.

Outstanding Equity Awards at December 31, 2016

There were no outstanding equity awards to any of our Named Executive Officers during the year ended December 31, 2016.

2016 Equity Plan

On March 11, 2016, the Board adopted, subject to the receipt of stockholder approval, the 2016 Equity Incentive Plan (the “2016 Plan”) providing for the issuance of up to 8,000,000 shares of our common stock. The purpose of the Plan is to assist the Company in attracting and retaining key employees, directors and consultants and to provide incentives to such individuals to align their interests with those of our stockholders.

Administration

The 2016 Plan is administered by the Compensation Committee of the Board, which currently consists of two members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Code Section 162(m). Among other things, the compensation committee has complete discretion, subject to the express limits of the 2016 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted the terms and conditions of the award, the form of payment to be made and/or the number of shares of common stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock underlying the award, and the required withholding, if any. The Compensation Committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The Compensation Committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2016 Plan. Notwithstanding the foregoing, the compensation committee does not have any authority to grant or modify an award under the 2016 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A.

Grant of Awards; Shares Available for Awards

The 2016 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of the Company or its affiliates. We have reserved a total of 8 million shares of common stock for issuance as or under awards to be made under the 2016 Plan. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2016 Plan.

Currently, there are eleven identified employees (including two executive officers and directors), three non-employee directors, and up to thirty other current or future staff members who would be entitled to receive stock options and/or shares of restricted stock under the 2016 Plan. Future new hires and additional non-employee directors and/or consultants would be eligible to participate in the 2016 Plan as well.

Stock Options

The 2016 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under the Code, or “nonqualified stock options” (“NQSOs”); provided, however, that ISOs may only be issued if our stockholders approve the 2016 Plan at the annual meeting. Stock options may be granted on such terms and conditions as the compensation committee may determine; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of the Company’s common stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of our company or a parent or subsidiary of our company). ISOs may only be granted to employees. In addition, the aggregate fair market value of our common stock covered by one or more ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

Stock Appreciation Rights

A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, stock options granted under the 2016 Plan. A SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the common stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the compensation committee may specify.

Performance Shares and Performance Unit Awards

Performance share and performance unit awards entitle the participant to receive cash or shares of our common stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values.

Restricted Stock Awards and Restricted Stock Unit Awards

A restricted stock award is a grant or sale of common stock to the participant, subject to our right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if issued to the participant at no cost) in the event that conditions specified by the compensation committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to us. Our restricted stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of common stock for each restricted stock unit subject to such restricted stock unit award, if the participant satisfies the applicable vesting requirement.

Unrestricted Stock Awards

An unrestricted stock award is a grant or sale of shares of our common stock to the participant that is not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to the Company or an affiliate or for other valid consideration.

Amendment and Termination

The compensation committee may adopt, amend and rescind rules relating to the administration of the 2016 Plan, and amend, suspend or terminate the 2016 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2016 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. We have attempted to structure the 2016 Plan so that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Code Section 162(m).

Director Compensation

Each independent director is entitled to receive $15,000 per annum for service on our Board in 2016. In addition, Chairmen of committees are awarded an additional $5,000 per annum in compensation in connection with their service in such capacity.

The following table summarizes data concerning the compensation of our non-employee directors for the year ended December 31, 2016.

Director Name	Fees Earned or Paid in Cash (1)	Total
Gijs van Thiel	20,000	20,000
Joseph S. Glodek(a)	15,000	15,000
Alfred J. (Fred) Mulder	20,000	20,000

———————

(1)	The Company and the Board agreed that the fee owed to the members would be payable in stock valued at fair market value.
(2)	Mr. Glodek resigned from the Board on January 19, 2017.

Employment Agreement

Gianni Arcaini. Prior to the effectiveness of the Merger, duostech and Gianni Arcaini entered into an employment agreement (the “Arcaini Employment Agreement”) dated May 1, 2003, as subsequently amended on February 10, 2004 and February 12, 2007, pursuant to which Mr. Arcaini served as Chief Executive Officer, President and Chairman of Duos. The Arcaini Employment Agreement has continued in effect following the Merger. Under the agreement, Mr. Arcaini is paid an annual salary of $226,600 and a car allowance of $18,000 per annum.  In addition, as incentive based compensation, Mr. Arcaini is entitled to 1% of annual gross revenues of Duos.  However, in order to conserve cash flow, since January 2008, Mr. Arcaini has been deferring a part of his compensation and, as of September 30, 2016, such deferred amount including accrued interest totaled an aggregate of $581,988. The Arcaini Employment Agreement had an initial term that extended through April 30, 2006, subject to renewal for successive one-year terms unless either party gives notice of that party’s election to not renew to the other at least 60 days prior to the expiration of the then-current term.  The Arcaini Employment Agreement remains in effect through December 31, 2017. The agreement contains certain provisions for early termination, which may result in a severance payment equal to one year of base salary then in effect. It is anticipated that Mr. Arcaini’s compensation terms will be revisited in the future by the Compensation Committee of the Company’s Board.

Potential Payments upon Change of Control or Termination following a Change of Control

Our employment agreement with Mr. Arcaini, our Chief Executive Officer, provides incremental compensation in the event of termination, as described herein. Generally, we currently do not provide any severance specifically upon a change in control nor do we provide for accelerated vesting upon change in control.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 19, 2017 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding common stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of common stock.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of January 19, 2017. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of January 19, 2017 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors and officers is c/o Duos Technology Group, Inc., at 6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216.

Name and Address of Beneficial Owner	Outstanding Common Stock		Percentage of Ownership of Common Stock
5% Beneficial Shareholders:
De Hoge Noot BV(1)	17,074,610		26%
Alain Hirschler	5,225,333		8%
Michiel Hirschler	6,375,424		9.7%
Officers and Directors:
Gianni Arcaini	4,698,773	(2)	7.2%
Adrian Goldfarb	165,600		* %
Fred Mulder	381,206		* %
Joseph Coschera(3)	31,000		* %
Officers and Directors as a Group (4 persons)	5,276,579		8%

———————

*	denotes less than 1%
(1)

To the best of our knowledge, the natural person or persons who hold voting and dispositive control over the shares beneficially owned by De Hoge Noot BV is Mr. Willem van Kooten a resident of Hilversum, The Netherlands.

(2)	These shares are held by Robex International, Inc., a Florida corporation (“Robex”). Mr. Arcaini owns 95% of Robex and has sole dispositive voting power over such shares.
(3)

Mr. Coschera resigned as Chief Executive Officer and Director as of April 1, 2015, upon the effectiveness of the Merger. Mr. Coschera continues as an employee of the Company but no longer holds an executive position.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 19, 2016, the Company received a $60,000 loan less fees of $75 for a related party loan with proceeds of $59,925 from the Company’s CEO.  The promissory note carries an annual interest rate of 7.99% with a monthly installment payment of $1,052 through July 19, 2022.   As of September 30, 2016, the outstanding balance was $58,610.

On August 11, 2016, the Company received an $111,645 loan from Michiel Hirschler.  The note accrues interest at the rate of 8% per annum and is repayable on or before February 11, 2017.  As of September 30, 2016, the outstanding balance was $111,645.

On January 28, 2016, the Company’s CFO loaned the Company $30,000, accruing interest at .67% per month and is repayable by the Company when sufficient funds are available.  At September, 2016, the outstanding loan balance was $31,973.

On March 10, 2015, the Company received a $100,000 loan from Michiel Hirschler. The note accrues interest at the rate of 12% per annum and was repayable on or before December 15, 2015. The Company and shareholder agreed to convert the principal amount and accrued interest for a total of $107,627 to common stock effective October 28, 2015 for 358,758 shares of common stock at $0.30 per share. The Company recorded a loss on conversion in the amount of $35,876.

On April 8, 2015, the Company received a $310,000 loan from De Hoge Noot. The note accrues interest at the rate of 6% per annum and was repayable on or before October 31, 2015. There was accrued interest balance of $8,616 as of September 30, 2015. The Company and shareholder replaced the note with a promissory new note in the face amount of $320,166, which includes principal and accrued interest through October 31, 2015. Repayment has been fixed at eleven monthly payments of $27,750 plus one final payment of $27,006.63 (including interest of 6%) beginning on or before December 31, 2015. As of September 30, 2016, the Company is seven payments in arrears and the outstanding balance was $241,346.

On August 1, 2012 the Company entered into independent contractor master services agreement (the “Services Agreement”) with Luceon, LLC, a Florida company, owned by our Chief Technology Officer, David Ponevac.  The Services Agreement provides that Luceon will provide support services including management, coordination or software development services and related services to Duos from time to time.

Policy on Future Related Party Transactions

The Company requires that any related party transactions must be approved by a majority of the Company’s independent directors.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Florida Business Corporation Act relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Florida law and is qualified by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

General

The Company is authorized to issue an aggregate number of 510,000,000 shares of capital stock, of which 10,000,000 shares are blank check preferred stock, $0.001 par value per share and 500,000,000 shares are common stock, $0.001 par value per share.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of blank check preferred stock, $0.001 par value per share. The Company has one class of preferred stock currently authorized for issuance.

Series A Convertible Preferred Stock

The following summary of certain terms and provisions of our Series A Convertible Preferred Stock (the “Series A Preferred”) is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our certificate of designation of preferences, rights and limitations of Series A Convertible Preferred Stock (the “Series A Preferred Certificate of Designation”).

General. Our certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of our preferred stock, par value $0.001 per share.

Subject to the limitations prescribed by our articles of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors has designated 500,000 of the 10,000,000 authorized shares of preferred stock as Series A Convertible Preferred Stock. When issued, the shares of Series A Convertible Preferred Stock will be validly issued, fully paid and non-assessable.

Rank. The Series A Convertible Preferred Stock will rank senior to our common stock to the extent of its liquidation preference of $10 per share (the “Stated Value”).

Conversion. Each share of the Series A Preferred is convertible into shares of our common stock (subject to adjustment as provided in the related certificate of designation of preferences) at any time at the option of the holder, into that number of shares of common stock determined by dividing the sum of (i) the Stated Value of such shares of Series A Preferred and (ii) the accrued and unpaid dividends per share by the conversion price of $0.18 (the “Conversion Price”).

Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary (the “Liquidation Event”), holders of the Series A Preferred then outstanding shall be entitled to receive, out of assets of the Company available for distribution to its stockholders, an amount equal to the Stated Value plus any accrued and unpaid dividends as of the date of such Liquidation Event.

Voting Rights. Holders of Series A Preferred will vote on an as converted basis on all matters on which the holders of common sstock are entitled to vote.  In addition, as long as the Series A Preferred remains outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation Event senior to, or otherwise pari passu with, the Series A Preferred (iii) amend its Articles of Incorporation or other charter documents in any way that may adversely affect any rights of Series A Preferred, (iv) increase the authorized shares of Series A Preferred or (v) enter into any agreement with respect to the foregoing.

Dividends. Each share of Series A Convertible Preferred Stock shall be entitled to receive, an annual 8% dividend. Such dividend will be accrued and be paid either as part of conversion to common stock where such dividend will be converted at the same rate or on redemption at the end of 3 yearsThe holders of shares of the Series A shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefore, cumulative cash dividends at an annual rate of eight percent (85) of the Stated Value (the “Dividend Rate”). Such dividends on shares of Series A shall be cumulative from the date such shares are issued, whether or not in any period there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when as, and if declared by the Board of Directors, on April 10, July 10, October 10, and January 10 in each year (each a “Dividend Payment Date”_ to holders of record as of March 31, June 30, September 30 and December 31 in each year (the “Record Date”). Cumulative dividends shall at all times accrue a compounded rate equal to the Dividend Rate and shall accrue from and including the date of issuance of such shares to and including a Dividend Payment Date. Such dividends shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Company legally available for the payment of dividends.

Certain Adjustments. The conversion price of the Series A Convertible Preferred Stock is subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our common stock. Additionally, if the Company sells or issues any shares of Common Stock or Common Stock Equivalents at a price per share less than the Conversion price (a “Lower-Price Issuance”) in connection with a financing where one of the purposes is to permit the Company’s Common Stock being accepted for listing on a National Securities Exchange, then for a period of 30 days after the Common Stock begins to trade on a National Securities Exchange the Conversion Price shall be reduced to the Lower Price Issuance. After the 30-day period has expired, the Conversion Price shall increase to the level immediately prior to commencement of the 30-day period.

Redemption. The holder has the right to request redemption of the Series A Preferred Stock after a period of 3 years in an amount equal to the Stated Value plus accrued and unpaid dividends.

Currently we have 29,600 shares of Series A Convertible Preferred Stock issued and outstanding.

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock, $0.001 par value per share. We currently have 66,220,698 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of January 19, 2017, there are 7,656,733 outstanding warrants to purchase our common shares. The warrants are exercisable for a term of five years with an exercise price range of $0.15 – $6.67.

Warrants to Be Issued in the Offering

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability.  The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation.  A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price.  The exercise price per whole share of common stock purchasable upon exercise of the warrants is expected to be $[    ] per share or 125% of public offering price of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability.  Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.  We intend to apply for the listing of the warrants offered in this offering on The NASDAQ Capital Market under the symbol “DUOTW”. No assurance can be given that such listing will be approved or that a trading market will develop.

Fundamental Transactions.  In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Representatives’ Warrants

The representative’s warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the registration statement at a per share exercise price equal to 125% of the public offering price per share of common stock in the offering.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Transfer Agent

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer Company, Corporate Office, 173-3 Keith Street, Warrenton, VA 20186.

Florida Anti-Takeover Law and Certain Charter and Bylaw Provisions

Certain provisions of Florida law and our Charter and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, may discourage certain types of takeover practices and takeover bids, and encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Florida Law:

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares  acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding warrants, or the anticipation of these sales, could adversely affect prevailing market prices from time to time and could impair our ability to raise equity capital in the future.

Based on the number of shares of common stock outstanding as of             , 2017, after giving pro forma effect to the closing of this offering we will have     shares of common stock outstanding, assuming (1) no exercise of the underwriters’ option to purchase additional shares of common stock and (2) no exercise of outstanding warrants. Of those shares, all of the shares sold in this offering will be freely tradable, except that any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may only be sold in compliance with the limitations described below.

Rule 144

In general, under Rule 144, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the availability of current public information about us. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares without regard to whether current public information about us is available. A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately [•] shares immediately after this offering; or
•	the average weekly trading volume of our common stock on the NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements, and to the availability of current public information about us.

Warrants

As of January 19, 2017, warrants to purchase a total of 7,656,733 shares of common stock were outstanding. Upon the exercise of outstanding warrants, shares will become eligible for sale subject to Rule 144.

Lock-Up Agreements

Our directors and executive officers and certain stockholders have agreed with the underwriters that for a period of 180 days after the date of this prospectus in the case of directors and executive officers, and 90 days after the date of this prospectus in the case of our principal stockholders, except with the prior written consent of the representatives and subject to specified exceptions, we or they will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock. Following the expiration of the lock-up agreements, shares will become eligible for sale subject to Rule 144.

UNDERWRITING

Joseph Gunnar & Co., LLC is acting as representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Warrants
Joseph Gunnar & Co., LLC
Total

The underwriters are committed to purchase all the shares of common stock and warrants offered by us if they purchase any shares of common stock and warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock and/or warrants covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of common stock and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The underwriters propose initially to offer the shares of common stock and warrants to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $[    ] per share of common stock and warrant. If all of the shares of common stock and warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representatives of the underwriters.

	Per Combined Share and Warrant	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1% of the gross proceeds received at the closing of the offering. We have paid an expense deposit of $30,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We have also agreed to pay the representative’s expenses relating to the offering, including (a) all actual filing fees incurred in connection with the review of this offering by the Financial Industry Regulatory Authority, or FINRA; (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (c) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the closing in such quantities as Joseph Gunnar & Co. may reasonably request; (d) the fees and expenses of the Underwriter’s legal counsel not to exceed $75,000; (e) the $29,500 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the Offering; and (f) up to $20,000 of Joseph Gunnar & Co.’s actual accountable “road show” expenses for the Public Offering.

The total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and expenses, are approximately $_______and are payable by us.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to _____ additional shares of our common stock at a public offering price of $___ per share and/or warrants to purchase _______ shares of our common stock at a public offering price of $______ per warrant, solely to cover over-allotments, if any.

The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of shares of common stock and/or warrants by the underwriters in excess of the total number of shares of common stock and/or warrants set forth in the table above. If any of these additional shares and/or warrants are purchased, the underwriters will offer the additional shares and/or warrants on the same terms as those on which the shares and warrants are being offered. We will pay the expenses associated with the exercise of the over-allotment option.

Representatives’ Warrants

We have agreed to issue to the representative the representative’s warrants to purchase up to ______ shares of common stock (5% of the shares of common stock and shares of common stock underlying warrants sold in this offering, plus 5% of any shares of common stock and/or warrants sold upon exercise of the over-allotment option, if any). We are registering hereby the issuance of the representative’s warrants and the shares of common stock issuable upon exercise of the warrants. The representative’s warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the registration statement at a per share exercise price equal to 125% of the public offering price per share of common stock in the offering. The representative’s warrants and the shares of common stock underlying the warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representatives (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the date of this prospectus, in the case of our directors and officers, and 90 days from the date of this prospectus, in the case of our principal stockholders.

Right of First Refusal

We have granted the representatives a right of first refusal, for a period of twenty four months from the commencement of sales of the offering, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the Representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twenty-four (24) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Representative for such Subject Transactions.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of securities in the offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing shares of securities in the open market. In determining the source of shares of securities to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of securities made by the underwriters in the open market before the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As result, the price of our securities may be higher than the price that might otherwise exist in the open market.

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our securities, including the imposition of penalty bids. This means that if the representative of the underwriters purchases securities in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•

to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Lucosky Brookman LLP. Certain legal matters in connection with this offering have been passed upon for the underwriters by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

Our consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2015 have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or
•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

DUOS TECHNOLOGIES GROUP, INC.

Consolidated Balance Sheets September 30, 2016 (unaudited) and December 31, 2015	F-32

Consolidated Statements of Operations for the three and nine months ended September 30, 2016 and 2015 (unaudited)	F-33

Consolidated Statements of Cash Flows for the nine months ended September 30, 2016 and 2015 (unaudited)	F-34

Condensed Notes to the Consolidated Financial Statements (unaudited)	F-36

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:

Duos Technologies Group, Inc.

We have audited the accompanying consolidated balance sheets of Duos Technologies Group, Inc. and Subsidiaries as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2015.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Duos Technologies Group, Inc. and Subsidiaries as of December 31, 2015 and 2014 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company reported a net loss of $2,325,950 and cash used in operating activities of $2,116,481 in 2015. At December 31, 2015, the Company had a working capital deficiency, stockholders’ deficit and accumulated deficit of $3,888,273, $3,758,723 and $20,951,176 respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

March 31, 2016

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash	$140,129	$85,435
Accounts receivable	452,235	317,934
Costs and estimated earnings in excess of billings on uncompleted contracts	421,116	218,309
Prepaid expenses and other current assets	165,095	92,859
Total Current Assets	1,178,575	714,537

Property and equipment, net	72,544	44,883

OTHER ASSETS:
Patents and trademarks, net	57,006	52,496
Total Other Assets	57,006	52,496

TOTAL ASSETS	$1,308,125	$811,916

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$1,061,961	$550,456
Accounts payable - related party	30,070	53,122
Commercial insurance/office equipment financing	44,024	33,055
Notes payable-related parties	486,964	75,000
Notes payable	52,500	—
Convertible notes payable, including premiums	338,058	1,425,106
Line of credit	40,216	—
Payroll taxes payable	296,215	600,181
Accrued expenses	955,570	694,498
Billings in excess of costs and estimated earnings on uncompleted contracts	303,064	153,783
Deferred revenue	908,206	865,394
Contingent lawsuit payable	550,000	1,411,650
Total Current Liabilities	5,066,848	5,862,245

Total Liabilities	5,066,848	5,862,245

Commitments and Contingencies (Note 10)

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 10,000,000 authorized, none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized, 64,777,621 and 57,738,209 shares issued and issuable, and outstanding at December 31, 2015 and December 31, 2014, respectively	64,778	57,738
Additional paid-in capital	17,127,675	13,517,159
Accumulated deficit	(20,951,176)	(18,625,226)

Total Stockholders' Equity (Deficit)	(3,758,723)	(5,050,329)

Total Liabilities and Stockholders' Equity (Deficit)	$1,308,125	$811,916

See accompanying notes to the consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2015	2014
REVENUES:
Project	$3,758,653	$1,802,930
Maintenance and technical support	2,481,183	2,399,527
IT asset management services	527,927	—
Total Revenues	6,767,763	4,202,457

COST OF REVENUES:
Project	2,051,969	1,146,045
Maintenance and technical support	958,995	986,058
IT asset management services	185,212	—
Total Cost of Revenues	3,196,176	2,132,103

GROSS PROFIT	3,571,587	2,070,354

OPERATING EXPENSES:
Selling and marketing expenses	254,083	283,440
Salaries, wages and contract labor	2,586,735	2,264,333
Research and development	216,806	191,662
Professional fees	256,111	83,538
General and administrative expenses	906,344	835,073
Impairment loss on intangible assets and goodwill acquired (see Note 13)	1,578,816	—
Total Operating Expenses	5,798,895	3,658,046

INCOME (LOSS ) FROM OPERATIONS	(2,227,308)	(1,587,692)

OTHER INCOME (EXPENSES):
Interest expense	(744,343)	(515,539)
Gain (loss) on settlement of debt, net	(216,271)	—
Other income, net	861,973	76
Total Other Income (Expense)	(98,641)	(515,463)

Loss before taxes	(2,325,950)	(2,103,155)

Franchise tax	—	(3,860)

NET LOSS	(2,325,950)	(2,107,015)

Preferred stock dividends	—	(536,376)

Net loss applicable to common stock	$(2,325,950)	$(2,643,391)

NET LOSS APPLICABLE TO COMMON STOCK PER COMMON SHARE:
Basic	$(0.04)	$(0.05)
Diluted	$(0.04)	$(0.05)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	61,250,974	56,611,537
Diluted	61,250,974	56,611,537

See accompanying notes to the consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

For the Years Ended December 31, 2015 and 2014

			Additional
	Common Stock		Paid-in-	Accumulated
	# of Shares	Amount	Capital	Deficit	Total
Balance December 31, 2013	56,605,329	$56,605	$12,600,969	$(15,981,835)	$(3,324,261)

Common stock issued for inducement	1,132,880	1,133	379,814	—	380,947

Cumulative dividends (Note 13)			536,376	(536,376)	—

Net Loss for the year ended December 31, 2014	—	—	—	(2,107,015)	(2,107,015)

Balance December 31, 2014	57,738,209	57,738	13,517,159	(18,625,226)	(5,050,329)

Common stock issued upon conversion of convertible debt	3,818,563	3,819	2,254,252	—	2,258,071

Common stock issued for settlement of accounts payable	50,000	50	16,750	—	16,800

Common stock deemed issuance to ISA shareholders related to reverse merger (see Note 13)	1,246,870	1,247	392,682	—	393,928

Common stock issued for services	237,265	237	136,373	—	136,610

Officer salary settled for common stock	141,205	141	56,341	—	56,482

Exchange of warrants for common stock	34,350	34	3,048	—	3,082

Warrants issued with convertible debt	—	—	30,722	—	30,722

Promissory notes settled by issuance of common stock	1,511,159	1,511	609,291	—	610,802

Reclassification of convertible note premiums upon conversion of debt	—	—	111,058	—	111,058

Net Loss for the year ended December 31, 2015	—	—	—	(2,325,950)	(2,325,950)

Balance December 31, 2015	64,777,621	$64,778	$17,127,675	$(20,951,176)	$(3,758,723)

See accompanying notes to the consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(2,325,950)	$(2,107,015)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	44,411	55,162
Gain on settlement of accounts payable/note conversion	(27,194)	—
Stock issued for services	58,775	—
Loss on settlement of debt	243,465	—
Amortization of stock based prepaid consulting fees	41,126	—
Loss related to warrants exchanged for stock	3,082	—
Common Stock issued for inducement	—	380,947
Impairment loss on intangible assets and goodwill acquired	1,578,816	—
Changes in assets and liabilities:
Accounts receivable	(134,301)	337,689
Costs and estimated earnings on uncompleted contracts	(202,807)	(23,211)
Put premium	—	—
Prepaid expenses and other current assets	(35,526)	(5,463)
Accounts payable	(657,920)	(365,547)
Accounts payable-related party	(23,052)	(7,589)
Interest from premium accretion on convertible notes	—	25,889
Payroll taxes payable	(303,966)	143,226
Accrued expenses	294,117	(36,650)
Billings in excess of costs and earnings on uncompleted contracts	149,281	144,266
Contingent lawsuit payable	(861,650)	409,326
Deferred revenue	42,812	63,320

Net cash used in operating activities	(2,116,481)	(985,650)

Cash flows from investing activities:
Cash acquired in acquisition	1,346	—
Purchase of patents/trademarks	(10,420)	(5,500)
Purchase of fixed assets	(66,162)	(24,846)

Net cash used in investing activities	(75,236)	(30,346)

Cash flows from financing activities:
Bank overdraft proceeds	—	(97,491)
Proceeds from bank line of credit	40,216	—
Proceeds from related party notes	464,464	—
Proceeds from borrowings under convertible notes and other debt	1,730,772	1,198,370
Proceeds of insurance and equipment financing	10,959	302

Net cash provided by financing activities	2,246,411	1,101,181

Net increase (decrease) in cash	54,694	85,185
Cash, beginning of year	85,435	250
Cash, end of year	$140,129	$85,435

See accompanying notes to the consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	For the Year Ended
	December 31,
	2015	2014
Supplemental Disclosure of Cash Flow Information:
Interest paid	$59,398	$52,062
Taxes paid	$3,136	$4,243

Supplemental Non-Cash Investing and Financing Activities:
Preferred stock dividends (Note 13)	$—	$536,376
Common stock issued upon conversion of convertible debt	$2,258,071	$—
Common stock issued to settle notes payable and accrued interest	$610,802	$—
Common stock issued to settle accounts payable	$16,800	$—
Common stock issued for accrued salary	$56,482	$—
Reclassification of put premium liability on convertible notes to paid-in capital	$111,058	$—
Increase in debt discount and paid-in capital for warrants issued with debt	$30,722	$—

Liabilities assumed in share exchange	$1,186,234	$—
Less: assets acquired in share exchange	(1,347)	—
Net liabilities assumed	1,184,887	—
Fair value of shares exchanged	393,929	—
Increase in intangible assets	$1,578,816	$—

See accompanying notes to the consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Duos Technologies Group, Inc. (f/k/a Information Systems Associates, Inc. (“ISA”), through its operating subsidiary “Duos Technologies, Inc. (“duostech” or the “Company”) is primarily engaged in the design and deployment of state-of-the-art, artificial intelligence driven intelligent technologies systems. duostech converges traditional security measures with information technologies to create “actionable intelligence.” duostech’s IP is built upon two of its core technology platforms (praesidium® and centraco™), both distributed as licensed software suites, and natively embedded within engineered turnkey systems (see detailed description of the Company’s products at its website www.duostech.com). praesidium® is a modular suite of analytics applications which process and simultaneously analyze data streams from a virtually unlimited number of conventional sensors and/or data points. Native algorithms compare analyzed data against user-defined criteria and rules in real time and automatically report any exceptions, deviations and/or anomalies. This application suite also includes a broad range of conventional operational system components and sub-systems, including an embedded feature-rich video management engine and a proprietary Alarm Management Service (AMS). This unique service provides continuous monitoring of all connected devices, processes, equipment and sub-systems, and automatically communicates to the front end-user interface, if and when an issue, event or performance anomalies are detected. centraco™ is a comprehensive user interface that includes the functionalities of a Physical Security Information Management (PSIM) system as well as those of an Enterprise Information System (EIS). This multi-layered interface can be securely installed as a stand-alone application suite inside a local area network or pushed outside a wide area network using the same browser-based interface. It leverages industry standards for data security, access, and encryption as appropriate. The platform also operates as a cloud-hosted solution.

The Company’s strategy includes expansion of its technology base through organic development efforts, strategic partnerships, and growth through strategic acquisitions. duostech’s primary target industry sectors include transportation, with emphasis on freight and transit railroad owners/operators, petro-chemical, utilities and healthcare.

As reported previously, Duos Technologies Group, Inc. is the result of the reverse merger between duostech and ISA, which became effective as of April 1, 2015. The merger was followed by the change of name to Duos Technologies Group, Inc., a symbol change from IOSA to DUOT and up-listing from OTC Pink to OTC QB.

ISA’s original business of IT Asset Management (ITAM) services for large data centers is now operated as a division of the Company that continues its sales efforts through large strategic partners. The Company developed a methodology for the efficient data collection of assets contained within large data centers and was awarded a patent in 2010 for specific methods to collect and audit data.

Principles of Consolidation

The audited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Duos Technologies, Inc and TrueVue 360, Inc. All significant inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The most significant estimates in the accompanying financial statements include the allowance on accounts receivable, valuation of deferred tax assets, estimates of percentage completion on projects and related revenues, valuation of intangible assets and goodwill, valuation of stock-based compensation, valuation of warrants issued with debt, valuation of beneficial conversion features in convertible debt, valuation of stock-based awards and valuation of loss contingencies. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Cash and Cash Equivalents

For the purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be a cash equivalent. There were no cash equivalents at December 31, 2015 or 2014.

Concentrations

Cash Concentrations

Cash and cash equivalents are maintained at financial institutions and at times, balances may exceed federally insured limits. We have not experienced any losses related to these balances. There were no amounts on deposit in excess of federally insured limits at December 31, 2015 and 2014.

Significant Customers and Concentration of Credit Risk

The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited and has not experienced any write-downs in its accounts receivable balances through December 31, 2015. A significant portion of revenues is derived from certain customer relationships. The following is a summary of customers that each represents greater than 10% of total revenues in 2015 and 2014, and total accounts receivable at December 31, 2015 and 2014, respectively.

2015				2014
Revenue		Accounts Receivable		Revenue		Accounts Receivable
Customer A	30%	Customer A	33%	Customer A	48%	Customer A	52%
Customer B	16%	Customer B	28%	Customer B	26%	Customer B	18%
Customer C	16%	Customer C	24%			Customer C	12%

Geographic Concentration

Approximately 1.73% of revenue is generated from customers outside of the United States.

Fair Value of Financial Instruments and Fair Value Measurements

We measure our financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, and loans payable also approximate fair value because current interest rates available to us for debt with similar terms and maturities are substantially the same.

We follow accounting guidance for financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).

The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs, other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The estimated fair value of certain financial instruments, including accounts receivable and accounts payable are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The cost basis of notes and convertible debentures approximates fair value due to the market interest rates carried for these instruments.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining the collections on the account, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. The Company’s collection experience has been favorable reflecting a limited number of customers. No allowance was deemed necessary at December 31, 2015 and 2014.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided by the straight-line method over the estimated economic life of the property and equipment (three to five years). When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations. Leasehold improvements are expensed over the term of our lease.

Software Development Costs

The Company accounts for costs incurred to develop or purchase computer software for internal use in accordance with FASB ASC 350-40 “Internal-Use Software” or ASC 350-50 "Website Costs". Costs incurred during the preliminary project stage along with post-implementation stages of internal use computer software are expensed as incurred. Costs incurred to maintain existing product offerings are expensed as incurred.

Patents and Trademarks

Patents and trademarks which are stated at amortized cost, relate to the development of video surveillance security system technology and are being amortized over 17 years.

Long-Lived Assets

The Company evaluates the recoverability of its property, equipment, and other long-lived assets in accordance with FASB ASC 360 “Property, Plant and Equipment”, which requires recognition of impairment of long-lived assets in the event the net book value of such assets exceed the estimated future undiscounted cash flows attributable to such assets or the business to which such intangible assets relate. This guidance requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Accrual of Legal Costs Associated with Loss Contingencies

The Company expenses legal costs associated with loss contingencies, as incurred.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Product Warranties

The Company has a 90 day warranty period for materials and labor after final acceptance of all projects. If any parts are defective they are replaced under our vendor warranty which is usually 12-36 months. Final acceptance terms vary by customer. Some customers have a cure period for any material deviation and if the Company fails or is unable to correct any deviations, a full refund of all payments made by the customer will be arranged by the Company. As of December 31, 2015 and 2014, management considers all final acceptance terms have been met; therefore no accrual of warranty reserves has been made.

Sales Return

Our systems are sold as integrated systems and there are no sales returns allowed.

Revenue Recognition

Project Revenue

The Company constructs intelligent technology systems consisting of materials and labor under customer contracts. Revenues and related costs on project revenue are recognized using the “percentage of completion method” of accounting in accordance with ASC 605-35, “Construction-Type and Production-Type Contracts”. Under this method, contract revenues are recognized over the performance period of the contract in direct proportion to the costs incurred as a percentage of total estimated costs for the entirety of the contract. Costs include direct material, direct labor, subcontract labor and other allocable indirect costs. All un-allocable indirect costs and corporate general and administrative costs are also charged to the periods as incurred. Any recognized revenues that have not been billed to a customer are recorded as an asset in “costs and estimated earnings in excess of billings on uncompleted contracts”. Any billings of customers in excess of recognized revenues are recorded as a liability in “billings in excess of costs and estimated earnings on uncompleted contracts”. However, in the event a loss on a contract is foreseen, the Company will recognize the loss when such loss is determined.

A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating according to specifications or has been accepted by the customer.

The Company has contracts in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. Costs estimates are reviewed periodically on a contract-by-contract basis throughout the life of the contract such that adjustments to the profit resulting from revisions are made cumulative to the date of the revision. Significant management judgments and estimates, including the estimated costs to complete projects, must be made and used in connection with the revenue recognized in the accounting period. Current estimates may be revised as additional information becomes available.

Maintenance and Technical Support

Maintenance and technical support services are provided on both an as-needed and extended-term basis and may include providing both parts and labor. Maintenance and technical support provided outside of a maintenance contract are on an as-requested basis, and revenue is recognized as the services are provided. Revenue for maintenance and technical support provided on an extended-term basis is recognized ratably over the term of the contract.

For sales arrangements that do not involve multiple elements such as professional services, which are of short-term duration, revenues are recognized when services are completed.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

IT Asset Management Services

The Company recognizes revenue from its IT asset management business in accordance with the Securities and Exchange Commission (the “SEC”) Staff Accounting Bulletin No. 104, "Revenue Recognition" and Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 985-605-25 which addresses Revenue Recognition for the software industry. The general criteria for revenue recognition under ASC 985-605 for our Company, which sells software licenses, which do not require any significant modification or customization, is that revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable.

The Company’s IT asset management business generates revenues from three sources: (1) Professional Services (consulting & auditing); (2) Software licensing with optional hardware sales and (3) Customer Service (training and maintenance support).

For sales arrangements that do not involve multiple elements:

(1) Revenues for professional services, which are of short-term duration, are recognized when services are completed;

(2) Throughout the date of this report, software license sales have been one time sales of a perpetual license to use our software product and the customer also has the option to purchase third party manufactured handheld devices from us if they purchase our software license. Accordingly the revenue is recognized upon delivery of the software and delivery of the hardware, as applicable, to the customer;

(3) Training sales are one-time upfront short term training sessions and are recognized after the service has been performed; and

(4) Maintenance/support is an optional product sold to our software license customers under one year contracts. Accordingly, maintenance payments received upfront are deferred and recognized over the contract term.

Multiple Elements

Arrangements with customers may involve multiple elements including project revenue and maintenance services in our Intelligent Technology Systems business. Maintenance will occur after the project is completed and may be provided on an extended-term basis or on an as-needed basis. In our IT Asset Management business, multiple elements may include any of the above four sources. Training and maintenance on software products may occur after the software product sale while other services may occur before or after the software product sale and may not relate to the software product. Revenue recognition for multiple element arrangement is as follows:

Each element is accounted for separately when each element has value to the customer on a standalone basis and there is Company specific objective evidence of selling price of each deliverable. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative selling prices as determined by the price of the items when sold separately. Once the selling price is allocated, the revenue for each element is recognized using the applicable criteria under GAAP as discussed above for elements sold in non-multiple element arrangements. A delivered item or items that do not qualify as a separate unit of accounting within the arrangement are combined with the other applicable undelivered items within the arrangement. The allocation of arrangement consideration and the recognition of revenue is then determined for those combined deliverables as a single unit of accounting. The Company sells it various services and software and hardware products at established prices on a standalone basis which provides Company specific objective evidence of selling price for purposes of multiple element relative selling price allocation. The Company only sells maintenance services or spare parts based on its established rates after it has completed a system integration project for a customer. The customer is not required to purchase maintenance services. All elements in multiple element arrangements with Company customers qualify as separate units of account for revenue recognition purposes.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Deferred Revenue

Deferred revenues represent billings or cash received in excess of revenue recognizable on service agreements that are not accounted for under the percentage of completion method.

Advertising

The Company expenses the cost of advertising. During the years ended December 31, 2015 and 2014, there were no advertising costs.

Share-Based Compensation

Stock-based compensation is accounted for in accordance with the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the shorter of the period the employee or director is required to perform the services in exchange for the award or the vesting period. The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date”. The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Income Taxes

The Company accounts for income taxes in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company evaluates all significant tax positions as required by ASC 740. As of December 31, 2015, the Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

Any penalties and interest assessed by income taxing authorities are included in operating expenses.

The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they were filed. Tax years 2012, 2013 and 2014 remain open for potential audit.

Earnings (Loss) Per Share

Basic earnings per share (EPS) are computed by dividing net loss applicable to common stock by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss applicable to common stock by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options, stock warrants, convertible debt instruments or other common stock equivalents. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. At December 31, 2015, outstanding warrants to purchase an aggregate of 609,340 shares of common stock and 734,047 shares of common stock issuable upon conversion of convertible debt were excluded from the computation of dilutive earnings per share because the inclusion would have been anti-dilutive.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Segment Information

The Company operates in one reportable segment.

Reclassifications

Certain amounts in the 2014 statements of operations have been reclassified from operating expenses to cost of revenue to conform to the 2015 presentation.  These reclassifications increased cost of revenues in 2014 by $604,948; decreased salaries, wages and contract labor by $355,338 and decreased general and administration expenses by $249,610.

Recent Issued Accounting Standards

Financial Accounting Standards Board, Accounting Standard Updates which are not effective until after December 31, 2015 are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.

In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-15, “Presentation of Financial Statements – Going Concern (Topic 205-40)”, which requires management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern for each annual and interim reporting period. If substantial doubt exists, additional disclosure is required. This new standard will be effective for the Company for annual and interim periods beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the implementation of this standard to have a material effect on its disclosures.

In April 2015, the Financial Accounting Standards Board issued Accounting Standards Update No. 2015-03, "Simplifying the Presentation of Debt Issuance Costs," which changes the presentation of debt issuance costs in financial statements. Under this guidance such costs would be presented as a direct deduction from the related debt liability rather than as an asset. This guidance is effective for interim and annual reporting periods beginning after December 15, 2015. The Company is currently evaluating the impact this guidance will have on its Consolidated Balance Sheet, but expects that as of December 31, 2015 this guidance would not have a material effect on the consolidated balances current presentation.

On May 8, 2015, the FASB issued ASU 2015-08, “Business Combinations (Topic 805) Pushdown Accounting” which conforms the FASB’s guidance on pushdown accounting with the SEC’s guidance. ASU 2015-08 is effective for annual periods beginning after December 15, 2015. The Company does not expect this ASU to have a material impact on its consolidated financial statements.

NOTE 2 – GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company had a net loss of $2,325,950 including an impairment loss of $1,578,816 and other non-cash charges to earnings related to the reverse merger with Information Systems Associates, Inc. and cash used in operating activities was $2,116,481 for the year ended December 31, 2015. The working capital deficit, stockholders’ deficit and accumulated deficit as of December 31, 2015 were $3,888,273, $3,758,723 and $20,951,176 respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and raise capital. Management has been successful in raising smaller amounts of capital from Accredited Investors through sales of equity and converting much of its debt into equity. In addition, short-term loans from friends and family, deferrals of certain salary payments by officers and extensions on payments to certain suppliers continue to provide limited working capital for maintenance of operations.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

In April 2015, the Company completed a previously announced reverse triangular merger whereby duostech became a wholly owned subsidiary of the Company. The two companies are now integrated and continue to operate in their respective markets. The Company was successful in reducing operating costs from consolidation of the two entities as a result of the merger. In addition, a complete and detailed plan of operations has been developed which contemplates seeking to raise capital and focusing on growing revenue and profits from existing operations. On June 30, 2015, the Company retained a broker dealer to assist in its capital raising efforts on a “best efforts basis”. Although this arrangement was formally terminated at the end of 2015, the broker dealer continued to pursue debt financing for working capital (see Subsequent Events) in 2016, and facilitated a Term Sheet for debt financing of $1.8M, which the Company accepted.

Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. Growth in revenues in 2015 exceeded expectations such that operating losses, excluding the impairment loss, were substantially reduced from the previous year. Our forecasts indicate that current operations are close to breakeven, such that the requirements to raise significant amounts for working capital are less than before. Ultimately, the continuation of the Company as a going concern is dependent upon the ability of the Company to generate sufficient revenue and to attain profitable operations. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – TRADE ACCOUNTS AND OTHER RECEIVABLES

Trade Accounts Receivable

Accounts receivable were as follows at December 31, 2015 and 2014:

	2015	2014
Accounts Receivable	$452,235	$317,934
Allowance for doubtful accounts	—	—
	$452,235	$317,934

There was no bad debt expense related to trade accounts receivable in 2015 and 2014.

NOTE 4 – PROPERTY AND EQUIPMENT

The major classes of property and equipment are as follow at December 31, 2015 and 2014:

	2015	2014
Furniture, fixtures and equipment	$1,100,658	$976,598
Less: Accumulated depreciation	(1,028,114)	(931,715)
	$72,544	$44,883

Total depreciation in 2015 and 2014 was $38,501 and $49,286, respectively.

NOTE 5 – PATENTS AND TRADEMARKS

	2015	2014
Patents and trademarks	$267,135	$256,715
Less: Accumulated amortization	(210,129)	(204,219)
	$57,006	$52,496

Total amortization of patents in 2015 and 2014 was $5,910 and $5,876, respectively.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 6 – DEBT

Notes Payable - Financing Agreements

The Company’s notes payable relating to financing agreements classified as current liabilities consist of the following as of December 31, 2015 and December 31, 2014:

	December 31, 2015		December 31, 2014
Notes Payable	Principal	Interest	Principal	Interest
Third Party - Insurance Note 1	$21,325	9.75%	$8,892	9.95%
Third Party - Insurance Note 2	11,277	9.75%	20,376	9.25%
Third Party - Equipment Financing	—	—	3,787	13.48%
Third Party - Insurance Note 3	—	8.66%	—	—
Third Party - Insurance Note 4	11,422	8.99%	—	—
Total	$44,024		$33,055

The Company entered into an agreement on December 13, 2014 with its insurance provider by executing an $8,892 note payable (Insurance Note 1) issued to purchase an insurance policy, secured by that policy with an annual interest rate of 9.95% payable in monthly installments of principal and interest totaling $930 through October 13, 2015. The policy was renewed December 23, 2015 with a $21,325 note payable.

The Company entered into an agreement on September 15, 2014 with its insurance provider by executing a $28,678 note payable (Insurance Note 2) issued to purchase an insurance policy, secured by that policy with an annual interest rate of 9.25% payable in monthly installments of principal and interest totaling $3,001 through July 15, 2015. The policy was renewed September 15, 2015 with an $18,823 note payable and annual interest rate of 9.75% payable in monthly installments of principal and interest totaling $1,678 through July 15, 2016.  At December 31, 2015, the note payable balance was $11,277.

The Company issued a $40,729 note payable on August 12, 2011 to a vendor to finance computer equipment, secured by that equipment with an interest rate of 13.48% per annum payable in monthly installments of principal and interest totaling $1,917 through March 12, 2014. The equipment was accounted for as a capital lease. (see Note 10). In May 2014, the Company executed a buy-out option for $11,364 to purchase this computer equipment, and agreed to make 12 monthly installments of $947 through April 1, 2015.

The Company entered into an agreement on February 3, 2015 with its insurance provider by executing an $111,548 note payable (Insurance Note 3) issued to purchase an insurance policy, secured by that policy with an annual interest rate of 8.66% payable in monthly installments of principal and interest totaling $9,803 through December 3, 2015. At December 31, 2015 the note payable balance was zero.

The Company entered into an agreement on April 1, 2015 with its insurance provider by executing a $65,000 note payable (Insurance Note 4) issued to purchase an insurance policy, secured by that policy with an annual interest rate of 8.99% payable in monthly installments of principal and interest totaling $5,775 through February 1, 2016. At December 31, 2015 the note payable balance was $11,422.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Notes Payable - Related Parties

The Company’s notes payable to related parties classified as current liabilities consist of the following as of December 31, 2015 and December 31, 2014:

	December 31, 2015		December 31, 2014
Notes Payable	Principal	Interest*	Principal	Interest*

Shareholder	$65,000.75%		$65,000.75%
Related party	17,651.67%		—	—
Related party	33,615	—	—	—
Related party	36,500.67%		10,000.67%
Related Party	21,170	—	—	—
Related Party	11,131.67%		—	—
CFO	7,841	—	—	—
Shareholder	294,056.50%		—	—
Total	$486,964		$75,000

* effective interest rate per month including default penalties

On May 28, 2008, a shareholder who is indirectly invested in the Company with the Chief Executive Officer (CEO) through another entity, loaned the Company the sum of $65,000 accruing interest at .75% per month. There was an accrued interest balance of $43,381 and $37,531 as of December 31, 2015 and December 31, 2014, respectively. The note was repayable on or before September 15, 2008 although no demand for repayment has been received from the holder. There is no formal written agreement and the terms are documented on a letter from a former Chief Financial Officer (CFO) of the Company. The terms contain no default clauses and as of the time of this report, no demand for repayment has been made or expected. The Company intends to either negotiate a conversion to common stock or to repay the loan when sufficient working capital permits such action.

Upon the consummation of the merger on April 1, 2015, the Company assumed an Original Issue Discount (OID) promissory note with a remaining principal balance of $15,000 accruing interest at 1.5% per month. On November 30, 2015 there was an outstanding principal balance of $15,000 and an accrued interest balance of $2,651 in which the promissory note was restructured into a note due on or before December 15, 2016 for a total of $17,651 principal balance, accruing interest at .67% per month and monthly payments of $1,535 commencing January 15, 2016.

Upon the consummation of the merger on April 1, 2015, the Company assumed two promissory notes due to an entity which had previously extended credit on a revolving basis for working capital. The total principal balance was $212,693 at the time of the merger and carried total interest and extension fees of 2.5% per month. On September 30, 2015, the note and accrued interest for a total of $275,660 was exchanged for 1,002,401 common shares. The Company recorded a loss on settlement in the amount of $115,139. The same lender had extended further credit to the Company’s TrueVue360 subsidiary which on September 30, 2015 had a principal balance of $28,040 and accrued interest balance of $9,777 totaling $37,817. The note can be extended each time for a further 30 days on payment of a 1% extension fee in addition to the 1.5% interest cost which can be accrued. The Company agreed to convert this note to an 18-month term loan with 0% interest and monthly payments of $2,100 starting November 1, 2015. The Company also issued 501,201 5-year warrants with a strike price of $0.28 as consideration for the conversion of the larger note and the zero interest feature of the extended payment plan. As of December 31, 2015, the balance was $33,615.

On December 12, 2013, the wife of the CEO loaned the Company the sum of $10,000 at an annual percentage rate of 8%. On January 29, 2015 and March 3, 2015, the wife of the CEO loaned the Company an additional $12,000 and $5,000, respectively. On September 30, 2015 an additional $9,500 was loaned to the Company. The total principal due at December 31, 2015 and December 31 2014 was $36,500 and $10,000, respectively. There was accrued interest balance of $3,052 and $842 as of December 31, 2015 and December 31, 2014, respectively. The note is repayable on demand of the holder. As of the time of this report, no such demand has been made.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Upon the consummation of the merger on April 1, 2015, the Company assumed a promissory note with a remaining principal balance of $30,378 due to the former CEO of ISA. These amounts are non-interest bearing and are due on demand. The Company pays these loans as sufficient funds become available. At December 31, 2015, the loan had an outstanding balance of $21,170.

Upon the consummation of the merger on April 1, 2015, the Company assumed an OID promissory note with a remaining principal and accrued interest balance of $10,593. During the third quarter of 2015, interest payments of $1,500 were paid. At November 30, 2015 the principal balance of the note was $10,000, and an accrued interest balance of $1,131 at a rate of 2.5% per month was restructured into a note due on or before December 15, 2016 for a total of $11,131 principal balance, accruing interest at .67% per month and monthly payments of $968 commencing January 15, 2016.

On March 10, 2015, the Company received a $100,000 loan from a related party principal shareholder. The note accrues interest at the rate of 12% per annum and was repayable on or before December 15, 2015. The Company and shareholder agreed to convert the principal amount and accrued interest for a total of $107,627 to common stock effective October 28, 2015 for 358,758 shares of common stock at $0.30 per share. The Company recorded a loss on conversion in the amount of $35,876.

Upon the consummation of the merger on April 1, 2015, the Company assumed two promissory notes with a total principal balance of $8,783 due to the Company’s CFO. During the second quarter of 2015, the CFO loaned the Company an additional $365 and the Company made payments to the CFO during the same period in the amount of $1,307. These advances do not incur any interest and will be paid by the Company when sufficient funds are available. At December 31, 2015, the CFO had an outstanding loan balance of $7,841.

Upon the consummation of the merger on April 1, 2015, the Company assumed a promissory note with a principal balance of $857 due to a former Board member. These advances do not incur any interest. On September 11, 2015 the note was paid in full.

On March 3, 2015, and April 1, 2015 the Vice President of Accounting of the Company loaned the Company the sum of $1,500 and $12,100 respectively, at an annual percentage rate of 8%. The note was repayable on demand of the holder in the event of a significant accounts receivable payment to the Company. The company repaid the loan in full on April 15, 2015 including accrued interest in the amount of $51.

On April 8, 2015, the Company received a $310,000 loan from a related party principal shareholder. The note accrues interest at the rate of 6% per annum and was repayable on or before October 31, 2015. There was accrued interest balance of $8,616 as of September 30, 2015. The Company and shareholder have agreed to replace the note with a new note in the amount of $320,166, which includes principal and accrued interest through October 31, 2015. Repayment shall occur with eleven monthly payments of $27,750 plus one final payment of $27,006.63 (including interest of 6%) beginning on or before December 31, 2015. As of December 31, 2015, the balance was $294,056.

Notes Payable

	December 31, 2015
Notes Payable	Principal	Interest

Vendor	$52,500	—
Total	$52,500	—

Upon the consummation of the merger on April 1, 2015, the Company assumed a non-interest bearing OID promissory note with a remaining principal balance of $33,600 ($26,923 net of OID discounts) pursuant to a 1 year funding which began in August 2014, secured by future receivables up to $62,400 (which was the original principal balance of the note). The Company amortized the original issue discount over the term of the promissory note. The Company was making a monthly payment of $4,800 and the note was paid in full on November 2, 2015.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Upon the consummation of the merger on April 1, 2015, the Company assumed a promissory note with a principal balance of $50,000. On July 1, 2015, the principal balance of $50,000 was converted to 150,000 common shares, with a remaining accrued interest balance of $13,750 that was paid October 30, 2015. The Company recorded a loss on conversion in the amount of $26,500.

On August 10, 2015, the Company entered into an agreement with FacilityTeam of Ontario, Canada to settle a dispute that had arisen concerning payments for software development services. The Company strongly believed that FacilityTeam did not deliver the products promised and felt that we would prevail in arbitration called for by the contract between the parties. Ultimately, the Company opted to settle the matter for the cost of the litigation which was estimated be at least $60,000; rather than spend further resources on defending the claim and pursuing the counterclaim against FacilityTeam. The Company agreed to pay to FacilityTeam $2,500 per month starting October 1, 2015 for 24 months and taking a charge in the third quarter of 2015 for the settlement amount of $60,000. At December 31, 2015 the balance was $52,500.

Convertible Notes, Including Premiums

	December 31, 2015			December 31, 2014
Notes Payable	Principal	Premium	Principal, Including Premium	Principal	Premium	Principal, Including Premium
Investor	$19,108	$—	$19,108	$—	$—	$—
Vendor	50,000	50,000	100,000	—	—	—
Shareholder	125,000	—	125,000	—	—	—
Investor Group	—	—	—	1,398,370	26,736	1,425,106
Shareholder	46,975	46,975	93,950	—	—	—
Total	$241,083	$73,488	$338,058	$1,398,370	$26,736	$1,425,106

Upon the consummation of the merger on April 1, 2015, the Company assumed a convertible promissory note with a remaining principal balance of $19,108 due to an unrelated party investor and shareholder of the Company. The $19,108 is non-interest bearing and currently due, although the note holder has not made any demand for payment at this time.

Upon the consummation of the merger on April 1, 2015, the Company assumed a convertible promissory note of $50,000 due to a vendor of the Company which included a premium of $50,000 relating to its treatment as stock settled debt under ASC 480. The $50,000 convertible note accrues interest at 1% per month and is convertible into the Company’s common stock at a 50% discount to the average closing bid prices for the 5 days immediately prior to the conversion date. The net note balance at December 31, 2015 is $50,000 and $4,723 in accrued interest.

Upon the consummation of the merger on April 1, 2015, the Company assumed a non-interest bearing OID promissory note due to an unrelated party stockholder, subject to a forbearance agreement and due July 14, 2015. A 25% penalty is due if the balance is not paid by the due date. Furthermore, 5% of all factor payments to the Company are to be used to pay down the note. The note is secured by certain of the Company’s intellectual property. Additionally, until the loan is paid, if there is a trigger notice (loan is due or is called), the factor will pay to the stockholder all factor holdback amounts after collection of the related accounts receivable, less any factor fees. On September 21, 2015, the shareholder agreed to new terms to convert $81,250 of the $165,000 outstanding note to 506,421 common shares and the addition of the 25% penalty as stated above in the amount of $41,250, with a new note balance of $125,000, 15- month term and 8% interest. At December 31, 2015, the accrued interest was $4,578. The Company recorded a loss on conversion in the amount of $55,484.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Pursuant to a financing agreement with one investor group (the “holder”), dated September 23, 2013, duostech issued a $10,000 debenture in 2015 and there were $1,398,370 of unsecured convertible debentures outstanding at December 31, 2014. The debentures bear interest at 6% annually and each debenture principal is due in three years from the debenture issuance date. The interest is due monthly in arrears. The principal balance at March 30, 2015 and December 31, 2014 was $1,408,370 and $1,398,370, respectively. The Company had been making its monthly interest payments and accordingly, accrued interest was $0 and $7,126 at September 30, 2015 and December 31, 2014. There is no default provision for the non-payment of interest when due. The maturity dates range from October 27, 2016 through November 30, 2017. The financing agreement states that these debentures will take highest priority over all other existing debt of the Company in the case of bankruptcy or other liquidation event. If any debenture is outstanding as of the maturity date then the Company shall pay a 3% premium on the principal in addition to repayment of the principal and any accrued interest. This 3% premium is being accrued as additional interest expense over the debentures terms. If the Company merges with a public entity then the holder has the right to (i) convert the remaining principal of one or more debentures into the combined Company’s stock at a 20% discount to the negotiated value of such stock according to the terms of the merger; or (ii) to call in one or more or even all of the debentures as due and payable within six (6) months of the “call” date with regard to each debenture and such obligation of the Company to pay shall include a 3% premium on the principal balance or (iii) let one or more of the debentures remain in effect according to the original terms, however, if the Company completes a merger with a public entity the Company has the right to pay-off the debentures remaining principal balance and with a required 3% premium and any accrued interest. Although these convertible debentures appear to meet the requirements of stock settled debt under ASC 480 due to the variable conversion fixed rate, no premium on the debt or related interest expense has been recorded at the debt issuance dates since the conversion option is contingent on a future event. On March 31, 2015, there was $1,415,546 of convertible debt which included $7,176 accrued interest that was converted into 2,211,791 shares of common stock as a result of closing of a reverse merger with Information Systems Associates, Inc. (ISA). The conversion was priced at a 20% discount from the Company’s closing price on June 30, 2015 of $0.80 for a net conversion price of $0.64 per share in accordance with the original terms of the convertible debentures. As a result of this conversion, $37,120 of accrued debt premium relating to the 3% provision noted above, which is not required to be paid to debenture holders, was reclassified to additional paid-in capital and a $352,093 interest expense was recognized and recorded as a debt premium on March 31, 2015 pursuant to the resolution of the contingency under ASC 480 and then reclassified to additional paid-in capital. In June 2015, the Company issued three Convertible Promissory Notes in the aggregate amount of $115,000 to the same investor group for a 2-year term, 8% coupon and convertible into the Company's common stock at a 35% discount from the 5-trading day’s average closing price immediately preceding conversion. On June 10, 2015 the investor made the first investment of $50,000, with subsequent further investments of $50,000 on June 16, 2015, $15,000 on June 24, 2015 and $31,250 on October 5, 2015. Based on the fixed conversion ratio, these notes are treated as stock settled debt under ASC 480 and accordingly, a premium of $61,923 was recorded and charged to interest expense. On October 27, 2015 the investor converted the $146,250 investment into 499,308 shares of common stock at $.030 per share resulting in a net gain on settlement of $5,319.

Upon the consummation of the merger on April 1, 2015, the Company assumed a promissory note with a remaining principal balance of $44,325 bearing interest at 1.5% per month. The note holder gave 30 day notice to the Company on May 1, 2015 for the note to be repaid in full plus any interest due. On June 30, 2015 an Addendum to Promissory Note was executed and agreed that the payment of $46,975, $44,325 plus accrued interest of $2,650 in connection with the Debt Purchase Agreement represents the total settlement of the Note. Also, on June 30, 2015 a current shareholder and services provider agreed to assume the new $46,975 note with the existing terms and conditions and an addendum was signed for the assumption and making the note convertible into the Company’s common stock at a 50% discount to the average price for the previous 5 trading days and the new Note is non-interest bearing. The addendum was treated as a debt extinguishment. The Company recorded a premium of $46,975 since the note was convertible at a fixed rate to a fixed monetary amount equal to $93,950 pursuant to ASC 480. On December 31, 2015 the balance on the note was $93,950 which includes the $46,975 premium and there was accrued interest of $4,228.

On June 24, 2015, a current shareholder agreed to loan to the Company $40,000 evidenced by a two year convertible note with an 8% coupon. The note is convertible into the Company’s common stock at a 35% discount to the average closing price of the previous 5 trading days. The note holder was also issued 55,944 five year warrants with a $0.40 strike price and cashless exercise feature. The Company recorded a stock settled debt premium of $21,538 in accordance with ASC 480 and a warrant discount of $30,427. On October 26, 2016 the shareholder agreed to convert the loan total of $41,096 including $1,096 of accrued interest into 136,986 shares of common stock at $.030 per share resulting in a gain on settlement of $5,479.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

On July 8, 2015 the Company received $10,000 and on July 17, 2015 the Company received an additional $10,000 from a shareholder in the form of a $20,000 Convertible Note. The terms of the note were 2 years, convertible into the Company’s stock at a 35% discount from the average of the previous 5 trading day’s closing prices prior to notice of conversion. The Company recorded a note premium in the amount of $10,769 based on this note qualifying as stock settled debt under ASC 480 and a prepaid asset balance of $12,185 relating to warrants issued to the shareholder/vendor. On October 26, 2016 the shareholder agreed to convert the loan total of $20,467 including $467 of accrued interest into 68,223 shares of common stock at $.030 per share resulting in a gain on settlement of $2,729.

NOTE 7 – LINE OF CREDIT

The Company assumed a line of credit with Wells Fargo Bank upon merger with ISA on April 1, 2015. The line of credit provided for borrowings up to $40,000, but is now closed to future borrowing. The balance as of December 31, 2015 was $40,216 including accrued interest. This line of credit has no maturity date. The annual interest rate is the Prime Rate plus 8% (10% at December 31, 2015). The former CEO of ISA is the personal guarantor.

NOTE 8 – CONTRACT ACCOUNTING

Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts

Costs and estimated earnings in excess of billings on uncompleted contracts represents costs and estimated earnings in excess of billings and/or cash received on uncompleted contracts accounted for under the percentage of completion contract method.

At December 31, 2015 and 2014, costs and estimated earnings in excess of billings on uncompleted contracts consisted of the following:

	2015	2014
Costs and estimated earnings recognized	$2,322,836	$990,799
Less: Billings or cash received	(1,901,720)	(772,490)
Costs and estimated earnings in excess of billings on uncompleted contracts	$421,116	$218,309

Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts

Billings in excess of costs and estimated earnings on uncompleted contracts represents billings and/or cash received that exceed accumulated revenues recognized on uncompleted contracts accounted for under the percentage of completion contract method.

At December 31, 2015, and 2014, billings in excess of costs and estimated earnings on uncompleted contracts consisted of the following:

	2015	2014
Billings and/or cash receipts on uncompleted contracts	$1,146,804	$394,517
Less: Costs and estimated earnings recognized	(843,740)	(240,734)
Billings in excess of costs and estimated earnings on uncompleted contracts	$303,064	$153,783

NOTE 9 – DEFERRED COMPENSATION

The Company entered into several informal deferred compensation agreements in 2009 with eight employees, primarily officers and top level executives. The deferred compensation agreements include salary and commission deferrals.

The Company accrued 50% of the CEO’s salary beginning in 2009 and 25% of other executives, some of which are no longer with the Company. The Company intends to fully repay 100% of the deferred amounts including employees that have subsequently left.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

As of December 31, 2015 and 2014, the Company has accrued $776,428 and $552,582, respectively, of deferred compensation relating to the individual agreements, which are included in the accompanying balance sheet in accrued expenses. The above referenced deferred compensation agreements are un-funded.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Capital Lease

Equipment leased in August 2011 under a capital lease consists of computer equipment with a combined capitalized cost of $52,653. Accumulated depreciation was $52,653 and $52,653, respectively, relating to the leased equipment as of December 31, 2015 and 2014. Depreciation expense was $0 and $3,545 in 2015 and 2014, respectively. The leased equipment was purchased by the Company in May 2014 under a purchase option at the equipment's fair market value. (see Note 6)

Operating Leases

The Company has several non-cancelable operating leases, primarily for equipment, that expire over the next 3 years. Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease. Rental expense for operating leases during 2015 and 2014 was $12,578 and $17,838, respectively.

	Year Ended December 31,
	2015	2014
Purchase Power	$710	$710
Coffee Perks/A. Antique Coffee Services	300	325
Canon	11,569	12,567
NFS Leasing	—	4,236
Total Operating Leases rent expense	$12,578	$17,838

The Company has an operating lease agreement, through the former parent, for office space located in Jacksonville, Florida that expires as of April 30, 2016. Minimum rent payments under this lease is recognized on a straight-line basis over the term of the lease. The current monthly lease payment is $14,179. Rental expense for the lease during 2015 and 2014 was $142,593 and $142,091, respectively.

On March 8, 2016, the former parent executed an amendment to the current lease with a start date of May 1, 2016 and ending on October 31, 2021. Rental expense for the months of March 2016 through May 2016 will be $0, followed by a monthly rent of $14,816 (including operating cost and taxes) commencing with the month of June 2016. The rent is subject to an annual escalation of 3%, beginning May 1, 2017.

The following is a schedule of future minimum lease payments for non-cancelable operating leases are as follows:

2016	$123,429
2017	169,483
2018	174,568
2019	179,805
2020	185,199
2021	155,846
Total	$988,330

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Stock Purchase Agreement and Amendment

Prior to the consummation of the merger, on September 19, 2014, duostech entered into a definitive material agreement for the Purchase of Uni-Data and Communications, Inc., (UDC) a division of Unity International Group Inc (UIG), based in New York City. The agreement called for UIG to sell UDC to duostech, as a wholly owned and operating entity. The companies executed a Stock Purchase Agreement (SPA) which called for the sale of 100% of the shares of UDC for the payment of $10 million.

As reported previously, on June 26, 2015, the parties agreed to terminate the Agreement in accordance with its terms.

Placement Agency Agreement

On February 18, 2015, duostech engaged an exclusive placement agent in connection with the possible acquisition of a private entity which has previously been disclosed. The acquisition required private placement of equity, equity-linked or debt securities (the “Agreement”). On June 29, 2015, the Company and the placement agent terminated the agreement; no success fee amounts were due.

On July 1, 2015, duostech entered into a limited exclusive placement agent agreement in connection with the proposed offer and placement of up to $5,000,000 of securities, convertible instruments, private notes or loans (excluding a registered public offering) of the Company. The Agreement was for an initial term of 120 days. duostech paid an initial fee of $15,000 in connection with this engagement with an additional $5,000 due upon the acceptance by duostech of a valid term sheet. In the event of a transaction being concluded, the agent would have been paid 5% of senior debt that is not convertible and 8% cash plus 8% warrants of any equity based transaction. At the conclusion of the initial term no acceptable term sheet had been presented and the Company terminated the agreement on December 1, 2015. The parties agreed to continue working together without a formal agreement but with an understanding that should a term sheet be accepted and a subsequent financing be secured, Duos would honor the terms of the original agreement as described above (see Note 15).

Litigation

As previously reported, on or about December 22, 2014, Corky Wells Electric (“CW Electric”) filed suit in the Circuit Court of Boyd County, Kentucky, against duostech demanding relief related to a promissory note issued by duostech to CW Electric on December 10, 2008 in the amount of $741,329. The suit was subsequently removed to the United States District Court for the Eastern District of Kentucky, Ashland Division. Previously, duostech entered into a “Stipulation for Settlement” on September 30, 2009 wherein CW Electric agreed to dismiss a previous lawsuit and duostech agreed to resume payments on the promissory note. In its suit, CW Electric contended that duostech breached the terms of that Stipulation for Settlement by not making the required number of payments at the times stipulated therein. CW Electric further contended that due to the breach of payment terms, under the terms of the promissory note, the outstanding amount continued to accrue interest at the rate of 18% per annum, which compounded monthly for a total of $1,411,650 due through the future final payment date.

Effective October 28, 2015, duostech and CW Electric entered into a Settlement and Release Agreement (the “Settlement Agreement”) pursuant to which the parties have agreed to settle the suit upon the payment by duostech to CW Electric of $550,000 (the “Settlement Amount”) by February 15, 2016. An agreed judgment, evidencing the Company’s agreement to pay the Settlement Amount, was signed by the parties (the “Agreed Judgment”) and such document deposited into escrow with CW Electric’s counsel. At the time of the payment of the Settlement Amount, the Agreed Judgment is to be returned to the Company for destruction.

Under the terms of the Settlement Agreement, duostech provided a letter of intent from Duos Ventures II, LLC fund or any other fund as determined by Lenger Financial to the Company for the payment of the settlement amount (the “Security”). Upon provision of the Security, duostech would have had until February 15, 2016 to pay the Settlement Amount and, if such amount was not paid by such date, then the Agreed Judgment was to be filed with the court and executed upon, with interest due at 12% per annum beginning February 15, 2016.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

On February 9, 2016, duostech’s counsel informed CW Electric’s counsel that on February 5th Duos executed a term sheet with an investment fund which will, among other things, provide the funding for the settlement with C.W. Electric. At the time, Duos and the lender believed that the closing will take place during or prior to the second week in March. Consequently, Duos requested that C.W. Electric refrain from filing and/or executing on the Agreed Judgment attached to the Settlement Agreement until after the closing, as they were in the final stretches of obtaining the funding necessary to resolve this matter.   CW Electric’s counsel agreed to an extension and following the filing of a respective joint motion, the District Court for the Eastern District of Kentucky entered an order of continuance until March 20, 2016 and further extended until April 20, 2016.  Payment in full is to be made immediately upon the closing of the loan.  (see Note 15)

CW has released the Company, duostech and affiliates from any action that could have been brought in the suit.

The Company has recorded a non-cash gain for the quarter ended December 31, 2015 in the amount of $861,650 to other income. Amounts of $550,000 and $1,411,650 were accrued as a contingent lawsuit payable at December 31, 2015 and December 31, 2014, respectively, in the Company’s consolidated financial statements.

On August 10, 2015, the Company entered into an agreement with FacilityTeam of Ontario, Canada to settle a dispute that had arisen concerning payments for software development services. The Company strongly believed that FacilityTeam did not deliver the products promised and felt that we would prevail in arbitration called for by the contract between the parties. Ultimately, the Company opted to settle the matter for the cost of the litigation which was estimated be at least $60,000; rather than spend further resources on defending the claim and pursuing the counterclaim against FacilityTeam. The Company agreed to pay to FacilityTeam $2,500 per month starting October 1, 2015 for 24 months and taking a charge in the third quarter of 2015 for the settlement amount of $60,000. At December 31, 2015 the balance was $52,500.

Delinquent Payroll Taxes Payable

As reported previously, the Company has a delinquent payroll tax payable at December 31, 2015 and December 31, 2014 in the amount of $244,470 and $571,560, respectively. The delinquent portion is included in the payroll taxes payable balance of $296,215 and $600,181, respectively, as shown on the Company’s consolidated balance sheet. The IRS has accepted the Company’s offer of a monthly installment agreement in the amount of $25,000 commencing March 28, 2016.

NOTE 11 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at December 31, 2015 and 2014 consist of net operating loss carryforwards and differences in the book basis and tax basis of intangible assets.

The blended Federal and State tax rate of 37.6% applies to loss before taxes. The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2015 and 2014 were as follows:

	Years Ended December 31,
	2015	2014
Income tax benefit at U.S. statutory rate of 34%	$(790,823)	$(716,385)
State income taxes	(83,734)	(75,853)
Non-deductible expenses	722,740	148,876
Change in valuation allowance	151,817	643,362
Total provision for income tax	$—	$—

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

The Company’s approximate net deferred tax assets as of December 31, 2015 and 2014 were as follows:

	December 31,
	2015	2014
Deferred Tax Assets:
Net operating loss carryforward	$4,602,442	$4,413,962
Intangible assets	214,206	250,869
	4,816,648	4,664,831
Valuation allowance	(4,816,648)	(4,664,831)
Net deferred tax assets	$—	$—

The net operating loss carryforward was approximately $12,240,000 and $11,739,000 at December 31, 2015 and 2014, respectively. The Company provided a valuation allowance equal to the deferred income tax assets for the years ended December 31, 2015 and 2014 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward and other deferred tax assets. The increase in the valuation allowance was $151,817 in 2015.

The potential tax benefit arising from the loss carryforward will expire in years through 2035. Additionally, the future utilization of the net operating loss carryforward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future in accordance with Section 382 of the Internal Revenue Code. If necessary, the deferred tax assets will be reduced by any carryforward that expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance. The Company believes its tax positions are all highly certain of being upheld upon examination. The Company’s 2015, 2014 and 2013 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position.

NOTE 12 – RELATED PARTIES

Notes, Loans and Accounts Payable

As of December 31, 2015 and December 31, 2014 there were various notes and loans payable to related parties totaling $486,964 and $75,000, respectively, with related unpaid interest of $47,959 and $38,373 respectively (see Note 6). The Company also has accounts payable-related parties due to an officer for expense reimbursement and due to an affiliate for services in the total amount of $30,070 and $53,122 at December 31, 2015 and 2014, respectively.

Administrative Services Agreement

On December 1, 2002, the Company and the former parent entered into an Administrative Services Agreement whereby the former parent agreed to provide administrative and support services including but not limited to, (a) rent and general infrastructure, (b) human resource management services, and (c) accounting and financial services and other miscellaneous services. The monthly fee was subject to adjustments in accordance with the actual services rendered. There were no fees incurred with the former parent for the years ending December 31, 2015 and 2014 and we will not incur any additional fees going forward. At December 31, 2015 and 2014, $5,173 and $19,897, respectively, was due to the former parent under this agreement and is included in Accounts payable - related parties as disclosed above.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 13 – STOCKHOLDERS’ DEFICIT

Series A Convertible Preferred Stock

On December 29, 2014 the Company agreed with the majority of the then Series A redeemable convertible preferred shareholders to exchange all Series A Convertible preferred stock into the Company’s common stock at an 8% premium in terms of the quantity of shares to the original conversion rate which original conversion rate was approximately $0.54 per share. Accordingly, approximately 13,454,989 common shares were issued which includes the approximately 996,666 additional 8% premium common shares issued as an inducement to convert. The Company valued these additional premium shares based upon a contemporaneous business valuation of the Company resulting in a per share value of approximately $0.336 per share or an aggregate approximate $335,143 which was charged to operations in 2014. Since the preferred stock had been redeemable at stated value plus undeclared dividends, the Company recognized $536,376 of dividends in each of 2014 and 2013. Furthermore, since as discussed below under “Common Stock”, the Company has retroactively applied the effects of a subsequent merger, no Series A preferred stock transactions are reflected in the accompanying statement of changes in stockholders’ equity and the dividends were charged to retained earnings with a credit to additional paid-in capital in 2014.

Series B Convertible Preferred Stock

On December 29, 2014 the Company agreed with the majority of the then Series B convertible preferred shareholders to exchange all Series B Convertible preferred stock into the Company’s common stock at an 8% premium in terms of the quantity of shares to the original conversion rate which original conversion rate was approximately $0.66 per share. Accordingly approximately 1,838,885 common shares were issued which includes the approximately 136,214 additional 8% premium common shares issued as an inducement to convert. The Company valued these additional premium shares based upon a contemporaneous business valuation of the Company resulting in a per share value of approximately $0.336 per share or an aggregate of approximately $45,804 which was charged to operations. Furthermore, since as discussed below under “Common Stock”, the Company has retroactively applied the effects of a subsequent merger, no Series B preferred stock transactions are reflected in the accompanying statement of changes in stockholders’ equity and the dividends are charged to retained earnings with a credit to additional paid-in capital in 2014.

Conversion of Debt

On March 31, 2015, Duos Ventures LLC converted $1,415,546 of convertible debentures which included $7,176 accrued interest into 2,211,791 shares of common stock as a result of the closing of a reverse merger with Information Systems Associate, Inc. (ISA). The conversion was priced at a 20% discount from the ISA closing price on March 31, 2015 of $0.80 for a net conversion price of $0.64 per share in accordance with the original terms of the convertible debentures. As a result of this conversion, $37,120 of accrued debt premium relating to the 3% provision (see Note 6) was reclassified to equity and a $352,093 interest expense was recognized and recorded as a debt premium on March 31, 2015 pursuant to the resolution of the contingency under ASC 480 and then reclassified to equity.

Reverse Merger

On April 1, 2015, the Company completed a reverse triangular merger, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among the Company (“Duos”), Information Systems Associates, Inc. (ISA), a publicly traded company, and Duos Acquisition Corporation, a Florida corporation and wholly owned subsidiary of ISA (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub merged with and into Duos, with Duos remaining as the surviving corporation and a wholly-owned subsidiary of ISA (the “Merger”). The Merger was effective as of April 1, 2015, upon the filing of a copy of the Merger Agreement and articles of merger with the Secretary of State of the State of Florida (the “Effective Time”). As part of the merger agreement, ISA confirmed to Duos executives that its stockholders would receive 60,000,000 common shares of ISA. The Company intends to carry on Duos’ business as a line of business following the Merger. The Company also intends to continue ISA's existing operations through its existing wholly owned subsidiary, TrueVue 360, Inc. Duos made the decision to become a public company to give it broader access to the public financial markets to support its growth goals. The objective was to streamline the merger process by finding a clean, operating entity with no “toxic” debt and that was not and had never been a shell company.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

The Merger was accounted for as a reverse merger using the acquisition method under ASC 805-40 with the Company (then named “Information Systems Associates, Inc.”) deemed to be the acquired company for accounting purposes. This determination is based on then duostech shareholders obtaining an approximate 98% voting control as well as management and Board control of the combined entity. Accordingly, the assets and liabilities and historical operations that are reflected in the consolidated financial statements after the merger are those of duostech stated at historical cost and the assets and liabilities of ISA were recorded at their fair values at the merger date. The results of operations of ISA are only consolidated with the results of operations starting on the merger date. An analysis of duostech established a total enterprise valuation of $19,350,000 using a relative values approach. At the time of the merger, it was estimated that the Company shareholders would own approximately 2% of the outstanding stock after issuance of 60,000,000 shares to duostech shareholders in connection with the Merger. This resulted in a purchase price of $393,929. The difference between the recorded historical value of assets acquired and liabilities assumed totaling $1,578,816 was allocated $165,000 for trade name and technology and a further $250,000 for existing customer relationships, both of which will be amortized over 2 years. These trade name and technology amounts are based on the value of a secured loan against the patent and software and the customer relationships is calculated based on the estimated gross margin for the next two years for certain customer relationships. The remaining $1,163,816 is allocated to Goodwill which is the expected synergies that will benefit the combined entity. Goodwill is not expected to be deductible for income tax purposes. For accounting purposes, the Company is deemed to have issued 1,246,870 shares of common stock to the ISA shareholders for a purchase price of $393,929.

In connection with the merger, the Company incurred acquisition costs of $36,718 in 2014 of which $16,425 is included in professional fees, $10,000 is included in salaries, wages and contract labor and $10,293 is included in general and administrative expenses on the December 31, 2014 statements of operations. In addition, the Company incurred $75,489 in 2015 of which $31,812 is included in professional fees, $35,000 is included in salaries, wages and contract labor and $8,677 is included in general and administrative expenses as of March 31, 2015.

The fair value of the assets acquired and liabilities assumed in the merger are as follows:

Assets acquired:
Cash	$1,347
Trade name and technology	165,000
Customer relationships	250,000
Goodwill	1,163,816
Total assets	1,580,163

Liabilities assumed:
Accounts payable	216,461
Loans payable	748,426
Accrued expenses	35,275
Accrued salary	184,263
Deferred revenue	1,809
Total liabilities	1,186,234
Purchase price	$393,929

The estimates of fair values and the purchase price allocation is subject to change pending the finalization of the valuation of assets acquired and liabilities assumed.

The following unaudited pro forma consolidated results of operations have been prepared as if the merger occurred on January 1, 2014:

	Three Months Ended March 31,	Year Ended December 31,
	2015	2014
Net Revenues	$1,107,166	$4,603,768
Net Loss	(1,338,399)	(3,049,378)
Net Loss per Share	$(.02)	$(.05)

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

All share and per share data in the accompanying financial statements and footnotes have been retroactively reflected for the exchange. On June 30, 2015, the Company assessed the valuation of its intangible assets and goodwill acquired in the April 1, 2015 merger and determined to charge $1,578,816 to operations as a loss on impairment.

Common stock issued for services and settlements

On March 31, 2015, the Company issued 50,000 shares of common stock to a software engineering vendor for a $20,000 partial settlement of an outstanding payable. The shares were valued at $0.336 per share, or $16,800, based on contemporaneous conversions of the Company's Preferred Stock Series A & B to Common Stock. The Company recorded a $3,200 gain on the settlement of this payable which is included in Other Income in the statement of operations.

On May 20, 2015, the Company entered into a one year agreement with a third party for consulting services. The prepaid vested 100,000 shares of common stock were issued in June 2015 and valued on that day at the closing price of the stock on the previous day of $0.65 per share for a total of $65,000. The $65,000 was recorded as a prepaid asset which is being amortized to expense over the agreement term.

On May 27, 2015 the Company settled a $33,000 payable to an investor relations firm with 41,250 shares of common stock. There was no gain or loss.

In conjunction with and subsequent to the merger agreement, ISA Warrant Holders were granted 19,387 shares of common stock in exchange for 33,750 existing warrants. The difference between the fair value of the warrants surrendered and the shares issued resulted in a loss on a settlement of $3,082 charged to operations.

On June 30, 2015, the Company’s CFO agreed to exchange $56,482 of accrued salary for restricted shares of the Company. The Company issued 141,205 shares of common stock based on a closing trading price of $0.40 per share. The shares were further divided and allocated by the CFO to three other parties including two charitable organizations and the son of the CFO with the CFO retaining 45,000 shares. There was no gain or loss on the settlement.

On July 1, 2015, the principal balance of a promissory note of $50,000 was converted to 150,000 shares of common stock with a per share conversion price of $0.33. The shares were valued at their quoted trading price of $0.51 per share on the conversion date or $76,500 resulting in a loss on settlement of $26,500.

On August 27, 2015, the Company issued 50,000 shares of common stock in connection with a consulting agreement for $100 with a per share price of $0.002. The shares were valued at $10,775 based on the quoted trading price of $0.2155 per share resulting in a consulting expense of $10,675.

During the third quarter of 2015, the Company issued 46,015 shares of common stock for services valued at the quoted trading price on the respective grant dates resulting in an expense of $15,000.

In the third quarter of 2015, Warrant Holders were granted 14,963 shares of common stock in exchange for existing 20,250 warrants. The difference between the fair value of the warrants surrendered and the shares issued resulted in a gain on the exchanges and therefore no charges were made to operations.

On September 21, 2015, the Company issued 506,421 shares of common stock in exchange for an $81,250 portion of an outstanding convertible note. The shares were valued at $0.27 per share or $136,734 resulting in a loss settlement of $55,484.

On September 30 2015, the Company issued 1,002,401 shares of common stock in exchange for a promissory note and accrued interest totaling $275,660 with a related party. In addition, the Company issued 501,201 five year warrants in exchange for an extension of a $37,817 note. The shares were valued at $260,624 or $0.26 per share and the warrants were valued at $130,175 using a Black-Scholes option pricing model, resulting in a total value of $390,799 and a loss on settlement of $115,139.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

On October 26, 2015, the Company issued 68,223 shares of common stock in exchange for a promissory note and accrued interest totaling $20,467 with a per share conversion price of $0.30. The shares were valued at their contractual price of $0.26 per share on the conversion date or $17,738 resulting in a gain on settlement of $2,729.

Also on October 26, 2015, the Company issued 136,986 shares of common stock in exchange for a convertible note and accrued interest totaling $41,096 with a conversion price of $0.30. The shares were valued at their contractual price of $0.26 per share on the conversion date or $35,616 resulting in a gain on settlement of $5,479.

On October 27, 2015, the Company issued 499,308 shares of common stock in exchange for a convertible note and accrued interest totaling $149,792 with a per share conversion price of $0.30. The shares were valued at their contractual price of $0.26 and $0.40 per share on the conversion date or $144,473 resulting in a net gain on settlement of $5,319.

On October 28, 2015, the Company issued 358,758 shares of common stock in exchange for a promissory note and accrued interest totaling $107,627 with a per share conversion price of $0.30. The shares were valued at their contractual price of $0.40 per share on the conversion date or $143,503 resulting in a loss on settlement of $35,876.

On December 16, 2015, the Company issued 229,167 shares of common stock in exchange for a convertible note and accrued interest totaling $68,750 with a per share conversion price of $0.30. The shares were valued at their contractual price of $0.30 per share on the conversion date or $68,750 resulting in no gain or loss on settlement.

On December 30, 2015, the Company issued 166,667 shares of common stock in exchange for a convertible note and accrued interest totaling $50,000 with a per share conversion price of $0.30. The shares were valued at their contractual price of $0.30 per share on the conversion date or $50,000 resulting in no gain or loss on settlement.

NOTE 14 – COMMON STOCK PURCHASE WARRANTS

Warrants

The following is a summary of activity for warrants to purchase common stock for the year ended December 31, 2015:

	December 31, 2015
	Number of Warrants	Weighted Avg. Exercise Price	Remaining Contractual Life (Years)
Assumed in merger on April 1, 2015	82,875	$4.73	1.6
Warrants issued with debt or debt modifications	585,715	$.29	4.6
Warrants exchanged for common stock	(54,000)	$3.70
Expired	(5,250)	$6.67
Outstanding at end of period	609,340	$.54	4.5
Exercisable at end of period	609,340	$.54	4.5

There was no intrinsic value of these warrants at December 31, 2015.

During 2015, warrants for 501,201 common shares were issued for debt extension, warrants for 28,571 common shares were issued with debt and warrants for 55,943 common shares were issued with debt.

In 2015 through December 31, 2015, 54,000 warrants were exchanged for 34,350 common shares resulting in a loss on settlement of $3,082 charged to operations.

In 2015 through December 31, 2015, 5,250 warrants expired.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 15 – SUBSEQUENT EVENTS

On January 6, 2016, the Company entered into an agreement with an investment banker to provide general financial advisory and investment banking services. Services included, but not limited to in the agreement are to provide a valuation analysis of the Company, assist management and advise the Company with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances, capital requirements, potential national listing and working closely with the Company’s management team to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value. The Agreement is for an initial term of six months. The Company shall pay a non-refundable fee accruing at the rate of $10,000 per month, for the term of the agreement. This advisory fee payments will be accrued and deferred for payment until the earlier of 1) closing of the financing described in the agreement, 2) a closing of interim funding at which point fifty percent (50%) of the outstanding monthly advisory fee will be payable on the last day of the month following closing of the interim financing or 3) the termination of the agreement. The Company has issued to the investment banker 912,000 vested shares of the Company’s common stock as of the execution date of this agreement. In addition, the Company will issue warrants for the purchase of 302,000 shares of the Company’s common stock, which the warrants shall have a 5-year expiration and a strike price of $0.30.

On January 22, 2016, the Company issued 2,100 shares of common stock in warrant shares exchange.

On January 24, 2016, the wife of the CEO loaned the Company the sum of $20,000 at an annual percentage rate of 8%.

On January 27, 2016, the Company entered into an agreement with a consultant to provide advisory services for an initial period of six months. The consultant will assist the Company with its objective of evaluating financing and other strategic options in connection with operational expansion and respond to any opportunities that arise in regard to strategic partnerships/acquisition/joint ventures or other business relationships that may advance revenue growth and enterprise value. Upon a qualified financing of at least $1,500,000 through a party introduced by the consultant, the Company agreed to issue up to $90,000 in equity or cash at the same rate and terms as the basis of the financing. In consideration for development services thirty days from the execution of this agreement, 20,000 shares of restricted common stock of the Company will be granted to the consultant or assigns and be issued within fifteen days of the grant. Also, 30,000 additional shares shall be granted to the consultant or assigns on completion of any transactions with a potential participant. In consideration for advisory services, the non-refundable sum of $5,000 will be payable upon execution of the agreement with a further $5,000 to be deferred and paid upon the completion of any transaction with a potential participant.

On January 28, 2016, the CFO loaned the Company the sum of $29,990 at an annual percentage rate of 8%.

On February 5, 2016, the Company entered into a term sheet for the proposed private placement of senior secured notes and warrants (the “Offering”) by the Company and purchase by an institutional investor. In connection with the Offering, on March 31, 2016, the Company entered into a Securities Purchase Agreement with such institutional investor, which, together with the transaction documents referenced therein, provides for the terms in the following paragraph. The Company expects to close the Offering on or about April 1, 2016, subject to the satisfaction of customary closing conditions.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

The Offering amount is $1,800,000 less a 5% original issue discount. The securities of the note are senior secured by substantially all assets of the Company and shares of all current and future subsidiaries as well as being guaranteed by each subsidiary but are not convertible into the Company’s stock. The senior secured note also contains certain default provisions and is subject to standard covenants such as restrictions on issuing new debt. In conjunction with the note, the Company issued a warrant exercisable into 2.5 million shares with a term of five years and strike price of $0.35. The Warrants also contain certain antidilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions as well as a potential adjustment to the exercise price based on certain events. The relative fair value of the warrants of approximately $460,000 will be recorded as a debt discount and amortized to interest expense over the term of the debt. The note will mature three years from the closing date and will accrue interest at the rate of 14% per annum, payable monthly. The note will accrue additional interest at the rate of 2% per annum, compounding monthly, payable annually in arrears. The Company may choose to begin amortizing the principal at any time subject to prepayment premiums. Also, the Company agreed to an amended Placement Agent’s Fee with respect to the placement of such loan which differed from the original terms agreed with the Placement Agent as that agreement had expired (see Note 10, Placement Agency Agreement). The amendment included (a) postponement of payment of the cash fee of $5,000 to 15 days of execution of the term sheet, (b) the closing fee was fixed to $137,000 (based on a $1.8 million debt funding) and three-year warrants for 200,000 shares at a strike price of $0.40 per share.

On February 9, 2016, duostech’s counsel informed CW Electric’s counsel that on February 5th Duos executed a term sheet with an investment fund which will, among other things, provide the funding for the settlement with C.W. Electric. At the time, Duos and the lender believed that the closing will take place during or prior to the second week in March. Consequently, Duos requested that C.W. Electric refrain from filing and/or executing on the Agreed Judgment until after the closing, as they were in the final stretches of obtaining the funding necessary to resolve this matter. CW Electric’s counsel agreed to an extension and following the filing of a respective joint motion, the District Court for the Eastern District of Kentucky entered an order of continuance until March 20, 2016 and further extended until April 20, 2016. Payment in full is to be made immediately upon the closing of the loan.  (see Note 10)

The Company has an operating lease agreement, through the former parent, for office space located in Jacksonville, Florida that expires as of April 30, 2016. On March 8, 2016, the related party executed an amendment to the current lease for the Jacksonville office, with a start date of May 1, 2016 and ending on October 31, 2021. Rental expense for the months of March 2016 through May 2016 will be $0, followed by a monthly rent of $14,816 (including operating cost and taxes) commencing with the month of June 2016. The rent is subject to an annual escalation of 3%, beginning May 1, 2017.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$69,567	$140,129
Accounts receivable	726,289	452,235
Costs and estimated earnings in excess of billings on uncompleted contracts	344,430	421,116
Prepaid expenses and other current assets	137,807	165,095
Total Current Assets	1,278,093	1,178,575

Property and equipment, net	73,937	72,544

OTHER ASSETS:
Patents and trademarks, net	52,832	57,006
Total Other Assets	52,832	57,006

TOTAL ASSETS	$1,404,862	$1,308,125

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,213,902	$1,061,961
Accounts payable - related parties	36,400	30,070
Commercial insurance/office equipment financing	87,472	44,024
Notes payable - related parties	611,352	486,964
Notes payable	49,108	196,608
Convertible notes payable, including premiums	193,950	193,950
Line of credit	38,827	40,216
Payroll taxes payable	408,186	296,215
Accrued expenses	1,253,208	955,570
Billings in excess of costs and estimated earnings on uncompleted contracts	541,836	303,064
Deferred revenue	745,251	908,206
Contingent lawsuit payable	—	550,000
Total Current Liabilities	5,179,492	5,066,848

Notes payable, net of discounts	1,140,582	—

Total Liabilities	6,320,074	5,066,848

Commitments and Contingencies (Note 5)

STOCKHOLDERS' DEFICIT:
Preferred stock, $0.001 par value
10,000,000 authorized, none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized
66,070,698 and 64,777,621 shares issued and issuable, and outstanding at
September 30, 2016 and December 31, 2015, respectively	66,071	64,778
Additional paid-in capital	18,062,451	17,127,675
Accumulated deficit	(23,043,734)	(20,951,176)
Total Stockholders' Deficit	(4,915,212)	(3,758,723)

Total Liabilities and Stockholders' Deficit	$1,404,862	$1,308,125

See accompanying condensed notes to the unaudited consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
REVENUES:
Project	$594,096	$1,366,565	$1,707,177	$2,891,198
Maintenance and technical support	618,682	665,670	1,829,595	1,852,001
IT asset management services	154,391	209,965	481,783	209,965
Total Revenues	1,367,169	2,242,200	4,018,555	4,953,164

COST OF REVENUES:
Project	303,126	653,194	821,264	1,517,578
Maintenance and technical support	262,830	255,920	727,529	693,709
IT asset management services	79,199	94,747	254,730	94,747
Total Cost of Revenues	645,155	1,003,861	1,803,523	2,306,034

GROSS PROFIT	722,014	1,238,339	2,215,032	2,647,130

OPERATING EXPENSES:
Selling and marketing expenses	62,116	64,219	227,785	208,283
Salaries, wages and contract labor	758,685	686,081	2,583,419	1,907,934
Research and development	72,288	65,831	201,668	157,328
Professional fees	59,803	108,421	229,277	233,553
General and administrative expenses	198,715	249,363	622,851	738,531
Impairment loss	—	—	—	1,578,816
Total Operating Expenses	1,151,607	1,173,915	3,865,000	4,824,445

INCOME (LOSS) FROM OPERATIONS	(429,593)	64,424	(1,649,968)	(2,177,315)

OTHER INCOME (EXPENSES):
Interest expense	(161,515)	(273,750)	(443,929)	(839,962)
Gain on settlement of accounts payable	—	—	—	3,200
Other income, net	34	2	1,340	8
Total Other Income (Expense)	(161,481)	(273,748)	(442,589)	(836,754)

NET LOSS	$(591,074)	$(209,324)	$(2,092,558)	$(3,014,069)

NET LOSS APPLICABLE TO COMMON STOCK PER COMMON SHARE:
Basic	$(0.01)	$(0.00)	$(0.03)	$(0.05)
Diluted	$(0.01)	$(0.00)	$(0.03)	$(0.05)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	66,025,986	61,831,726	65,844,312	60,288,922
Diluted	66,025,986	61,831,726	65,844,312	60,288,922

See accompanying condensed notes to the unaudited consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2016	2015
Cash from operating activities:
Net loss	$(2,092,558)	$(3,014,069)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	35,262	91,372
Gain on settlement of accounts payable	—	3,200
Stock and warrants issued for services	125,036	123,775
Interest expense related to premium/debt discounts and conversion of notes payable	131,884	—
Loss on settlement of debt	—	197,123
Amortization of stock based prepaid consulting fees	418,119	17,854
Loss related to warrants exchanged for stock	630	—
Impairment loss	—	1,578,816
Changes in assets and liabilities:
Accounts receivable	(274,054)	(852,132)
Costs and estimated earnings on uncompleted contracts	76,686	(99,841)
Prepaid expenses and other current assets	108,347	(133,231)
Accounts payable	150,544	(123,693)
Accounts payable-related party	6,330	(20,663)
Payroll taxes payable	111,971	(285,175)
Accrued expenses	157,638	348,818
Contingent lawsuit liability	(550,000)	—
Billings in excess of costs and earnings on uncompleted contracts	238,772	377,905
Deferred revenue	(162,955)	(213,298)
Net cash used in operating activities	(1,518,348)	(2,003,239)

Cash flows from investing activities:
Cash acquired in acquisition	—	1,346
Purchase of patents/trademarks	(70)	(11,470)
Purchase of fixed assets	(32,411)	(107,401)
Net cash used in investing activities	(32,481)	(117,525)

Cash flows from financing activities:
Proceeds from borrowings under convertible notes and other debt	—	1,374,498
Proceeds from bank line of credit	—	40,214
Proceeds of advance payments-stock repurchase	140,000	—
Proceeds from related party notes	221,570	591,697
Repayments of related party notes	(97,182)	—
Proceeds (repayments) of insurance and equipment financing	(154,621)	43,408
Repayments of notes payable	(147,500)	—
Proceeds of notes payable	1,518,000	—
Net cash provided by financing activities	1,480,267	2,049,817

Net decrease in cash	(70,562)	(70,947)
Cash, beginning of period	140,129	85,435
Cash, end of period	$69,567	$14,488

See accompanying condensed notes to the unaudited consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS CONTINUED)

(Unaudited)

	For the Nine Months Ended
	September 30,
	2016	2015
Supplemental Disclosure of Cash Flow Information:
Interest paid	$125,687	$33,211
Taxes paid	$10,149	$800

Supplemental Non-Cash Investing and Financing Activities:
Common stock issued to settle notes payable and accrued interest	$—	$2,215,959
Common stock issued for prepaid consulting services	$301,100	$—
Common stock issued to settle accounts payable	$—	$16,800
Common stock issued for accrued salary	$—	$56,482
Reclassification of put premium liability on convertible notes to paid-in capital	$—	$37,120
Increase in debt discount and paid-in capital for warrants issued with debt	$509,303	$30,722
Note issued for financing of insurance premiums	$198,089	$—
Debt discount associated with notes payable	$282,000	$—

Liabilities assumed in share exchange	$—	$1,186,234
Less: assets acquired in share exchange	—	(1,347)
Net liabilities assumed	—	1,184,887
Fair value of shares exchanged	—	393,929
Increase in intangible assets	$—	$1,578,816

See accompanying condensed notes to the unaudited consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2016

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Duos Technologies Group, Inc. (“Company”), through its operating subsidiary “Duos Technologies, Inc. (“duostech”) is primarily engaged in the design and deployment of state-of-the-art, artificial intelligence driven intelligent technologies systems. duostech converges traditional security measures with information technologies to create “actionable intelligence.” duostech’s IP is built upon two of its core technology platforms (praesidium® and centraco™), both distributed as licensed software suites, and natively embedded within engineered turnkey systems. praesidium® is a modular suite of analytics applications which process and simultaneously analyze data streams from a virtually unlimited number of conventional sensors and/or data points. Native algorithms compare analyzed data against user-defined criteria and rules in real time and automatically report any exceptions, deviations and/or anomalies. This application suite also includes a broad range of conventional operational system components and sub-systems, including an embedded feature-rich video management engine and a proprietary Alarm Management Service (AMS). This unique service provides continuous monitoring of all connected devices, processes, equipment and sub-systems, and automatically communicates to the front end-user interface, if and when an issue, event or performance anomalies are detected. centraco™ is a comprehensive user interface that includes the functionalities of a Physical Security Information Management (PSIM) system as well as those of an Enterprise Information System (EIS). This multi-layered interface can be securely installed as a stand-alone application suite inside a local area network or pushed outside a wide area network using the same browser-based interface. It leverages industry standards for data security, access, and encryption as appropriate. The platform also operates as a cloud-hosted solution.

The Company’s strategy includes expansion of its technology base through organic development efforts, strategic partnerships, and growth through strategic acquisitions. duostech’s primary target industry sectors include transportation, with emphasis on freight and transit railroad owners/operators, petro-chemical, utilities and healthcare.

As reported previously, Duos Technologies Group, Inc. is the result of the reverse merger between duostech and a wholly owned subsidiary of Information Systems Associates, Inc., a Florida corporation (“ISA”), which became effective as of April 1, 2015 and as a result of which duostech became a wholly owned subsidiary of the merged entity. The merger was followed by a corporate name change to Duos Technologies Group, Inc., a symbol change from IOSA to DUOT and up-listing from OTC Pink to OTCQB.

ISA’s original business of IT Asset Management (ITAM) services for large data centers is now operated as a division of the Company that continues its sales efforts through large strategic partners. ISA developed a methodology for the efficient data collection of assets contained within large data centers and was awarded a patent in 2010 for specific methods to collect and audit data.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (all of which are of a normal recurring nature) considered necessary for a fair presentation have been included.  Operating results for the nine months ended September 30, 2016 are not indicative of the results that may be expected for the year ending December 31, 2016 or for any other future period. These unaudited consolidated financial statements and the unaudited condensed notes thereto should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2016.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, duostech and TrueVue 360, Inc. All inter-company transactions and balances are eliminated in consolidation.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates. The most significant estimates in the accompanying consolidated financial statements include the allowance on accounts receivable, valuation of deferred tax assets, valuation of assets acquired and liabilities assumed in business combinations, estimates of percentage completion on projects and related revenues, valuation of stock-based compensation, valuation of warrants issued with debt, valuation of beneficial conversion features in convertible debt, valuation of stock-based awards and valuation of loss contingencies. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Concentrations

Cash Concentrations

Cash is maintained at financial institutions and at times, balances may exceed federally insured limits. We have not experienced any losses related to these balances. There were no amounts on deposit in excess of federally insured limits at September 30, 2016 and December 31, 2015.

Significant Customers and Concentration of Credit Risk

The Company, by policy, routinely assesses the financial strength of its customers. As a result, the Company believes that its accounts receivable credit risk exposure is limited and has not experienced any write-downs in its accounts receivable balances through September 30, 2016. A significant portion of revenues is derived from certain customer relationships. The following is a summary of customers that each represents greater than 10% of total revenues for the nine months ended September 30, 2016 and 2015, and total accounts receivable at September 30, 2016 and December 31, 2015, respectively:

2016				2015
Revenue		Accounts Receivable		Revenue		Accounts Receivable
Customer A	31%	Customer A	—	Customer A	22%	Customer A	27%
Customer B	20%	Customer B	57%	Customer B	14%	Customer B	—
Customer C	16%	Customer C	14%	Customer C	—	Customer C	—
Customer D	16%	Customer D	—	Customer D	—	Customer D	—
Customer E	11%	Customer E	11%	Customer E	—	Customer E	—
Customer F	—	Customer F	—	Customer F	—	Customer F	33%
Customer G	—	Customer G	—	Customer G	21%	Customer G	—
Customer H	—	Customer H	—	Customer H	20%	Customer H	—
Customer I	—	Customer I	—	Customer I	—	Customer I	24%

Geographic Concentration

Approximately 18% of revenue is generated from customers outside of the United States.

Fair Value of Financial Instruments and Fair Value Measurements

We measure our financial assets and liabilities in accordance with generally accepted accounting principles. For certain of our financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for notes payable, net of discount, and loans payable also approximate fair value because current interest rates available to us for debt with similar terms and maturities are substantially the same.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

We follow accounting guidance for financial assets and liabilities. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).

The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs, other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

The estimated fair value of certain financial instruments, including accounts receivable and accounts payable are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The cost basis of notes and convertible debentures approximates fair value due to the market interest rates carried for these instruments.

Earnings (Loss) Per Share

Basic earnings per share (EPS) are computed by dividing net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding for the period and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options, stock warrants, convertible debt instruments or other common stock equivalents. Potentially dilutive securities are excluded from the computation if their effect is anti-dilutive. At September 30, 2016, outstanding warrants to purchase an aggregate of 3,600,840 shares of common stock and 1,819,418 shares of common stock issuable upon conversion of convertible debt (principal and interest) were excluded from the computation of dilutive earnings per share because the inclusion would have been anti-dilutive.

Segment Information

The Company operates in one reportable segment.

Reclassifications

Certain note amounts in the 2015 consolidated balance sheet have been reclassified within current liabilities to conform to the 2016 presentation.

Recent Issued Accounting Standards

In August 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2015-14 Revenue from Contracts with Customers.  The ASU defers the effective date of previously issued ASU 2014-09 (the new revenue recognition standard) by one year for both public and private companies. The ASU requires public entities to apply the new revenue recognition guidance for annual reporting periods beginning after December 15, 2017, and interim reporting periods within annual reporting periods beginning after December 15, 2017. Both public and nonpublic entities will be permitted to apply the new revenue recognition standard as of the original effective date for public entities (annual periods beginning after December 15, 2016).  The Company plans to adopt this standard for their fiscal year beginning January 1, 2018.  The Company is in the process of analyzing the impacts of this ASU, but does not believe it will have a material impact on its consolidated financial statements.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

In February 2016, the Financial Accounting Standards Board issued Accounting Standards Update No. 2016-02: “Leases (Topic 842)” whereby lessees will need to recognize almost all leases on their balance sheet as a right of use asset and a lease liability.  This guidance is effective for interim and annual reporting periods beginning after December 15, 2018.  The Company does not expect this ASU to have a material impact on its consolidated financial statements.

In March 2016, the FASB issued Accounting Standards Update No. 2016-09: "Compensation – Stock Compensation (Topic 718)-Improvements to Employee Share-Based Payment Accounting" which includes multiple provisions intended to simplify various aspects of the accounting for share-based payments. This guidance is effective for interim and annual reporting periods beginning after December 15, 2016.  The Company is in the process of analyzing the impacts of this ASU, but does not believe it will have a material impact on its consolidated financial statements.

NOTE 2 – GOING CONCERN

As reflected in the accompanying unaudited consolidated financial statements, the Company had a net loss of $2,092,558 for the nine months ended September 30, 2016.  During the same period, cash used in operations was $1,518,348. The working capital deficit, stockholders’ deficit and accumulated deficit as of September 30, 2016 was $3,901,399, $4,915,212 and $23,043,734, respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, raise additional capital and become profitable. Management embarked on a business growth strategy in 2014 to engage with private companies in or related to its market space with the intention of a merger or acquisition. In April 2015, the Company completed a reverse triangular merger whereby duostech became a wholly owned subsidiary of the Company. The two companies are now integrated and the merged company continues to grow its business in all of the markets where they have previously operated. The Company was successful on April 1, 2016 in closing long-term debt financing of $1.8 million for the purposes of settling certain current debt and payables obligations. Net proceeds after placement agency fees, legal fees, due diligence expenses and direct payments from the lender to certain creditors of the Company were $837,891.  (See Note 3)

Additionally, during the reporting period, the Company’s Board of Directors approved a new class of Preferred Stock, “Series A”.  The Articles of Amendment Designating Preferences, Rights and Limitations of the Series A were filed with State on October 31, 2016.  The Series A designated 500,000 of the Company’s 10 million “blank check” preferred stock with a stated value of $10 per share, an 8% cumulative dividend payable when and if declared by the Board and a provision to convert into the Company’s common stock at $0.18 per share.  If the holder elects to convert the Series A to common stock, the cumulative dividend amount will also be converted to common stock.  The Series A is redeemable by the holder after 3 years including all unconverted stated value and accrued dividends.  For shareholders who invested in previous private placements, the Company is offering on a case by case basis, the ability to convert the existing amount invested into an equivalent amount in the Series A on the condition that they invest an equivalent additional amount in the Series A.  The company continues in discussions with certain potential investors with a view to obtaining equity financing to invest in resources to support and accelerate our growth from anticipated orders and provide additional working capital. (See Note 9)

While no assurance can be provided, management believes that these actions provide the opportunity for the Company to continue as a going concern and to grow its business and achieve profitability. Ultimately however, the continuation of the Company as a going concern is dependent upon the ability of the Company to execute the plan described above, generate sufficient revenue and to attain profitable operations. These unaudited, consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

NOTE 3 – DEBT

Notes Payable - Financing Agreements

The Company’s notes payable relating to financing agreements classified as current liabilities consist of the following as of:

	September 30, 2016		December 31, 2015
Payable To	Principal	Interest	Principal	Interest
Third Party - Insurance Note 1	$2,211	9.75%	$21,325	9.75%
Third Party - Insurance Note 2	19,065	10.00%	11,277	9.75%
Third Party - Insurance Note 3	37,943	8.05%	—	—
Third Party - Insurance Note 4	28,253	9.24%	11,422	8.99%
Total	$87,472		$44,024

The Company entered into an agreement on December 23, 2015 with its insurance provider by executing a $21,325 note payable (Insurance Note 1) issued to purchase an insurance policy with an annual interest rate of 9.75% payable in monthly installments of principal and interest totaling $2,229 through October 23, 2016.  The note balance as of September 30, 2016 and December 31, 2015 was $2,211 and $21,325, respectively.

The Company entered into an agreement on September 15, 2015 with its insurance provider by executing an $18,823 note payable (Insurance Note 2) issued to purchase an insurance policy with an annual interest rate of 9.75% payable in monthly installments of principal and interest totaling $1,678 through July 15, 2016. The Company renewed the note payable on September 15, 2016 in the amount of $19,065 with an annual interest rate of 10% payable in monthly installments of principal and interest totaling $1,702 through June 30, 2017.  The note balance as of September 30, 2016 and December 31, 2015 was $19,065 and $11,277, and respectively.

The Company renewed an agreement on February 3, 2016 with its insurance provider by executing a $123,571 note payable (Insurance Note 3) issued to purchase an insurance policy with an annual interest rate of 8.05% payable in monthly installments of principal and interest totaling $12,818 through December 3, 2016.  At September 30, 2016 and December 31, 2015, the note payable balance was $37,943 and zero, respectively.

The Company renewed an agreement on April 1, 2016 with its insurance provider by executing a $65,000 note payable (Insurance Note 4) issued to purchase an insurance policy with an annual interest rate of 9.24% payable in monthly installments of principal and interest totaling $5,782 through February 1, 2017.  At September 30, 2016 and December 31, 2015, the note payable balance was $28,253 and $11,422, respectively, with the $11,422 balance relating to the April 1, 2015 note with the same provider with an annual interest rate of 8.99%.

Notes Payable - Related Parties

The Company’s notes payable to related parties classified as current liabilities consist of the following as of:

	September 30, 2016		December 31, 2015
Payable To	Principal	Interest*	Principal	Interest*

Related party	$65,000	.75%	$65,000	.75%
Related party	13,369	.67%	17,651	.67%
Related party	16,808	—	33,615	—
Related party	56,500	.67%	36,500	.67%
Related party	7,670	—	21,170	—
Related party	8,431	.67%	11,131	.67%
CFO	31,973	.67%	7,841	—
Related party	241,346	.50%	294,056	.50%
CEO	58,610	.67%	—	—
Related party	111,645	.67%	—	—
Total	$611,352		$486,964

* effective interest rate per month including default penalties

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

On May 28, 2008, a shareholder who is indirectly invested in the Company with the Chief Executive Officer (CEO) through another entity, loaned the Company the principal amount of $65,000 accruing interest at .75% per month. There was an accrued interest balance of $47,768 and $43,381 as of September 30, 2016 and December 31, 2015, respectively. The note was repayable on or before September 15, 2008 although no demand for repayment has been received from the holder. There is no formal written agreement and the terms are documented on a letter from a former Chief Financial Officer (CFO) of the Company. The terms contain no default clauses and as of the time of this report, no demand for repayment has been made or expected. The Company intends to either negotiate a conversion of the outstanding amount to common stock or to repay the loan when sufficient working capital permits such action.

Upon the consummation of the merger on April 1, 2015, the Company assumed an Original Issue Discount (OID) promissory note with a remaining principal balance of $15,000 accruing interest at 1.5% per month. On November 30, 2015, there was an outstanding principal balance of $15,000 and an accrued interest balance of $2,651 in which the promissory note was restructured into a note due on or before December 15, 2016 for a total of $17,651 principal balance, accruing interest at .67% per month and monthly payments of $1,535 commencing January 15, 2016.  As of September 30, 2016, the outstanding balance was $13,369.

Upon the consummation of the merger on April 1, 2015, the Company assumed two promissory notes due to an entity which had previously extended credit on a revolving basis for working capital. The total principal balance was $212,693 at the time of the merger and carried total interest and extension fees of 2.5% per month. On September 30, 2015, the note and accrued interest for a total of $275,660 was exchanged for 1,002,401 common shares. The Company recorded a loss on settlement in the amount of $115,139. The same lender had extended further credit to the Company’s subsidiary, TrueVue360, Inc., which on September 30, 2015 had a principal balance of $28,040 and accrued interest balance of $9,777 totaling $37,817. The note can be extended each time for an additional 30 days’ subject to payment of a 1% extension fee in addition to the 1.5% interest cost which can be accrued. The Company agreed to convert this note to an 18-month term loan with 0% interest and monthly payments of $2,100 starting November 1, 2015. The Company also issued 501,201 5-year warrants with an exercise price of $0.28 as consideration for the conversion of the larger note and the zero interest feature of the extended payment plan.  As of September 30, 2016, the outstanding balance was $16,808.

On December 12, 2013, the wife of the CEO loaned the Company the sum of $10,000 at a monthly percentage rate of .67%. On January 29, 2015, March 3, 2015 and September 30, 2015 the wife of the CEO loaned the Company an additional $12,000, $5,000 and $9,500, respectively.  On January 24, 2016, an additional $20,000 was loaned to the Company. The total principal due at September 30, 2016 and December 31, 2015 was $56,500 and $36,500, respectively.  There was an accrued interest balance of $6,344 and $3,052 as of September 30, 2016 and December 31, 2015, respectively.  The note is repayable on demand of the holder. As of the time of this report, no such demand has been made.

Upon the consummation of the merger on April 1, 2015, the Company assumed a promissory note with a remaining principal balance of $30,378 due to the former CEO of the Company. These amounts are non-interest bearing and are due on demand. The Company pays these loans as sufficient funds become available.  At September 30, 2016, the loan had an outstanding balance of $7,670.

Upon the consummation of the merger on April 1, 2015, the Company assumed an OID promissory note with a remaining principal and accrued interest balance of $10,593. During the third quarter of 2015, interest payments of $1,500 were paid. At November 30, 2015, the principal balance of the note was $10,000, and an accrued interest balance of $1,131 at a rate of 2.5% per month was restructured into a note due on or before December 15, 2016 for a total of $11,131 principal balance, accruing interest at .67% per month and monthly payments of $968 commencing January 15, 2016.  At September, 2016, the outstanding note balance was $8,431.

Upon the consummation of the merger on April 1, 2015, the Company assumed two promissory notes with a total principal balance of $8,783 due to the Company’s CFO. During the second quarter of 2015, the CFO loaned the Company an additional $365 and the Company made payments to the CFO during the same period in the amount of $1,307. These advances do not incur any interest and will be paid by the Company when sufficient funds are available. On January 28, 2016, the CFO loaned the Company $30,000, accruing interest at .67% per month and is repayable by the Company when sufficient funds are available.  At September, 2016, the outstanding loan balance was $31,973.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

On April 8, 2015, the Company received a $310,000 loan from a related party principal shareholder. The note accrues interest at the rate of 6% per annum and was repayable on or before October 31, 2015. There was accrued interest balance of $8,616 as of September 30, 2015. The Company and shareholder replaced the note with a promissory new note in the face amount of $320,166, which includes principal and accrued interest through October 31, 2015. Repayment has been fixed at eleven monthly payments of $27,750 plus one final payment of $27,006.63 (including interest of 6%) beginning on or before December 31, 2015. As of September 30, 2016, the Company is seven payments in arrears and the outstanding balance was $241,346.

On July 19, 2016, the Company received a $60,000 loan less fees of $75 for a related party loan with proceeds of $59,925 from the Company’s CEO.  The promissory note carries an annual interest rate of 7.99% with a monthly installment payment of $1,052 through July 19, 2022.   As of September 30, 2016, the outstanding balance was $58,610.

On August 11, 2016, the Company received an $111,645 loan from a related party principal shareholder.  The note accrues interest at the rate of 8% per annum and is repayable on or before February 11, 2017.  As of September 30, 2016, the outstanding balance was $111,645.

Notes Payable

	September 30, 2016		December 31, 2015
Payable To	Principal	Interest*	Principal	Interest*

Shareholder	$19,108	—	$19,108	—
Shareholder	—	—	125,000	.67%
Vendor	30,000	—	52,500	—
Total	$49,108		$196,608

* effective interest rate per month including default penalties

Upon the consummation of the merger on April 1, 2015, the Company assumed a promissory note with a remaining principal balance of $19,108 due to an unrelated party investor and shareholder of the Company. The $19,108 is non-interest bearing and currently due, although the note holder has not made any demand for payment at this time. At the end of the reporting period, the holder, who is also a shareholder, authorized the Company to convert the outstanding amount and an equivalent amount of common stock received from a previous investment into the Series A Convertible Preferred shares described elsewhere in this report.

Upon the consummation of the merger on April 1, 2015, the Company assumed a non-interest bearing OID promissory note due to an unrelated party stockholder, subject to a forbearance agreement and due July 14, 2015. A 25% penalty is due if the balance is not paid by the due date. Furthermore, 5% of all factor payments to the Company are to be used to pay down the note. The note is secured by certain of the Company’s intellectual property. Additionally, until the loan is paid, if there is a trigger notice (loan is due or is called), the factor will pay to the stockholder all factor holdback amounts after collection of the related accounts receivable, less any factor fees. On September 21, 2015, the shareholder agreed to convert $81,250 of the $165,000 outstanding note to 506,421 shares of the Company’s common stock and the addition of the 25% penalty as stated above in the amount of $41,250, with a new note balance of $125,000, 15-month term and 8% interest. The Company recorded a loss on conversion in the amount of $55,484.  The note was repaid on April 1, 2016 including the accrued interest of $7,078. At September 30, 2016 and December 31, 2015, the accrued interest was zero and $4,578, respectively.

On August 10, 2015, the Company entered into an agreement with FacilityTeam of Ontario, Canada to settle a dispute that had arisen concerning payments for software development services. The Company agreed to pay to FacilityTeam $2,500 per month starting October 1, 2015 for 24 months and, pursuant thereto, took a charge in the third quarter of 2015 for the settlement amount of $60,000.  At September 30, 2016 and December 31, 2015, the outstanding balance was $30,000 and $52,500, respectively.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

Convertible Notes, Including Premiums

	September 30, 2016			December 31, 2015
Payable To	Principal	Premium	Principal, Including Premium	Principal	Premium	Principal, Including Premium
Vendor	$50,000	$50,000	$100,000	$50,000	$50,000	$100,000
Vendor	46,975	46,975	93,950	46,975	46,975	93,950
Total	$96,975	$96,975	$193,950	$96,975	$96,975	$193,950

Upon the consummation of the merger on April 1, 2015, the Company assumed a convertible promissory note of $50,000 due to a vendor of the Company which included a premium of $50,000 relating to its treatment as stock settled debt under ASC 480. The $50,000 convertible note accrues interest at 1% per month and is convertible into the Company’s common stock at a 50% discount to the average closing bid prices for the company’s common stock for the five days immediately preceding the conversion date.  An interest payment was made on January 11, 2016 in the amount of $3,230. The outstanding note balance at September 30, 2016 and December 31, 2015 was $50,000 and $50,000, respectively and accrued interest on September 30, 2016 and December 31, 2015 was $6,011 and $4,723, respectively. As previously disclosed, on May 23, 2016, the Company filed a lawsuit against, the holder of this note and another convertible note described below. The Company owes the principal and interest due under the notes and has sought to pay principal and interest of the note which first came due but its offer was rejected. As of the date of this report, the lawsuit remains unresolved. (see Notes 5 and 9)

Upon the consummation of the merger on April 1, 2015, the Company assumed a promissory note with a remaining principal balance of $44,325 bearing interest at 1.5% per month. The note holder gave 30-day notice to the Company on May 1, 2015 for the note to be repaid in full plus any interest due. On June 30, 2015, an Addendum to Promissory Note was executed providing that the payment of $46,975, $44,325 plus accrued interest of $2,650, in connection with the Debt Purchase Agreement represents the total settlement of the Note. Also, on June 30, 2015 a current shareholder and services provider agreed to assume the new $46,975 note with the existing terms and conditions and an addendum was signed for the assumption and making the note convertible into the Company’s common stock at a 50% discount to the average price of the Company’s common stock for the five trading days preceding conversion and the new Note is non-interest bearing. The addendum was treated as a debt extinguishment. The Company recorded a premium of $46,975 since the note was convertible at a fixed rate to a fixed monetary amount equal to $93,950 pursuant to ASC 480. On September 30, 2016 and December 31, 2015, the outstanding balance on the note was $93,950 which includes the $46,975 premium and there was accrued interest on September 30, 2016 and December 31, 2015 of $10,568 and $4,228, respectively. During the previous quarter, the new holder attempted a conversion into stock of a portion of the note. The Company determined that the conversion notice was invalid in several respects and rejected the conversion. As previously disclosed, on May 23, 2016, the Company filed a lawsuit against, the holder of this note and another convertible note described above. The Company owes the principal and interest due under the notes and has sought to pay principal and interest of the note which first came due but its offer was rejected. As of the date of this report, the lawsuit remains unresolved. (see Notes 5 and 9).

Note Payable – Third Party

	September 30, 2016		December 31, 2015
Payable To	Principal	Interest	Principal	Interest

Note payable	$1,800,000	14% + 2%	$—	—
Less unamortized discounts	659,418		—
Note payable, net	$1,140,582		$—

On March 31, 2016, the Company entered into a Securities Purchase Agreement with an institutional investor, which, together with the transaction documents referenced therein, provides for the terms in the following paragraph. The Company closed the Offering on April 1, 2016.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

The offering amount was $1,800,000 less a 5% original issue discount. The note is a senior debt obligation secured by substantially all assets of the Company and shares of all current and future subsidiaries as well as being guaranteed by each subsidiary but is not convertible into the Company’s stock. The senior secured note also contains certain default provisions and is subject to standard covenants such as restrictions on issuing new debt. In conjunction with the note, the Company issued a warrant exercisable for 2.5 million shares of common stock exercisable for five years at an exercise price of $0.35 per share. The warrants also contain certain anti-dilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions as well as a potential adjustment to the exercise price based on certain events. The relative fair value of the warrants of $466,031 was recorded as a debt discount and is being amortized to interest expense over the term of the debt. The note will mature three years from the closing date and will accrue interest at the rate of 14% per annum, payable monthly. The note will accrue additional interest at the rate of 2% per annum, compounding monthly, payable annually in arrears. The Company may choose to begin amortizing the principal at any time subject to prepayment premiums. Also, the Company agreed to an amended placement agent’s fee with respect to the placement of such loan which differed from the original terms agreed with the Placement Agent as that agreement had expired (see Note 5, Placement Agency Agreement). The amendment included (a) postponement of payment of the cash fee of $5,000 to 15 days of execution of the term sheet, (b) the closing fee was fixed to $137,000 (based on a $1.8 million debt funding) and three-year warrants for 200,000 shares at an exercise price of $0.40 per share and valued at their fair value of $43,272.  Other closing expenses totaled $40,000 plus another $10,000 of legal fees previously paid.  Total cash issue costs of $192,000, the original issue discount of $90,000, the warrant relative fair value of $466,031 and warrant fair value of $43,272 were recorded as debt discounts to be amortized over the three-year term of the debt.  Net proceeds were $1,518,000 after all issue costs.  Additionally, at closing, certain previously recorded obligations of the Company totaling $690,110, as discussed below, were paid directly from the lender reducing the actual proceeds to the Company.

On April 1, 2016, in conjunction with the closing of the aforementioned Securities Purchase Agreement, the sum of $558,032 was remitted out of the proceeds in final settlement of the litigation with CW Electric.  This amount consisted of $550,000 of the agreed settlement plus $8,032 of accrued interest. This represents full and final settlement of this matter, which is now closed.

On April 1, 2016, the Company directed the sum of $132,078 to be paid out of proceeds of the Securities Purchase agreement to a shareholder who held a note secured against part of the Company’s assets.  The payment of $125,000 in principal and $7,078 of accrued interest represents full payment of the note and the noteholder no longer holds any security against the assets.

On April 1, 2016, the Company made a payment of $142,000 (part of the $182,000 discussed above) to a placement agent as compensation for arrangement of financing through the aforementioned Securities Purchase Agreement.  The payment was deducted from proceeds of that agreement.  The Company issued 200,000 three-year warrants with an exercise price of $0.40 to the agent as additional compensation.  These amounts are broadly in line with the anticipated compensation agreed within the original placement agency agreement which was terminated in December, 2015.

NOTE 4 – LINE OF CREDIT

The Company assumed a line of credit with Wells Fargo Bank upon the closing of the merger on April 1, 2015. The line of credit provided for borrowings up to $40,000, but is now closed to future borrowing. The outstanding balance under the facility as of September 30, 2016 and December 31, 2015 was $38,827 and $40,216, respectively, including accrued interest. This line of credit has no maturity date. The annual interest rate is 10%.  The former CEO of the Company personally guaranteed the repayment of the outstanding amount.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Placement Agency Agreement

On July 1, 2015, duostech entered into a limited exclusive placement agent agreement in connection with the proposed offer and placement of up to $5,000,000 of securities, convertible instruments, private notes or loans (excluding a registered public offering) of the Company. The Agreement was for an initial term of 120 days. duostech paid an initial fee of $15,000 in connection with this engagement with an additional $5,000 due upon the acceptance by duostech of a valid term sheet. In the event of a transaction being concluded, the agent would have been paid 5% of senior debt that is not convertible and 8% cash plus 8% warrants of any equity based transaction. At the conclusion of the initial term no acceptable term sheet had been presented and the Company terminated the agreement on December 1, 2015. The parties agreed to continue working together without a formal agreement but with an understanding that should a term sheet be accepted and a subsequent financing be secured, Duos would honor the terms of the original agreement as described above.

On January 6, 2016, the Company entered into an agreement with an investment banker to provide general financial advisory and investment banking services. Services included, but not limited to in the agreement are to provide a valuation analysis of the Company, assist management and advise the Company with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances, capital requirements, potential national listing and working closely with the Company’s management team to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value. The Agreement is for an initial term of six months. The Company shall pay a non-refundable fee accruing at the rate of $10,000 per month, for the term of the agreement. These advisory fee payments will be accrued and deferred for payment until the earlier of 1) closing of a financing described in the agreement, 2) a closing of interim funding at which point fifty percent (50%) of the outstanding monthly advisory fee will be payable on the last day of the month following closing of the interim financing or 3) the termination of the agreement.  The Company issued to the investment banker 912,000 vested shares of the Company’s common stock as of the execution date of this agreement. In addition, the Company issued warrants for the purchase of 302,000 shares of the Company’s common stock. The warrants shall have a 5-year term and an exercise price of $0.30. (See Note 7)

On January 27, 2016, the Company entered into an agreement with a consultant to provide advisory services for an initial period of six months. The consultant will assist the Company with its objective of evaluating financing and other strategic options in connection with operational expansion and respond to any opportunities that arise in regard to strategic partnerships/acquisition/joint ventures or other business relationships that may advance revenue growth and enterprise value. Upon a qualified financing of at least $1,500,000 through a party introduced by the consultant, the Company agreed to issue up to $90,000 in equity or cash at the same rate and terms as the basis of the financing. In consideration for development services thirty days from the execution of this agreement, 20,000 shares of restricted common stock of the Company will be granted to the consultant or assigns and be issued within fifteen days of the grant. Also, 30,000 additional shares shall be granted to the consultant or assigns on completion of any transactions with a potential participant. In consideration for advisory services, the non-refundable sum of $5,000 was payable upon execution of the agreement with a further $5,000 to be deferred and paid upon the completion of any transaction with a potential participant.  On May 5, 2016, the Company cancelled the agreement due to lack of performance with the consultant who was to provide advisory services for an initial period of six months.  The Company paid an initial amount of $2,500 and no further compensation will be paid.  No shares of common stock were issued in connection with this agreement.

On May 13, 2016, the Company entered into an agreement with a consultant in the business of providing services for management consulting, business advisory, shareholder information and public relations for a period of three months.  During the Term of this Agreement, the Company will pay to the Consultant the sum of $3,000 per month.  The Company may accrue monthly fees without payment to the consultant until the company closes a qualified financing other than the first month’s retainer. Upon signing, the Company issued to the Consultant 125,000 shares of the Company’s restricted common stock for a total purchase price of $100 and recorded $27,400 as a prepaid asset to be amortized over the three-month term.  The Company amortized $27,400 to expense as of September 30, 2016. As of August 14, 2016, the agreement had expired and was not renewed in writing by the parties as called for in the agreement.  The Company continues to work with the Principal on certain potential funding arrangements that were started (but not consummated) during the period in which the contract was in effect.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

On September 1, 2016, the Company entered into an agreement with a registered investment broker, for the purposes of securing interim and long-term funding for the Company.  During the ninety-day term of this agreement, the Company will pay to the broker the sum of $50,000, certain travel expenses, plus 7% cash fee of the aggregate principle amount raised on a qualified financing. The Company has paid an initial amount of $6,500 to the broker and the broker has sent materials to qualified investors. As of the date of this report, the Company had not received any term sheets.

Litigation

On or about December 22, 2014, Corky Wells Electric (“CW Electric”) filed suit in the Circuit Court of Boyd County, Kentucky, against duostech demanding relief related to a promissory note issued by duostech to CW Electric on December 10, 2008 in the amount of $741,329. The suit was subsequently removed to the United States District Court for the Eastern District of Kentucky, Ashland Division. Previously, duostech entered into a “Stipulation for Settlement” on September 30, 2009 wherein CW Electric agreed to dismiss a previous lawsuit and duostech agreed to resume payments on the promissory note. In its suit, CW Electric contended that duostech breached the terms of that Stipulation for Settlement by not making the required number of payments at the times stipulated therein. CW Electric further contended that due to the breach of payment terms, under the terms of the promissory note, the outstanding amount continued to accrue interest at the rate of 18% per annum, which compounded monthly for a total of $1,411,650 due through the future final payment date.

Effective October 28, 2015, duostech and CW Electric entered into a Settlement and Release Agreement (the “Settlement Agreement”) pursuant to which the parties have agreed to settle the suit upon the payment by duostech to CW Electric of $550,000 (the “Settlement Amount”) by February 15, 2016. An agreed judgment, evidencing the Company’s agreement to pay the Settlement Amount, was signed by the parties (the “Agreed Judgment”) and such document deposited into escrow with CW Electric’s counsel. At the time of the payment of the Settlement Amount, the Agreed Judgment is to be returned to the Company for destruction.

Under the terms of the Settlement Agreement, duostech had until February 15, 2016 to pay the Settlement Amount and, if such amount was not paid by such date, then the Agreed Judgment was to be filed with the court and executed upon, with interest due at 12% per annum beginning February 15, 2016.

On February 9, 2016, duostech’s counsel informed CW Electric’s counsel that on February 5, 2016, Duos executed a term sheet with an investment fund which will, among other things, provide the funding for the settlement with C.W. Electric. At the time, Duos and the lender believed that the closing would take place during or prior to the second week in March. Consequently, Duos requested that C.W. Electric refrain from filing and/or executing on the Agreed Judgment attached to the Settlement Agreement until after the closing, as they were in the final stretches of obtaining the funding necessary to resolve this matter. CW Electric’s counsel agreed to an extension and following the filing of a respective joint motion, the District Court for the Eastern District of Kentucky entered an order of continuance until March 20, 2016 and further extended until April 20, 2016.  Payment was made in full upon the closing of the loan dated April 1, 2016.

A contingent lawsuit payable of $550,000 was reflected at March 31, 2016 and December 31, 2015 in the Company’s consolidated financial statements.  On April 1, 2016, CW has released the Company, duostech and affiliates from any action that could have been brought in the suit.

On April 27, 2016, the holder of two convertible notes issued a notice of conversion to the Company for a portion of one of the notes. The conversion notice was determined to be invalid as was a previous conversion notice issued on the other note during the quarter. A difference of opinion has arisen between the holder and the Company as to the mechanics of conversion and the Company had been in discussions to resolve those differences. On May 23, 2016, we filed a lawsuit against the holder. The suit alleges, amongst other things, that the officers and directors of Greentree that entered into the notes, failed to disclose legal facts with respect to their personal conduct in the past, which, had the Company known, would have made it unlikely that such transaction would have been consummated. The Company owes the principal and interest due under the notes and sought to pay principal and interest of the note which first came due, but the offer was rejected. On May 24, 2016, the Company learned through a third party that the holder had filed suit against the Company on May 12, 2016 for default on one of notes, but had not notified the Company or its attorneys, nor served either the Company or its attorneys. The Company was served shortly thereafter.  (See Note 9)

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

Delinquent Payroll Taxes Payable

As reported previously, the Company has a delinquent payroll tax payable at September 30, 2016 and December 31, 2015 in the amount of $94,470 and $244,470, respectively. The delinquent portion is included in the payroll taxes payable balance of $408,186 and $296,215, respectively, as shown on the Company’s consolidated balance sheet. The IRS has accepted the Company’s offer of a monthly installment agreement in the amount of $25,000 commencing March 28, 2016.  The monthly installment payments paid as of September 30, 2016 totals $150,000.  (See Note 9)

NOTE 6 – RELATED PARTIES

Notes, Loans and Accounts Payable

As of September 30, 2016 and December 31, 2015, there were various notes and loans payable to related parties totaling $611,352 and $486,964, respectively, with related unpaid interest of $67,563 and $50,873 respectively (see Note 3). The Company also has accounts payable-related parties due to officers for expense reimbursement and due to an affiliate for services in the total amount of $36,400 and $30,070 at September 30, 2016 and December 31, 2015, respectively.

Administrative Services Agreement

On December 1, 2002, the Company and the former parent entered into an Administrative Services Agreement whereby the former parent agreed to provide administrative and support services including but not limited to, (a) rent and general infrastructure, (b) human resource management services, and (c) accounting and financial services and other miscellaneous services. The monthly fee was subject to adjustments in accordance with the actual services rendered. There were no fees incurred with the former parent for the year ending December 31, 2015 and we will not incur any additional fees going forward. At September 30, 2016 and December 31, 2015, $11,788 and $5,173, respectively, was due to the former parent under this agreement and is included in Accounts payable - related parties as disclosed above.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Common stock issued for services and settlements

On January 6, 2016, the Company entered into an agreement with an investment banker to provide general financial advisory and investment banking services. Services included, but not limited to in the agreement are to provide a valuation analysis of the Company, assist management and advise the Company with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances, capital requirements, potential national listing and working closely with the Company’s management team to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value. The Agreement is for an initial term of six months. The Company shall pay a non-refundable fee accruing at the rate of $10,000 per month, for the term of the agreement. These advisory fee payments will be accrued and deferred for payment until the earlier of 1) closing of the financing described in the agreement, 2) a closing of interim funding at which point fifty percent (50%) of the outstanding monthly advisory fee will be payable on the last day of the month following closing of the interim financing or 3) the termination of the agreement. The Company has issued to the investment banker 912,000 vested shares of the Company’s common stock as of the execution date of this agreement.  In addition, the Company has issued warrants for the purchase of 302,000 shares of the Company’s common stock. The warrants have a 5-year term and an exercise price of $0.30.  As of September 30, 2016, the Company has accrued $60,000 which is unpaid and is recorded in accrued expenses on the Company’s consolidated balance sheet.

On January 22, 2016, Warrant Holders were granted 2,100 shares of common stock in exchange for existing 5,250 warrants resulting in a loss on settlement of $630 charged to operations.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

On April 1, 2016, the Company issued a warrant exercisable into 2.5 million shares with a term of five years and exercise price of $0.35 per share in conjunction with a Securities Purchase Agreement (see Note 3).  The Warrants also contain certain anti-dilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions as well as a potential adjustment to the exercise price based on certain events. The relative fair value of the warrants of $466,031 was recorded as a debt discount and will be amortized to interest expense over the term of the debt.

On April 1, 2016, the Company issued 200,000 three-year warrants with an exercise price of $0.40 to the placement agent as additional compensation for arrangement of financing through the Securities Purchase Agreement (see Note 3).  The fair value of the warrants of $43,272 was recorded as a discount and will be amortized to interest expense over the term of the debt.

The Company issued 253,977 shares of common stock for consulting services rendered valued at the quoted trading price on the respective grant date resulting in consulting expense of $35,000 in the nine months ended September 30, 2016.

In May 2016, the Company issued 125,000 shares of common stock for consulting services valued at the quoted trading price on the respective grant date resulting in prepaid consulting expense of $27,400 to be amortized over the three-month agreement term.

In August 2016, the Company’s Board of Directors approved a new class of Preferred Stock, “Series A”.  The Articles of Amendment Designating Preferences, Rights and Limitations of the Series A were filed with State on October 31, 2016.  The Series A authorized 500,000 of the Company’s 10 million “blank check” preferred stock with a stated value of $10 per share, an 8% cumulative dividend payable when and if declared by the Board and a provision to convert into the Company’s common stock at $0.18 per share.  If the holder elects to convert the Series A to common stock, the cumulative dividend amount will also be converted to common stock.  The Series A is redeemable by the holder after 3 years including all unconverted stated value and accrued dividends.  For shareholders who invested in previous private placements, the Company is offering on a case by case basis, the ability to convert the existing amount invested into an equivalent amount in the Series A on the condition that they invest an equivalent additional amount in the Series A.  As of September 30, 2016, several of the company’s shareholders had expressed interest in participating and the Company has received prepayments in the amount of $140,000 which have been recorded as accrued expenses, a current liability, as of September 30, 2016.  (See Note 9)

NOTE 8 – COMMON STOCK PURCHASE WARRANTS

Warrants

The following is a summary of activity for warrants to purchase common stock for the nine months ended September 30, 2016:

	September 30, 2016
	Number of Warrants	Weighted Avg. Exercise Price	Remaining Contractual Life (Years)
Outstanding at the beginning of the year	609,340	$.54	4.25
Warrants expired	(5,250)	6.67
Warrants issued with debt or debt modifications	3,002,000	.35	4.35
Warrants exchanged for common stock	(5,250)	6.67
Outstanding at end of period	3,600,840	.36	4.25
Exercisable at end of period	3,600,840	$.36	4.25

In the first quarter of 2016, 5,250 warrants were exchanged for 2,100 common shares resulting in a loss on exchange of $630 charged to operations.  During the same period, 1,500 warrants expired.

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONDENSED NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2016

(Unaudited)

The Company has issued warrants for the purchase of 302,000 shares of the Company’s common stock, which the warrants have a 5-year term and an exercise price of $0.30.  (See Note 5)

During the second quarter of 2016, 2,700,000 warrants were issued with the Securities Purchase Agreement and the amended Placement Agent Agreement.  During the same period, 3,750 warrants expired.

NOTE 9 – SUBSEQUENT EVENTS

On October 11, 2016, the Company received an $8,000 prepayment from a shareholder to invest into Series A Convertible Preferred Shares pending filing of the Articles of Amendment with the state of Florida.  This is in addition to $140,000 received during the reporting period for a total of $148,000.  In accordance with the articles, the Company will repurchase an equivalent dollar amount of shares from the investor such that the aggregate proceeds from the Series A will be $296,000 or 29,600 Preferred Shares as discussed in Note 7.  The Company will record Temporary Equity in the amount of $296,000 as the transactions are finalized. The Common Stock repurchased will be held on the Company’s balance sheet.

As of October 28, 2016, the Company was current with the $25,000 monthly installment plan with the IRS.  (See Note 5)

On October 31, 2016, the Company filed Articles of Amendment Designating Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the state of Florida.  (See Note 2)

On November 4, 2016, the Company was notified by its attorneys that motions were granted against the Company in a legal matter previously disclosed concerning Greentree Financial.  The motions were “without prejudice” and the Company intends to amend both our affirmative defenses and counterclaim to set forth additional information which we intend to submit to the court by November 21, 2016.  The Company continues to seek ways to settle the matter in order to avoid protracted litigation.  (See Note 5)

Shares of Common Stock

Warrants to Purchase       Shares of Common Stock

——————————

PROSPECTUS

——————————

Joseph Gunnar & Co.

[•], 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock and warrants being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Registration Fee		$3,186
FINRA Filing Fee*	$
NASDAQ Filing Fee*	$
Printing Fees and Expenses*	$
Accounting Fees and Expenses*	$
Legal Fees and Expenses*	$
Transfer Agent and Registrar Fees*	$
Miscellaneous Fees and Expenses*	$
Total	$

———————

*  Estimated expenses not presently known.

Item 14. Indemnification of Directors and Officers

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in,  or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Our Bylaws provides that we shall indemnify our officers, directors, and employees, and agents unless specifically approved in writing by the Board of Directors, to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act, or the FBCA, as it existed when the Bylaws were adopted or as it may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than were permitted prior to such amendment. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent; provided, however, that we shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by the our Board of Directors.

The Bylaws also provide that such rights of indemnification shall be a contract right and shall include the right to be paid by us for all reasonable expenses incurred in defending any such proceeding in advance of final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the FDCA have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our charter documents and Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable

Item 15. Recent Sales of Unregistered Securities

On January 27, 2014, the Company issued 25,000 shares of restricted common stock and warrants to purchase 18,750 shares of common stock, to an accredited investor in exchange for $60,000.

On February 10, 2014, the Company issued 22,255 shares of restricted common stock to an accredited investor in connection with the cashless exercise of warrants to purchase 18,750 and 20,625 shares of common stock.

On February 14, 2014, the Company issued 20,831 shares of restricted common stock and warrants to purchase 15,623 shares of common stock to an accredited investor in exchange for $50,000.

On May 5, 2014, the Company issued 5,000 shares of restricted Common Stock to Hayden IR as consideration for the conversion of four past due Hayden IR invoices which totaled $12.

On August 1, 2014, the Company issued 41,667 shares of restricted Common Stock to Sandbank Halpert LLC, as consideration for converted principal and interest payment of $100,000.

On October 30, 2014 the Company issued 84,653 shares of restricted Common Stock to Educational Group LLC and Greentree Financial Group as consideration for conversion of $80,045 in debt purchased from one of the Company’s lenders.

On March 31, 2015, the Company issued 50,000 shares of restricted Common Stock to Luceon LLC, a vendor to the Company, as consideration for a $20,000 partial settlement of an outstanding payable.

On April 1, 2015, the Company issued 19,387 shares of restricted Common Stock to holders of Warrants in conjunction with and subsequent to the merger agreement, in exchange for 33,750 existing warrants.

On May 20, 2015, the Company issued 100,000 shares of restricted Common Stock to Educational Group LLC as consideration for third party for consulting services.

On May 27, 2015 the Company issued 41,250 shares to Hayden IR as consideration for a $33,000 in outstanding invoices.

On June 30, 2015, the Company issued 141,205 shares of restricted common stock to the Company’s CFO as consideration for $56,482 of accrued salary.

On July 1, 2015, the Company issued 150,000 shares of restricted common stock to an accredited investor as consideration for the principal balance of a promissory note of $50,000.

On August 27, 2015, the Company issued 50,000 shares of restricted common stock to Caro Capital LLC in connection with a consulting agreement in exchange for $100.

On September 21, 2015, the Company issued 506,421 shares of common stock to an accredited investor and lender in exchange for an $81,250 portion of an outstanding convertible note.

On September 30, 2015 the Company issued 46,015 shares to Hayden IR as consideration for a $15,000 in outstanding invoices.

On September 30 2015, the Company issued 1,002,401 shares of common stock and 501,201 five year warrants to Sandbank Halpert LLC in exchange for a promissory note and accrued interest totaling $275,660 and as consideration for an extension of a $37,817 note.

On October 26, 2015, the Company issued 68,223 shares of restricted Common Stock to an accredited investor for conversion of a note valued at $20,467.

On October 26, 2015, the Company issued 136,986 shares of restricted Common Stock to an accredited investor for conversion of a note valued at $41,906.

On October 27, 2015, the Company issued 499,308 shares of restricted Common Stock to an accredited investor for conversion of a note valued at $149,792.

On October 28, 2015, the Company issued 358,758 shares of restricted Common Stock to an accredited investor for conversion of a note valued at $107,627.

On December 16, 2015, the Company issued 229,167 shares of restricted Common Stock to an accredited investor for conversion of a note valued at $68,750.

On December 30, 2015, the Company issued 166,667 shares of restricted Common Stock to an accredited investor for conversion of a note valued at $50,000.

On January 6, 2016, the Company issued 912,000 shares of the Company’s restricted common stock to Maxim LLC as consideration for general financial advisory and investment banking services.

On January 22, 2016, the company issued 2,100 shares of restricted common stock to an existing shareholder in exchange for existing 5,250 warrants.

On April 1, 2016, the Company issued a warrant exercisable into 2.5 million shares of Common Stock to GPB Capital Holdings in conjunction with and as further consideration for a Securities Purchase Agreement in the amount of $1,800,000.

On April 1, 2016, the Company issued 200,000 three-year warrants to the placement agent, Aegis Corp, as additional compensation for arrangement of financing through the Securities Purchase Agreement with GPB Capital Holdings.

On May 2016, the Company issued 125,000 shares of restricted common stock to Regal Venture Capital Partners in connection with a consulting agreement in exchange for $125.

On September 30, 2016 the Company issued 253,977 shares to Hayden IR as consideration for a $35,000 in outstanding invoices.

The securities issued pursuant to the above offerings were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act and/or Regulation D. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act. The sales were exempt under 4(a)(2) of the S-A and Rule 506 thereunder. Each investor acquired the securities for investment and without a view to distribution.

Item 16. Exhibits and Financial Statement Schedules

(a) EXHIBITS

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit No.	Exhibit Description

1.1†	Form of Underwriting Agreement
2.1

Merger agreement by and between Duos Technologies, Inc, Information Systems Associates, Inc., and Duos Acquisition Corporation dated on February 6, 2015 (incorporated by reference from the Current Report on Form 8-K filed on February 9, 2015).

2.2

First Amendment to Merger agreement by and between Duos Technologies, Inc, Information Systems Associates, Inc., and Duos Acquisition Corporation dated on March 15, 2015 (incorporated by reference from the Current Report on Form 8-K filed on March 19, 2015).

3.1	Amended and Restated Articles of Incorporation (incorporated by reference from the Current Report on Form 8-K filed on April 7, 2015)
3.2	Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from the Current Report on Form 8-K filed on July 13, 2015)
3.3	Bylaws of Duos Technologies Group, Inc. (incorporated by reference from the Current Report on Form 8-K filed on April 13, 2015)
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2016.)
4.2

Senior Secured Note, dated April 1, 2016, issued by Duos Technologies Group, Inc. (incorporated by reference to exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 6, 2016)

5.1†	Opinion of Lucosky Brookman LLP
10.1	Employment Agreement with Chief Executive Officer (incorporated by reference to Exhibit 10.1 to the Company’s Form 10-K filed with the Securities and Exchange Commission on March 31, 2016.)
10.2

Securities Purchase Agreement, dated March 31, 2016, by and between Duos Technologies Group, Inc. and the Schedule of Buyers attached thereto (incorporated by reference to exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 6 , 2016)

10.3

Security and Pledge Agreement, dated April 1, 2016, by and among Duos Technologies Group, Inc., each of the Company’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent) (incorporated by reference to exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 6 , 2016)

10.4

Guaranty, dated April 1, 2016, by and among each of Duos Technologies Group, Inc.’s Subsidiaries named therein and GPB Debt Holdings II, LLC (in its capacity as collateral agent) (incorporated by reference to exhibit 10.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 6 , 2016)

10.5

Warrant, dated April 1, 2016, issued by Duos Technologies Group, Inc. (incorporated by reference to exhibit 10.4 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 6 , 2016)

10.6	2016 Equity Incentive Plan (incorporated by reference to the Company’s proxy on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2016)

10.7†	Form of Investor Warrant
10.8†	Form of Warrant Agency Agreement
21	List of Subsidiaries (incorporated by reference to the Company’s form 10-K filed on April 1, 2015)
23.1*	Consent of Salberg & Company, P.A.
24.1†	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)
24.2*	Power of Attorney (included on the signature page of this Registration Statement)

———————

*	filed herewith
†	to be filed by amendment

(b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Warrenville, Illinois, on January 20, 2017.

Duos Technologies Group, Inc.

By:	/s/ Gianni B. Arcaini
Name: Gianni B. Arcaini Title: Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Gianni B. Arcaini, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gianni B. Arcaini	Chief Executive Officer (Principal Executive	January 20, 2017
Gianni B. Arcaini	Officer), Chairman of the Board

/s/ Adrian Goldfarb	Chief Financial Officer (Principal Accounting Officer),	January 20, 2017
Adrian Goldfarb	Director

/s/ Alfred J. Mulder	Director	January 20, 2017
Alfred J. Mulder